UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ADVANCED MICRO DEVICES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

SUNNYVALE, CALIFORNIA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend our 2017 annual meeting of stockholders (our “Annual Meeting”) to be held on Wednesday, April 26, 2017 at 9:00 a.m. Pacific Time at AMD, “Commons Building,” One AMD Place, Sunnyvale, California 94085. We are holding our Annual Meeting to:

•	Elect the eight director nominees named in this proxy statement;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•	Approve the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “2004 Plan”) to: (i) increase the number of authorized shares that can be awarded to our employees, consultants and directors under the 2004 Plan by 27 million shares; (ii) to prohibit the payment of dividends on unvested awards; and (iii) re-approve the material terms of the performance goals under the 2004 Plan;

•	Approve the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan;

•	Approve on a non-binding, advisory basis the compensation of our named executive officers (“Say-on-Pay”), as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”);

•	Approve on a non-binding, advisory basis the frequency of future Say-on-Pay votes (“Frequency of Say-on-Pay”); and

•	Transact any other business that properly comes before our Annual Meeting or any adjournment or postponement thereof.

We are pleased to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. As a result, we are mailing to our stockholders (other than those who previously requested printed or emailed materials on an ongoing basis) a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of printed copies of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the Internet and how you can receive printed or emailed copies of our proxy materials. We believe that providing our proxy materials over the Internet will lower our Annual Meeting’s cost and environmental impact, while increasing the ability of our stockholders to access the information that they need.

Stockholders of record at the close of business on February 27, 2017 and holders of proxies for those stockholders may attend and vote at our Annual Meeting. To attend our Annual Meeting in person, you must present valid photo identification, and, if you hold shares through a broker, bank, trustee or nominee (i.e., in street name), you must also present a letter from your broker or other nominee showing that you were the beneficial owner of the shares on February 27, 2017.

This year, we are also pleased to offer a virtual annual meeting at which our stockholders can view our Annual Meeting at AMD.onlineshareholdermeeting.com. Stockholders at the close of business on February 27, 2017 may also ask questions and vote at our Annual Meeting via the Internet. We hope this will allow our stockholders who are unable to attend our Annual Meeting in person to participate in our Annual Meeting.

Sincerely,

HARRY A. WOLIN

Senior Vice President and General Counsel

This notice of annual meeting is dated March 8, 2017 and will first be distributed and made available to the stockholders of Advanced Micro Devices, Inc. on or about March 8, 2017.

YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY

Important notice regarding Internet availability of proxy materials: This proxy statement and our

Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at

www.proxyvote.com and on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

2017 NOTICE OF MEETING AND PROXY STATEMENT

2017 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

2017 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

2017 NOTICE OF MEETING AND PROXY STATEMENT

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

In this proxy statement, the words “AMD,” the “Company,” “we,” “ours,” “us” and similar terms refer to Advanced Micro Devices, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

1.	Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
	A:	In accordance with rules adopted by the SEC, commonly referred to as “Notice and Access,” we may furnish proxy materials by providing access to the documents on the Internet, instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice was mailed on or about March 8, 2017 to stockholders of record on February 27, 2017 who have not previously requested to receive printed or emailed materials on an ongoing basis. The Notice instructs you as to how you may access our proxy materials on the Internet and how to vote on the Internet.

You may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions in the Notice. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of our annual meetings. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

2.	Q:	WHY AM I RECEIVING PROXY MATERIALS?
A:

Our board of directors (the “Board”) is providing these materials to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on Wednesday, April 26, 2017 at 9:00 a.m. Pacific Time at AMD, “Commons Building,” One AMD Place, Sunnyvale, California 94085. Our stockholders as of the close of business on February 27, 2017, the record date for our Annual Meeting, are invited to attend our Annual Meeting and are requested to vote on the items described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

3.	Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?
A:

The proxy materials for our Annual Meeting include the Notice, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “Annual Report”). If you received a printed copy of these materials, the proxy materials also include a proxy card or voting instruction form.

4.	Q:	HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?
A:

The Notice, proxy card and voting instruction form contain instructions on how you may access our proxy materials on the Internet and how to vote on the Internet. Our proxy materials are also available at www.proxyvote.com and the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

5.	Q:	WHO IS SOLICITING MY VOTE?
A:

This proxy solicitation is being made by the Board of Advanced Micro Devices, Inc. We have retained MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including MacKenzie’s fees and expenses, which we expect to be approximately $35,000.

6.	Q:	WHO IS ENTITLED TO VOTE?
	A:	Stockholders as of the close of business on February 27, 2017, the record date for our Annual Meeting, are entitled to vote on all items properly presented at our Annual Meeting. On the record date, 941,398,733

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers (continued)

shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held on the record date. A list of these stockholders will be available during regular business hours at our headquarters, located at One AMD Place, Sunnyvale, California 94085, from our Corporate Secretary at least ten days before our Annual Meeting. The list of stockholders will also be available at the time and place of our Annual Meeting.

7.	Q:	WHAT AM I BEING ASKED TO VOTE ON?
	A:	You may vote on:
	•	Proposal 1: Election of the eight director nominees named in this proxy statement.
	•	Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
	•	Proposal 3: Approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “2004 Plan”) to: (i) increase the number of authorized shares that can be awarded to our employees, consultants and directors under the 2004 Plan by 27 million shares; (ii) to amend the plan to prohibit the payment of dividends on unvested awards; and (iii) re-approve the material terms of the performance goals under the 2004 Plan.
	•	Proposal 4: Approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”).
	•	Proposal 5: Approval on a non-binding, advisory basis of the compensation of our named executive officers (“Say-On-Pay”).
	•	Proposal 6: Approve on a non-binding, advisory basis the frequency of future Say-on-Pay votes (“Frequency of Say-on-Pay”).
	•	Such other business as may properly come before our Annual Meeting or any adjournment or postponement of our Annual Meeting.
8.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
	A:	The Board recommends that you vote:
	•	FOR each of the eight director nominees named in this proxy statement.
	•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
	•	FOR the approval of the amendment and restatement of the 2004 Plan.
	•	FOR the approval of the ESPP.
	•	FOR the Say-On-Pay proposal.
	•	FOR “ONE (1) YEAR” on the Frequency of Say-on-Pay proposal.
9.	Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
	A:	Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to AMD or to vote at our Annual Meeting. If you requested to receive printed proxy materials, we have enclosed a proxy card for you to use, as described in the Notice and under Question 10 below. You may also vote on the Internet, or by telephone, as described in the Notice and under Question 10 below. You are also invited to attend our Annual Meeting in person or via the Internet.
Beneficial Owner. If your shares are held in an account in the name of a brokerage firm, bank, broker-dealer, trust or other similar organization (i.e., in street name), like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice should be forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares, and you are also invited to attend our Annual Meeting in person or via the Internet, as

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Questions and Answers (continued)

described in the Notice and under Question 12 below. You may not vote your shares in person at our Annual Meeting unless you obtain a “legal proxy” from the broker or other nominee that holds your shares giving you the right to vote the shares at our Annual Meeting and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on February 27, 2017.

10.	Q:	WHO CAN ATTEND THE ANNUAL MEETING? CAN I VOTE AT THE ANNUAL MEETING? CAN I ATTEND THE ANNUAL MEETING VIA THE INTERNET?
	A:	You can attend our Annual Meeting in person or you can attend and participate via the Internet.
Attending in Person. Only stockholders as of the close of business on February 27, 2017 (the record date for our Annual Meeting), holders of valid proxies for those stockholders and other persons invited by us can attend our Annual Meeting in person. To attend our Annual Meeting in person, you must present valid photo identification, such as a driver’s license or passport, and if you were a beneficial owner, you must also present a letter from your broker or other nominee showing that you were the beneficial owner of the shares on February 27, 2017. If you were a stockholder of record on February 27, 2017, you may vote your shares in person at our Annual Meeting. If you were a beneficial owner on February 27, 2017, you must also bring a legal proxy from your broker or other nominee to vote your shares in person at our Annual Meeting.

Attending and Participating via the Internet. Stockholders may also attend our Annual Meeting via the Internet at AMD.onlineshareholdermeeting.com. Stockholders of record and beneficial owners as of the close of business on February 27, 2017 may also submit questions and vote while attending the meeting via the Internet. Instructions on how to attend and participate at our Annual Meeting via the Internet are posted at AMD.onlineshareholdermeeting.com. To demonstrate proof of stock ownership, you will need to enter the 12-digit control number received with your Notice or proxy materials to submit questions and vote at our Annual Meeting via the Internet. We have retained Broadridge Financial Solutions (“Broadridge”) to host our virtual annual meeting and to distribute, receive, count and tabulate proxies. On the day of our Annual Meeting, Broadridge, the host of our virtual annual meeting, may be contacted at 1(955) 449-0991, and will be available to answer your questions regarding how to attend and participate at our Annual Meeting via the Internet.

11.	Q:	IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?
	A:	If you are a stockholder of record you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can vote by mail, telephone (from the United States and Canada) or the Internet pursuant to instructions provided on the proxy card provided to you with your printed proxy materials.

You may also vote in person at our Annual Meeting. A ballot will be given to you upon request when you arrive at our Annual Meeting. You may also vote while attending our Annual Meeting via the Internet, as described in Question 10 above. Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

12.	Q:	IF I AM A BENEFICIAL OWNER, HOW DO I VOTE?
	A:	If you are a beneficial owner, you may submit your voting instructions by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can submit your voting instructions by following the instructions in the voting instruction form provided to you by your broker or other nominee. We urge you to instruct your broker or other nominee how to vote on your behalf. As described more fully under Question 14, your broker or other nominee cannot vote on certain items without your instructions.

Alternatively, you can vote in person at our Annual Meeting, but you must bring to our Annual Meeting a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on February 27, 2017. You may also vote while attending our Annual Meeting via the Internet, as described in Question 10 above. Even if you plan to attend our Annual Meeting, we recommend that you also submit your voting instructions as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

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Questions and Answers (continued)

13.	Q:	WHAT IF I AM A STOCKHOLDER OF RECORD AND DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY CARD OR VOTING BY TELEPHONE OR THE INTERNET?
A:

If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as specified in Question 8 above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

14.	Q:	WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER OR OTHER NOMINEE? WHAT IS A BROKER NON-VOTE?
	A:	As a beneficial owner, in order to ensure your shares are voted, you must provide voting instructions to your broker or other nominee by the deadline provided in the materials you receive from your broker or other nominee. If you do not provide voting instructions to your broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Non-Discretionary Items. The election of directors, the amendment and restatement of the 2004 Plan, approval of the ESPP, the Say-on-Pay proposal and the Frequency of Say-on-Pay proposal are non-discretionary items and may not be voted on by brokers or other nominees who have not received specific voting instructions from beneficial owners. A broker non-vote occurs when your broker or other nominee has not received instructions from you as to how to vote your shares on a proposal and does not have discretionary authority to vote your shares on that proposal.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year is a discretionary item. Generally, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

15.	Q:	CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
A:

Yes. You may change your vote at any time before the voting concludes at our Annual Meeting. You may vote by proxy again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to our Annual Meeting will be counted), by signing and returning a new proxy card with a later date or by attending our Annual Meeting and voting in person or via the Internet. However, your attendance at our Annual Meeting in person or via the Internet will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request in writing that your prior proxy be revoked.

16.	Q:	WHAT IS A “QUORUM”?
A:

For the purposes of our Annual Meeting, a “quorum” is the presence, in person or by proxy, by the holders of a majority of the voting power of the outstanding shares entitled to vote at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

17.	Q:	WHAT IS THE VOTING REQUIREMENT FOR EACH PROPOSAL TO PASS?
	A:	Election of Directors. Each of the eight director nominees will be elected if each of them receives the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the outcome of these elections. Each director nominee has submitted a written resignation that will be effective if he or she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized committee of the Board or the Board.
Ratification of the Appointment of our Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

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Questions and Answers (continued)

Amendment and Restatement of the 2004 Plan. The proposal to amend and restate the 2004 Plan requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Approval of the ESPP. The proposal to approve the ESPP requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Say-On-Pay Proposal. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Because your vote is advisory, it will not be binding on the Board, the Compensation and Leadership Resources Committee (the “Compensation Committee”) or us. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions about our executive compensation program. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Frequency of Say-on-Pay Proposal. Approval, on an advisory basis, of whether the Say-on-Pay vote should occur every 1 year, 2 years or 3 years pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. We will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been approved by our stockholders. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or us. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions about our executive compensation program. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

18.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A:

We will announce preliminary voting results at our Annual Meeting and publish voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after our Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and the final voting results in an amendment to the Form 8-K as soon as they become available.

19.	Q:	IS MY VOTE CONFIDENTIAL?
A:

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge and handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit Broadridge to tabulate and certify the vote and as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

20.	Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED IN THIS PROXY STATEMENT BE CONDUCTED?
A:

We do not know of any business to be considered at our Annual Meeting other than the items described in this proxy statement. If any other business is presented at our Annual Meeting, your proxy gives authority to each of Dr. Lisa T. Su, our President and Chief Executive Officer, and Beth Ozmun, our Corporate Secretary, to vote on such matters at their discretion.

21.	Q:	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING DUE?
	A:	For stockholder proposals to be considered for inclusion in the proxy statement for our 2018 annual meeting of stockholders, they must be submitted in writing to Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94085, Attention: Corporate Secretary and received by us on or before November 8, 2017. In addition, for directors to be nominated or other stockholder proposals to be properly presented at

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Questions and Answers (continued)

our 2018 annual meeting of stockholders (but not included in our proxy materials), a separate notice of any nomination or proposal must be received by us between December 27, 2017 and January 26, 2018. If our 2018 annual meeting of stockholders is not held within 30 days of April 26, 2018, to be timely, the stockholder’s notice must be received by us no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2018 annual meeting of stockholders was made or the notice of our 2018 annual meeting of stockholders is mailed. The public announcement of an adjournment or postponement of our 2018 annual meeting of stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. More information about the notice period and information required to be included in a stockholder’s notice of a nomination is included under “Consideration of Stockholder Nominees for Director” below.

22.	Q:	WHAT IS HOUSEHOLDING AND HOW DO I OBTAIN A SEPARATE SET OF PROXY MATERIALS IF I SHARE AN ADDRESS WITH OTHER STOCKHOLDERS?
A:

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of the Notice and, if applicable, our printed proxy materials to stockholders of record who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written or oral request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, contact us at 1(408) 749-4000 or at Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94085, Attention: Corporate Secretary, or by email to Corporate.Secretary@amd.com. If you would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge at 1(800) 542-1061.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements concerning Advanced Micro Devices, Inc. that involve risks, uncertainties and assumptions, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements are commonly identified by words such as “would,” “intends,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. Investors are cautioned that the forward-looking statements in this proxy statement are based on current beliefs, assumptions and expectations, speak only as of the date of this proxy statement and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in our Securities and Exchange Commission filings, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2016.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Our Board currently consists of nine members. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following eight nominees: Mr. John E. Caldwell, Ms. Nora M. Denzel, Mr. Nicholas M. Donofrio, Mr. Joseph A. Householder, Mr. Michael J. Inglis, Mr. John W. Marren, Dr. Lisa T. Su and Mr. Ahmed Yahia for election to the Board at the Annual Meeting. Mr. Bruce L. Claflin, currently a member of the Board, is not standing for re-election at the Annual Meeting.

All directors are elected annually and serve a one-year term until our next annual meeting or until such director’s successor is appointed. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote for the election of these nominees, unless you instruct otherwise.

Directors are strongly encouraged to attend annual meetings of our stockholders. At the 2016 Annual Meeting of Stockholders the directors in attendance were Mr. Caldwell, Mr. Claflin, Mr. Donofrio, Mr. Inglis, Dr. Su and Mr. Yahia. Mr. Martin L. Edelman, who served as a director from February 2013 until February 2017, also attended. Mr. Householder and Ms. Denzel were unable to attend.

Director Experience, Skills and Qualifications

Our goal is to assemble a knowledgeable and highly-qualified Board that operates cohesively and works with management in a constructive way to deliver long-term value to our stockholders. We believe that the nominees set forth below, all of whom are currently directors of AMD, possess valuable experience necessary to guide us in the best interests of our stockholders. Our current Board consists of individuals with proven records of success in their chosen professions. They possess the highest integrity and a keen intellect. They are collegial, yet independent in their thinking, and are committed to the hard work necessary to be informed about the semiconductor industry, us and our key constituents, including our customers, stockholders and management. Most of our directors have broad technology sector experience, including expertise in semiconductor technology, innovation and strategy. Several members of the Board are current or former chief executive officers, thereby providing the Board with practical understanding of how large organizations operate, including the importance of employee development and retention. They also understand strategy and risk management and how these factors impact our operations.

Certain information regarding each of the nominees is set forth below, including his or her experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that the individual should serve as a director on the Board, as well as his or her principal occupation. Each nominee’ s former directorships on public company boards during the past five years are included in a table set forth below—Former Directorships During the Last Five Years. The age of each director is as of our Annual Meeting.

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Item 1—Election of Directors (continued)

John E. Caldwell Director since October 2006 and Chairman of the Board since May 2016 Age: 67 Board Committees: Nominating and Corporate Governance Committee (Chair) and Audit and Finance Committee

Mr. Caldwell served as President and Chief Executive Officer of SMTC Corporation (an electronics manufacturing services company) from March 2003 until he retired in March 2011. Before joining SMTC, Mr. Caldwell served as chair of the restructuring committee of the board of directors of The Mosaic Group (a marketing services provider) from October 2002 to September 2003, as President and Chief Executive Officer of GEAC Computer Corporation, Ltd. (a computer software company) from October 2000 to December 2001 and as President and Chief Executive Officer of CAE Inc. (a simulation technologies and integrated training solutions provider for the civil aviation and defense industries) from June 1993 to October 1999. In addition, Mr. Caldwell has served in a variety of senior executive positions in finance, including Senior Vice President of Finance and Corporate Affairs of CAE and Executive Vice President of Finance and Administration of Carling O’Keefe Breweries of Canada. Over the course of his career, Mr. Caldwell has served on the audit committees of ten public companies. Mr. Caldwell has been a director of Faro Technologies, Inc. since 2002 and of IAMGOLD Corporation since 2006. Mr. Caldwell holds a bachelor of commerce degree from Carleton University, Ontario, and is a chartered professional accountant with the Chartered Professional Accountants of Ontario. Mr. Caldwell is an author and lecturer on the subject of board oversight of enterprise risk.

Director Qualifications: Mr. Caldwell brings to the Board extensive and diversified general management, financial management and risk assessment experience as a result of his experience at SMTC, his other executive management experience and his service as a director on the boards of directors of other public companies.

Nora M. Denzel Director since March 2014 Age: 54 Board Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Ms. Denzel most recently served as interim Chief Executive Officer of Outerwall Inc. (an automated retail solutions provider) from January to August 2015. Prior to Outerwall, Ms. Denzel held various executive management positions from February 2008 through August 2012 at Intuit Inc. (a cloud financial management software company), including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise, formerly, Hewlett-Packard Company (a technology software, services and hardware provider), including Senior Vice President and General Manager Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to HP Enterprise, Ms. Denzel held executive positions at Legato Systems Inc. (a data storage management software company purchased by EMC) and IBM. Ms. Denzel serves as a member of the board of directors of Ericsson (since March 2013) and Outerwall (since March 2013). She holds a master of business administration degree from Santa Clara University and a bachelor of science degree in computer science from the State University of New York.

Director Qualifications: Ms. Denzel brings to the Board more than 25 years of technology, software and leadership experience as a result of her experience at Intuit, Hewlett-Packard and IBM and her experience on the boards of directors of other public companies.

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Item 1—Election of Directors (continued)

Nicholas M. Donofrio Director since November 2009 Age: 71 Board Committees: Innovation and Technology Committee (Chair), Compensation Committee, and Nominating and Corporate Governance Committee

Mr. Donofrio held a variety of executive and technical management positions during his 44-year career at IBM in its server, advanced workstations, personal computing, manufacturing and semiconductor development divisions, including as Senior Vice President, Technology and Manufacturing from 1997 to 2005 and as Executive Vice President, Innovation and Technology from 2005 until his retirement in September 2008. Mr. Donofrio holds seven technology patents and is a member of numerous technical and science honor societies. He is a Life Fellow of the Institute for Electrical and Electronics Engineers, a Fellow of the UK-based Royal Academy of Engineering and the American Academy of Arts and Sciences. Mr. Donofrio is also a member of the U.S.-based National Academy of Engineering. Mr. Donofrio is the recipient of numerous awards. For example, in 2006, he was named among Business Week magazine’s 25 Top Innovation Champions, and in 2008 was awarded the Renaissance Engineer Award by the Society of Hispanic Professional Engineers for his commitment and promotion of Science, Technology, Engineering and Mathematics for the U.S. Hispanic Community. In 2003, he received the Rodney D. Chipp Memorial Award by the Society of Women Engineers for his contributions to the advancement of women in the engineering field. Mr. Donofrio has been a director of The Bank of New York Mellon Corporation since 1998 and a director of Delphi Automotive PLC since 2009. Mr. Donofrio has a bachelor of science degree in electrical engineering from Rensselaer Polytechnic Institute and a master of science in the same discipline from Syracuse University.

Director Qualifications: Mr. Donofrio brings to the Board significant expertise in the areas of semiconductor technology and manufacturing, system design and integration, and is able to provide us with valuable insight and guidance regarding technological and innovation strategies as well as the development and retention of our technical employee population.

Joseph A. Householder Director since September 2014 Age: 61 Board Committees: Audit and Finance Committee (Chair) and Nominating and Corporate Governance Committee

Mr. Householder is Corporate Group President, Infrastructure Business for Sempra Energy (a worldwide provider of energy infrastructure and gas and electric utilities). From 2011 to 2017, Mr. Householder was the Executive Vice President and Chief Financial Officer of Sempra Energy. From 2006 to 2011, Mr. Householder was Senior Vice President, Controller and Chief Accounting Officer of Sempra Energy responsible for financial reporting, accounting and controls and tax functions for all Sempra Energy companies. Prior to this role, he served as Vice President of Corporate Tax and Chief Tax Counsel for Sempra Energy. Prior to joining Sempra Energy in 2001, Mr. Householder was a partner at PricewaterhouseCoopers in the firm’s national tax office. From 1986 to 1999, he served in a number of legal and financial roles at Unocal Corporation, including ultimately as Vice President of Corporate Development and Assistant Chief Financial Officer, where he was responsible for worldwide tax planning, financial reporting and forecasting and mergers and acquisitions. He also serves on the board of directors of Infraestructura Energetica Nova (IEnova, a majority-owned subsidiary of Sempra Energy that is publicly traded in Mexico). In addition, Mr. Householder is a member of the Tax Executives Institute, the American Institute of Certified Public Accountants, the State Bar of California and the American Bar Association. He holds a bachelor of science degree in business administration from the University of Southern California and a juris doctor degree from Loyola Law School.

Director Qualifications: Mr. Householder brings to the Board significant financial and operational expertise as a result of his chief financial officer experience at Sempra Energy, his experience as a partner of PricewaterhouseCoopers and his experience at Unocal Corporation.

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Item 1—Election of Directors (continued)

Michael J. Inglis Director since March 2014 Age: 57 Board Committees: Audit and Finance Committee, Innovation and Technology Committee and Nominating and Corporate Governance Committee

Mr. Inglis held several senior executive positions between 2002 and 2013 at ARM Holdings plc (a semiconductor intellectual property supplier), including as Executive Vice President, Sales and Marketing, as Executive Vice President, General Manager, Processor Division, and as Chief Commercial Officer. Before joining ARM, Mr. Inglis was a Principal at A.T. Kearney (a global management consulting firm) from 1999 to 2001. Mr. Inglis served as General Manager, Smartcard Division and European Hi-End Microprocessor Operations Manager amongst various roles at Motorola Semiconductor from 1991 to 1998. In addition, Mr. Inglis has held a number of operational and marketing positions at Texas Instruments (a global semiconductor company), BIS Macintosh (an electronics market research firm) and Fairchild Camera and Instrument (a semiconductor company). Mr. Inglis served on the board of directors of ARM from 2002 until his retirement in March 2013. Mr. Inglis is a member of the board of directors of IIika plc (since July 2015) and BT Group plc (since September 2015). Mr. Inglis has a master of business administration degree from Cranfield School of Management and a bachelor of science degree in electronic and electrical engineering from Birmingham University. In addition, Mr. Inglis is a Chartered Engineer and a Member of the Chartered Institute of Marketing.

Director Qualifications: Mr. Inglis brings to the Board senior leadership, management, and sales and marketing expertise, as well as his experience gained from serving as a director on the boards of other public companies. He also provides his broad understanding of the semiconductor industry.

John. W. Marren Director since February 2017 Age: 54 Board Committees: Audit and Finance Committee and Nominating and Corporate Governance Committee

Mr. Marren was a Senior Partner and the Head of Technology Investments of TPG Capital from 2000 until his retirement in December of 2015. From 1996 through 2000, Mr. Marren was a Managing Director at Morgan Stanley, most recently as Co-Head of the Technology Investment Banking Group. From 1992 to 1996, he was a Managing Director and Senior Semiconductor Research Analyst at Alex Brown & Sons. While at Morgan Stanley and Alex Brown & Sons, Mr. Marren was a frequent member of the Institutional Investor All-American Research Team, which recognizes the top research analysts on Wall Street. Prior to Alex Brown, Mr. Marren spent seven years in the semiconductor industry working for VLSI Technology and Vitesse Semiconductor. Mr. Marren currently serves on a number of private company boards including Avaya Inc., Infinidat, Inc. and Isola Group. He is a Trustee of the University of California, Santa Barbara, and he serves on the US Olympic and Paralympic Foundation Board. Mr. Marren holds a bachelor of science degree in electrical engineering from the University of California, Santa Barbara.

Director Qualifications: Mr. Marren brings to the Board extensive financial knowledge and technology experience as a result of his prior work at TPG Capital and Morgan Stanley. Mr. Marren also provides the Board with valuable corporate governance insight from his past and present service on private and public company boards.

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Item 1—Election of Directors (continued)

Dr. Lisa T. Su Director since October 2014 Age: 47

Dr. Lisa T. Su is AMD’s President and Chief Executive Officer and also serves on the company’s board of directors. Previously, she was Chief Operating Officer responsible for integrating AMD’s business units, sales, global operations and infrastructure enablement teams into a single market-facing organization responsible for all aspects of product strategy and execution. Dr. Su joined AMD in January 2012 as Senior Vice President and General Manager, global business units and was responsible for driving end-to-end business execution of AMD’s products and solutions. Prior to joining AMD, Dr. Su served as Senior Vice President and General Manager, Networking and Multimedia at Freescale Semiconductor, Inc., and was responsible for global strategy, marketing and engineering for the company’s embedded communications and applications processor business. Dr. Su joined Freescale in 2007 as Chief Technology Officer, where she led the company’s technology roadmap and research and development efforts. Dr. Su spent the previous 13 years at IBM in various engineering and business leadership positions, including Vice President of the Semiconductor Research and Development Center responsible for the strategic direction of IBM’s silicon technologies, joint development alliances and semiconductor R&D operations. Prior to IBM, she was a member of the technical staff at Texas Instruments in the Semiconductor Process and Device Center (SPDC) from 1994 to 1995. Dr. Su has bachelor’s, master’s and doctorate degrees in electrical engineering from the Massachusetts Institute of Technology (MIT). She has published more than 40 technical articles and was named a Fellow of the Institute of Electronics and Electrical Engineers (IEEE) in 2009. Dr. Su was named “2014 Executive of the Year” at the EETimes and EDN 2014 ACE Awards and was honored in MIT Technology Review’s Top 100 Young Innovators in 2002. She also serves on the board of directors of Analog Devices.

Director Qualifications: As our President and Chief Executive Officer, Dr. Su brings to the Board her expertise and proven leadership in the global semiconductor industry as well as valuable insight into our operations, management and culture, providing an essential link between the management and the Board on management’s perspectives.

Ahmed Yahia Director since November 2012 Age: 44 Board Committee: Innovation and Technology Committee

Mr. Yahia is CEO of the Technology & Industry global platform of Mubadala Development Company PJSC (“Mubadala”), where he oversees Mubadala’s technology, metals, mining and utilities portfolio. He is also a member of Mubadala’s Investment Committee, which is mandated to develop Mubadala’s investment policies, establish investment guidelines and review all proposed projects and investments to ensure they are in line with Mubadala’s business objectives. From March 2001 to February 2010, Mr. Yahia was a partner of McKinsey & Company where the central theme of his work was corporate performance transformations, business building and industrial sector development. Mr. Yahia was also the Managing Partner of McKinsey’s Abu Dhabi practice. Mr. Yahia serves on the board of directors of several private companies, including GLOBALFOUNDRIES Inc. and Emirates Global Aluminum PJSC. Mr. Yahia also serves as a non-executive director of National Central Cooling Company (Tabreed) (publicly traded in the United Arab Emirates). Mr. Yahia holds a master of science degree in mechanical engineering/product strategy from the Massachusetts Institute of Technology and a bachelor of science degree in industrial engineering from the Ecole Centrale Paris.

Director Qualifications: Mr. Yahia’s experience as the CEO of the Technology and Industry global platform of Mubadala and as a former partner of McKinsey & Company provides the Board with expertise in corporate strategy development, corporate performance transformations and operations.

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Item 1—Election of Directors (continued)

Former Directorships in Public Companies in the Last Five Years

The table below sets forth the list of public companies on which our director nominees formerly served over the last five years including the name of the company and duration of service. Our director nominees do not currently serve on the boards of the companies listed below.

Director	Name of the Company	Term of Past Directorship
Nora M. Denzel	Saba Software, Inc.	2011—2015
	Overland Storage, Inc.	2008—2013
Nicholas M. Donofrio	—	—
Joseph A. Householder	Southern California Gas Company	2010—2015
	San Diego Gas and Electric Company	2010—2015
Michael J. Inglis	ARM	2002—2013
	Pace plc	2008—2016
John W. Marren	MEMC	2001—2012
	Quantenna	2011—2014
	Freescale	2007—2015
Lisa T. Su	—	—
Ahmed Yahia	SMN Power Holding SAOG	2011—2013

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on the Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board at our 2018 annual meeting of stockholders must be a stockholder of record, both when they give us notice and at our 2018 annual meeting, must be entitled to vote at our 2018 annual meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. For our 2018 annual meeting of stockholders, the notice must be delivered between December 27, 2017 and January 26, 2018. However, if our 2018 annual meeting of stockholders is not held within 30 days of April 26, 2018, the stockholder’s notice must be delivered no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of our 2018 annual meeting was made or the day the notice of our 2018 annual meeting is mailed. The public announcement of an adjournment or postponement of our 2018 annual meeting of stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement. Notwithstanding the foregoing, if the number of directors to be elected to the Board at an annual meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our Corporate Secretary not later than the close of business on the tenth day following the day on which we first make such public announcement. The stockholder’s notice must be updated and supplemented as set forth in our bylaws. The stockholder’s notice must include the following information for the person making the nomination:

•	name, age, nationality, business and residence addresses;

•	principal occupation and employment;

•	the class and number of shares owned beneficially or of record;

•	any derivative, swap or other transaction which gives economic risk similar to ownership of shares;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares;

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Item 1—Election of Directors (continued)

•	any agreement, arrangement, understanding or relationship engaged in to increase or decrease the level of risk related to, or the voting power with respect to, our shares, or that provides the opportunity to profit from a decrease in price or value of shares;

•	any performance-related fees that the nominating person is entitled to, based on any increase or decrease in the value of any shares; and

•	any other information required by the SEC to be disclosed in a proxy statement.

The stockholder’s notice must also include the following information for each proposed director nominee:

•	financial or other material relationships between the nominating person and the nominee during the past three years;

•	the same information as for the nominating person (see above); and

•	all information required to be disclosed in a proxy statement in connection with election of directors.

The Chair of our Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other Board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee in the section entitled “Meetings and Committees of the Board of Directors–Board Committees.” The nominee must be willing to provide a written questionnaire, representation and agreement, if requested by us, and any other information reasonably requested by us in connection with our evaluation of the nominee’s independence.

Communications with the Board or Non-Management Directors

Anyone who wishes to communicate with our Board or with non-management directors may send their communications in writing to One AMD Place, Sunnyvale, California 94085, Attention: Corporate Secretary or send an email to Corporate.Secretary@amd.com. Our Corporate Secretary will forward all of these communications to our Chairman of the Board.

Required Vote

At our Annual Meeting, our directors will be elected using a majority vote standard with respect to uncontested elections, such as this election. This standard requires that each director receive the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the outcome of these director elections. Each director nominee has submitted a written resignation that will be effective if he or she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized Board committee or the Board.

Recommendation of the Board Directors

The Board of Directors unanimously recommends that you vote FOR each of the director nominees. Unless you vote otherwise, your proxy will vote FOR the proposed nominees.

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CORPORATE GOVERNANCE

The Board has adopted the Principles of Corporate Governance (“Governance Principles”) to address significant corporate governance issues. The Governance Principles provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Governance Principles and recommending any changes to the Governance Principles to the Board.

Director Independence

The Governance Principles provide that a substantial majority of the members of the Board must meet the criteria for independence as required by applicable law and the listing rules of the Nasdaq Stock Market (“Nasdaq”). Among other criteria, no director qualifies as independent unless the Board determines that the director has no direct material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. On an annual basis, the Board undertakes a review of director independence. The Board determined that all directors who served during fiscal 2016 and all of our director nominees, other than Messrs. Edelman, John R. Harding and Yahia and Dr. Su, are independent in accordance with SEC and Nasdaq rules. Mr. Harding served as a member of the Board until May 2016. In determining that Mr. Donofrio is independent, the Board considered our payments to Liberty Mutual Insurance Company, a subsidiary of Liberty Mutual Holding Company Inc., in fiscal 2016 and payments made to the National Association of Corporate Directors (“NACD”) in fiscal 2016. Mr. Donofrio is a member of the board of directors of Liberty Mutual Holding Company Inc. and a member of the board of directors of NACD.

In determining that Ms. Denzel is independent, the Board considered payments to the NACD in fiscal 2016. Ms. Denzel is a member of the board of directors of the NACD, Northern California Chapter.

The Board also determined that each of the members of the Audit and Finance, Nominating and Corporate Governance and Compensation and Leadership Resources Committees are independent in accordance with SEC and Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

During fiscal 2016, Messrs. Caldwell, Donofrio and Claflin and Ms. Denzel served on the Compensation and Leadership Resources Committee (“Compensation Committee”). The current members of the Compensation Committee are Ms. Denzel and Messrs. Claflin and Donofrio. None of the members of the Compensation Committee is or has been an executive officer or employee of AMD. In addition, none of our executive officers serves on the board of directors or compensation committee of a company which has an executive officer who serves on our Board or Compensation Committee.

Board Leadership Structure

The Governance Principles permit the roles of Chairman of the Board and Chief Executive Officer to be filled by the same or different individuals, based on our needs, best practices and the interests of our stockholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board has the experience of functioning effectively either way.

Mr. Caldwell, who is independent in accordance with SEC and Nasdaq rules, is our Chairman of the Board. The Board first appointed Mr. Caldwell as our independent Chairman of the Board following the 2016 Annual Meeting of Stockholders. Mr. Caldwell presides at meetings of our stockholders and directors and leads the Board in fulfilling its responsibilities. The Board benefits from Mr. Caldwell’s extensive and diversified leadership experience, financial management and risk assessment experience. He also has strong public company board experience and has intimate familiarity with our history and business. The Board believes that its current leadership structure, with an independent Chairman of the Board, separate from the Chief Executive Officer, is appropriate at this time and allows the Board to fulfill its duties effectively and efficiently based on our current needs. The Board also believes that this structure allows Dr. Su, our President and Chief Executive Officer, to focus on our business strategy and market opportunities, as well as on our organizational structure and execution capabilities.

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Corporate Governance (continued)

Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of management having responsibility for day-to-day risk management activities and processes, and our Board and its committees being actively involved in overseeing our risk management. The Board and management consider “risk” for these purposes to be the possibility of an undesired occurrence that could threaten the viability of the company, result in a material destruction of our assets or shareholder value, or materially impact our long term performance. Examples of the types of risks faced by us include:

•	business-specific risks related to our ability to develop new products and services, our strategic position in key existing and new markets, our operational execution and infrastructure, our relationships with our third party manufacturing suppliers and competition in the microprocessor and graphics markets;

•	macroeconomic risks, such as adverse global economic conditions and global geo-political events; and

•	“event” risks, such as natural disasters and cybersecurity threats.

We engage in activities that seek to take calculated risks that protect the value of our existing assets and create new or future value. Management is responsible for day-to-day risk management activities and processes. Members of senior management participate in identifying and assessing risks and risk controls, developing recommendations to determine the appropriate manner in which to control risk and implementing risk mitigation activities. Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise level risks and the risk management program and processes.

In fulfilling its oversight role, the Board focuses on understanding the nature of our enterprise risks, including risks in our operations, finance and strategy, organization, compliance and external exposures as well as the adequacy of our risk assessment and risk management processes. The Board has implemented a risk oversight model and periodically receives reports and updates from management. At least annually, the Board discusses with management the appropriate level of risk relative to our strategy and objectives and reviews with management our existing risk management processes and their effectiveness. The Board also receives periodic management updates on our operations, organization, financial position and results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. In addition, the Board receives full reports from the following Board committee chairs regarding each committee’s considerations and actions related to the specific risk topics over which the committee has oversight:

•	The Audit and Finance Committee assists the Board in overseeing our enterprise risk management process; reviews our portfolio of risk; discusses with management significant financial, reporting, regulatory and legal compliance risks in conjunction with enterprise risk exposures as well as risks associated with our capital structure; and reviews our policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. The Audit and Finance Committee meets with members of our Internal Audit department to discuss any issues that warrant attention.

•	The Compensation Committee oversees risk management as it relates to our compensation policies and practices. It reviews with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could be reasonably likely to have a material adverse effect on us. For additional details, see “Compensation Policies and Practices,” below. Additionally, the Compensation Committee oversees organizational risks, including leadership succession, talent capacity, capabilities, attraction, retention and culture.

•	The Nominating and Corporate Governance Committee considers potential risks related to the effectiveness of the Board, including succession planning for the Board and our overall governance and board structure.

•	The Innovation and Technology Committee assists the Board in its oversight responsibilities relating to technical and market risks associated with product development and investment as well as risk mitigation policies and procedures relating to products based on new technology or significant innovations to existing technology.

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Corporate Governance (continued)

Code of Ethics

The Board has adopted a code of ethics that applies to all directors and employees entitled the “Worldwide Standards of Business Conduct,” which is designed to help directors and employees resolve ethical issues encountered in the business environment. The Worldwide Standards of Business Conduct covers topics such as conflicts of interest, compliance with laws (including anti-corruption laws), fair dealing, protecting our property and confidentiality of our information and encourages the reporting of any behavior not in accordance with the Worldwide Standards of Business Conduct.

The Board has also adopted a “Code of Ethics” for our executive officers and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The table below shows the current chairs and membership of the Board and each standing Board committee, the independence status of each Board member and the number of Board and Board committee meetings held during fiscal 2016.

Director	Board of Directors	Audit and Finance Committee	Nominating and Corporate Governance Committee	Compensation and Leadership Resources Committee	Innovation and Technology Committee
John E. Caldwell	C	●	C
Bruce L. Claflin	●		●	●
Nora M. Denzel	●		●	C
Nicholas M. Donofrio	●		●	●	C
Joseph A. Householder**	●	C	●
Michael J. Inglis	●	●	●		●
John W. Marren	●	●	●
Lisa T. Su*	●
Ahmed Yahia*	●				●
Number of 2016 meetings	6	12	4	5	4

 C Chair                ● Member                 * Non-Independent Director                ** Financial Expert

Board Meetings and Attendance

The Board held six meetings during fiscal 2016. During fiscal 2016, all members of the Board attended at least 75 percent of the meetings of the Board and Board committees on which they served. In addition, on at least an annual basis, the Board and management discuss our strategic direction, new business opportunities and product roadmap. Independent and non-management directors also meet regularly in scheduled executive sessions without our Chief Executive Officer and other members of senior management. In addition to these formal meetings, members of our Board informally interact with senior management (including our Chief Executive Officer), industry leaders and customers on a periodic basis. In fiscal 2016, sessions of only our non-employee directors were held two times, and sessions of only our independent directors were held three times.

Board Committees

The Board has four standing committees: an Audit and Finance Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Innovation and Technology Committee. The members of the Board committees and their Chairs are nominated by the Nominating and Corporate Governance Committee and appointed by the Board.

Each of the Board committees has adopted a written charter, which has been approved by the Board. You can access our current bylaws, committee charters, the Governance Principles, the Worldwide Standards of Business Conduct and the Code of Ethics on the Investor Relations pages of our web site at www.amd.com or ir.amd.com.

Audit and Finance Committee.    The Audit and Finance Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, risk assessment, the performance of our internal audit function, our financial affairs and policies and the nature and structure of major financial commitments. The Audit and Finance Committee is also directly responsible for the appointment, independence, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit and Finance Committee. The Audit and Finance Committee meets alone with our senior management, our financial, legal and internal audit personnel and with our independent registered public accounting firm, which has free access to the Audit and Finance Committee. The head of our Internal Audit Department reports directly to the Chair of the Audit and Finance Committee and “dotted-line” to our Chief

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Meetings and Committees of the Board of Directors (continued)

Financial Officer, and serves a staff function for the Audit and Finance Committee. The Audit and Finance Committee currently consists of Mr. Householder, as Chair, and Messrs. Caldwell, Inglis and Marren, each determined to be financially literate and “independent” under applicable SEC and Nasdaq rules. The Board also determined that Mr. Householder is an “audit committee financial expert,” as defined under applicable SEC rules. The Audit and Finance Committee held 12 meetings during fiscal 2016.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board and the development and recommendation to the Board of corporate governance guidelines and principles, including the Governance Principles. In addition, the Nominating and Corporate Governance Committee oversees the Board’s annual review of its performance (including its composition and organization) and leads a process for our non-employee directors to evaluate the performance of our Chief Executive Officer. The Nominating and Corporate Governance Committee retains a search firm for the purpose of obtaining information regarding potential candidates for Board membership. The Nominating and Corporate Governance Committee currently consists of Mr. Caldwell, as Chair, Messrs. Claflin, Donofrio, Householder, Inglis and Marren, and Ms. Denzel, each determined by the Board to be “independent” under applicable SEC and Nasdaq rules. The Nominating and Corporate Governance Committee held four meetings during fiscal 2016 and one meeting during fiscal 2017 to consider director nominees for our Annual Meeting and other matters.

In evaluating candidates to determine if they are qualified to become Board members, the Nominating and Corporate Governance Committee looks principally for the following attributes: personal and professional character, integrity, ethics and values; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; expertise in an area of our operations; communication and interpersonal skills; and practical and mature business judgment. The Nominating and Corporate Governance Committee also considers Board members’ and nominees’ service on the boards of other public companies. Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Nominating and Corporate Governance Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and our requirements, taking into consideration the diverse communities and geographies in which we operate. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating and Corporate Governance Committee uses the same standards to evaluate all director candidates, regardless of who proposes them.

Compensation and Leadership Resources Committee.    The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of all Section 16 officers, members of the Board and such other employees as delegated from time to time by the Board. In consultation with management, the Board and the Compensation Committee’s compensation consultant, the Compensation Committee designs, recommends to the Board for approval and evaluates employment, separation, severance and change of control agreements and our compensation plans, policies and programs with respect to our Section 16 officers. The Compensation Committee reviews and approves all grants to the Board, our executive officers, senior vice presidents, and Section 16 officers under our equity plans. To the extent permitted by its charter, the Compensation Committee may delegate certain authority and certain responsibilities to one or more of its members, our officers or a subcommittee of the Compensation Committee. The Compensation Committee aims to structure our compensation program to encourage high performance, promote accountability and align employee interests with our strategic goals and with the interests of our stockholders. The Compensation Committee also oversees risk management as it relates to our compensation policies and practices for employees generally.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Meetings and Committees of the Board of Directors (continued)

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. During fiscal 2016, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its independent compensation consultant to provide assistance on executive and director compensation matters. Compensia advised the Compensation Committee on a variety of compensation-related matters in fiscal 2016, including:

•	the competitiveness of our executive compensation program by providing market review of executive compensation, evaluating our compensation peer group composition and compensation at our compensation peer group companies;

•	the pay levels of our named executive officers by assessing and proposing equity and cash compensation guidelines for various executive job levels and assessing compensation levels for our executive officers;

•	our executive compensation program design, including short-term and long-term incentive plan design and pay mix, the framework for our long-term incentive awards and our retention strategies, and evaluation of our compensation recoupment (i.e., “clawback”) policies; and

•	the compensation arrangements for our Board.

The Compensation Committee is supported in its work by members of our management team—including Dr. Su, our President and Chief Executive Officer, our Senior Vice President, Human Resources, Corporate Communications and Investor Relations, our Senior Vice President, General Counsel, and our Vice President, Compensation and Benefits. The Compensation Committee considers the input of these individuals to formulate the specific plan and award designs, including performance measures and performance levels, necessary to align our executive compensation program with our business objectives and strategies. These individuals did not attend either executive sessions or portions of any meetings of the Compensation Committee or our Board where their own compensation determinations were decided. Dr. Su does not participate in the determination of her own compensation.

The Compensation Committee currently consists of Ms. Denzel, as Chair, and Messrs. Claflin and Donofrio, each determined to be “independent” under applicable SEC and Nasdaq rules. The Compensation Committee held five meetings during fiscal 2016.

Innovation and Technology Committee.    The Innovation and Technology Committee assists the Board in its oversight responsibilities regarding matters of innovation and technology. The Innovation and Technology Committee is responsible for reviewing, evaluating and making recommendations to the Board regarding our major technology plans and strategies, including our research and development activities, as well as the technical and market risks associated with product development and investment; reviewing, evaluating and making recommendations regarding talent and skills of our workforce supporting our technology and research and development activities; monitoring the performance of our technology development in support of our overall business strategy; monitoring and evaluating existing and future trends in technology that may affect our strategic plans; and assessing our risk mitigation policies and procedures relating to products based on new technology or significant innovations to existing technology. The Innovation and Technology Committee currently consists of Mr. Donofrio, as Chair, and Messrs. Inglis and Yahia. The Innovation and Technology Committee held four meetings during fiscal 2016.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTORS’ COMPENSATION AND BENEFITS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. We do not provide pension or retirement benefits to our non-employee directors.

Mr. Henry WK Chow and Mr. John R. Harding did not stand for re-election at our 2016 Annual Meeting of Stockholders. They did not receive equity awards in 2016.

2016 Non-Employee Director Compensation. The table below summarizes the compensation paid to our non-employee directors for fiscal 2016. Dr. Su, who is an employee director, did not receive any compensation for her service as a director on the Board. Mr. Marren joined the Board in February 2017. Mr. Edelman resigned from the Board in February 2017. Mr. Claflin’s Board service will end on April 26, 2017.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2)(3) ($) (c)	Total ($) (d)
John E. Caldwell	140,179	297,299	437,478
Henry WK Chow	90,000	—	90,000
Bruce L. Claflin	111,635	198,197	309,832
Nora M. Denzel	118,104	198,197	316,301
Nicholas M. Donofrio	140,000	198,197	338,197
Martin L. Edelman	75,000	198,197	273,197
John R. Harding	47,500	—	47,500
Joseph A. Householder	130,000	198,197	328,197
Michael J. Inglis	125,000	198,197	323,197
Ahmed Yahia	95,000	198,197	293,197

(1)	Amounts represent annual retainers for service as directors, annual retainers for Board committee service and annual retainers for serving as Board committee chairs, where applicable. See “—Cash Fees Paid to Non-Employee Directors” below for additional information.
(2)	Amounts represent equity awards in the form of restricted stock unit (“RSU”) awards granted under our Outsider Director Equity Compensation Policy. See “—Equity Awards for Non-Employee Directors” below for additional information. Amounts reflect the aggregate grant date fair value of the respective director’s RSU awards computed in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). For a discussion of the assumptions made in the valuations reflected in this column, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K. The actual value that a director may realize from an RSU award is contingent upon the satisfaction of the conditions to vesting of that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amounts shown.

The following table sets forth all RSUs granted to each non-employee directors in fiscal 2016:

Name	Grant Date	RSUs Granted (#)
John E. Caldwell	5/12/2016	82,813
Bruce L. Claflin	5/12/2016	55,208
Nora M. Denzel	5/12/2016	55,208
Nicholas M. Donofrio	5/12/2016	55,208
Martin L. Edelman	5/12/2016	55,208
Joseph A. Householder	5/12/2016	55,208
Michael J. Inglis	5/12/2016	55,208
Ahmed Yahia	5/12/2016	55,208

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Directors’ Compensation and Benefits (continued)

(3)	The following table sets forth the aggregate number of outstanding RSUs and stock options held by our non-employee directors as of December 31, 2016, our fiscal year end. Pursuant to our Outside Director Equity Compensation Policy, Ms. Denzel and Messrs. Caldwell, Edelman, Householder and Inglis have elected to defer the issuance of shares subject to RSU awards, respectively, until such time as the respective director ceases to serve on the Board. Mr. Edelman’s deferred shares were issued to him following his resignation in February 2017. The deferred RSUs as of fiscal year end are included in the following table.

Name	RSUs Outstanding as of December 31, 2016	Options Outstanding as of December 31, 2016
John E. Caldwell	334,574	25,000
Bruce L. Claflin	55,208	—
Nora M. Denzel	55,208	—
Nicholas M. Donofrio	55,208	—
Martin L. Edelman	226,764	—
Joseph A. Householder	171,841	—
Michael J. Inglis	208,107	—
Ahmed Yahia	55,208	—

Determining Non-Employee Director Compensation.  The Compensation Committee annually reviews our non-employee directors’ compensation. Based on this review, the Compensation Committee recommends any changes to our non-employee directors’ compensation to the Board for approval. In addition, the Board and Compensation Committee periodically evaluate how our director pay levels and pay policies compare to the competitive market. In fiscal 2016, the Board and Compensation Committee reviewed competitive market data regarding non-employee directors’ pay compiled by Compensia, Inc., the Compensation Committee’s independent compensation consultant. While competitive market data is important to the evaluation of the directors’ compensation, it is just one of several factors considered by the Board in approving director compensation, and the Board has discretion in determining the nature and extent of its use. In fiscal 2016, in addition to the competitive market data, the Board considered the amount of time associated with Board and Board committee services as well as annual share usage under the 2004 Plan related to non-employee director compensation.

Key Changes to Non-Employee Director Compensation.  During fiscal 2016, the Board continued the practice adopted in May 2014, to reallocate the mix of cash and equity compensation paid to our non-employee directors, with the goal of maintaining total average compensation per non-employee director at approximately the same level as had been previously paid and maintaining an affordable annual share usage. These changes are further described under “—Cash Fees Paid to Non-Employee Directors” and “—Equity Awards for Non-Employee Directors,” below.

Cash Fees Paid to Non-Employee Directors.  The cash fees our non-employee directors were eligible to receive in fiscal 2016 was composed of the following elements:

•	Annual retainer for services as a director;

•	Annual retainer for services on a Board committee; and

•	Annual retainer for services as a Board committee chair.

Annual Retainer for Service as Director. Non-employee directors are paid an annual retainer for their service as directors. In fiscal 2016, other than our Chairman of the Board, the non-employee directors were paid an annual retainer of $75,000. The annual retainer for the Chairman of the Board for a full year of service is 1.5 times the amount of the other Board members annual retainer, or $112,500. In fiscal 2016, the current Chairman of the Board, Mr. Caldwell, was paid a pro-rated annual retainer of $98,283, to reflect his appointment as Chairman in May of 2016. Our former Chairman of the Board, Mr. Claflin, was paid a pro-rated annual retainer of $89,217, to reflect his service as Chairman from January to May of 2016.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Directors’ Compensation and Benefits (continued)

Annual Retainer for Service on Board Committees. During fiscal 2016, the Board continued the practice of paying additional annual retainers set forth below for service on a Board committee.

Audit and Finance Committee	$20,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$10,000
Innovation and Technology Committee	$20,000

Annual Retainer for Service as Board Committee Chair. In addition, non-employee directors receive annual retainers for serving as a chair of a Board committee, which are set forth below. These retainers were unchanged in fiscal 2016.

Audit and Finance Committee	$25,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Innovation and Technology Committee	$15,000

Equity Awards for Non-Employee Directors.    In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in the form of equity. Non-employee directors participate in our 2004 Plan and are entitled to receive equity awards under our Outsider Director Equity Compensation Policy, subject to the terms of the 2004 Plan. Non-employee directors are generally eligible to receive an annual RSU award (an “Annual RSU Award”) upon re-election at each annual meeting of stockholders, and, if a non-employee directors is appointed to the Board on a date other than the date of an annual meeting of stockholders, such director is entitled to receive an initial RSU award on his or her appointment to the Board (an “Off-Cycle RSU Grant”).

Annual RSU Awards.  Under our current Outside Director Equity Compensation Policy, the Annual RSU Award for each non-employee director (other than the Chairman of the Board) who has served on the Board for at least six months prior to an annual meeting of stockholders is calculated based on the following formula, with no discretionary component: the quotient of (i) $185,000 (the “Target Equity Value”) divided by (ii) the average closing price of our common stock for the 30-day period preceding and ending with the date of the respective RSU grant. In fiscal 2016, the Chairman of the Board received an Annual RSU Award with a Target Equity Value of $277,500.

In addition, under our current Outside Director Equity Compensation Policies, if a non-employee director has served on the Board for less than six months prior to an annual meeting of stockholders, such director’s Annual RSU Award is pro-rated based on the number of months of service before the respective annual meeting of stockholders. For purposes of the pro-rata calculation, service during any portion of a month counts as a full month of service.

Off-Cycle Grants.  Under our current Outside Director Equity Compensation Policy, an Off-Cycle Grant is equal to the quotient of (i) $185,000 divided by (ii) the average closing price of our common stock for the 30-day period preceding and ending with the date of the respective RSU grant. The Annual RSU Awards and the Off-Cycle RSU Grants vest on the one-year anniversary of their grant dates.

In fiscal 2016, each of our directors, other than those who did not stand for re-election, received an Annual RSU Award under our current Outside Director Equity Compensation Policy.

Deferral.    Pursuant to our Outside Director Equity Compensation Policy, our non-employee directors may elect to defer the issuance of shares of our common stock that become issuable upon vesting of the RSUs granted pursuant to the 2004 Plan (and the recognition of taxable income associated with such RSUs) until such time as the director ceases to serve on our Board. A non-employee director can make this election by completing a Restricted Stock Unit Award Deferral Election Agreement before the scheduled date of an RSU grant. If a director makes this election, the issuance of the common stock subject to the RSUs may not be accelerated or changed once the Election Agreement is submitted to us. Any common stock deferred under our Outside Director Equity Compensation Policy is issued to the director, in one lump sum, within 30 days after his or her resignation from our Board.

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Directors’ Compensation and Benefits (continued)

Acceleration of Vesting.    Pursuant to our Outside Director Equity Compensation Policy, in the event of our change of control, all of our non-employee directors’ equity compensation awards will become fully vested. In addition, in the event of the termination of a non-employee director’s service to the Board as a result of death, disability or retirement, all of his or her non-employee director’s equity compensation awards will become fully vested, provided that such non-employee director served as a member of the Board for at least three years prior to the date of termination and satisfied our stock ownership guideline requirements during his or her service as a Board member.

Other Benefits for Non-Employee Directors.    We reimburse our directors for their travel and expenses in connection with attending Board meetings and Board-related activities, such as AMD site visits and sponsored events, as well as for continuing education programs.

Stock Ownership Guidelines.    Under our stock ownership guidelines, our non-employee directors are required to hold the lesser of (i) the number of shares equivalent to three times the then-current annual retainer divided by the average closing price of our common stock for the 30-day period immediately preceding and ending with the date of the annual meeting of stockholders or (ii) 30,000 shares (in the case of non-employee directors other than the Chairman of our Board) or 45,000 shares (in the case of the Chairman of the Board).

The stock ownership guidelines must be achieved by each non-employee director within the later of (i) October 2016, which is the five-year anniversary of the adoption of our current stock ownership guidelines, or (ii) the five-year anniversary of the respective director’s first election or appointment to the Board or first appointment as Chairman of the Board, as applicable.

As of December 31, 2016, all of our non-employee directors met the requirements of our stock ownership guidelines within the established compliance time frame. Mr. Marren has until February 2022 to meet the stock ownership guidelines.

Until the requirements of our stock ownership guidelines are achieved, each non-employee director is encouraged to retain at least 10% of the “net shares” (as defined below) obtained through our stock incentive plans. Shares counted toward the minimum stock ownership requirements include (i) shares held directly by a director, (ii) RSUs that have vested, but where the issuance of the shares have been deferred by the director pursuant to our Outside Director Equity Compensation Policy, and (iii) 50% of exercisable, “in the money” stock options. “Net shares” are the number of shares from the sale of stock options or the vesting of restricted stock, less the number of shares the director sells to cover the exercise price of stock options and sells or has withheld to pay taxes.

As of December 31, 2016, all of our non-employee directors, other than Mr. Marren, retained at least 10% of the net shares obtained through our stock incentive plans. Mr. Marren’s first equity award will vest in February 2018.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of five percent or more of our common stock as of February 27, 2017.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
West Coast Hitech, L.P.(2) P.O. Box 309 GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands	191,906,166 (shared voting and shared dispositive power as to all shares)	19.4%
BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	81,784,076 (sole voting power as to 79,998,728 shares; sole dispositive power as to all shares)	8.7%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	71,633,026 (sole dispositive power as to 70,390,994 shares; shared dispositive power as to 1,242,032 shares; sole voting power as to 1,184,464 shares; shared voting power as to 95,268 shares)	7.6%

(1)	Based on 941,398,733 shares of our common stock outstanding as of February 27, 2017.
(2)	Based on Amendment No. 6 of Schedule 13D filed with the SEC on September 2, 2016 by Mubadala, West Coast Hitech, L.P. (“WCH”) and West Coast Hitech G.P. Ltd. (“WCH GP”) pursuant to a joint filing agreement. Mubadala is a public joint stock company incorporated in the Emirate of Abu Dhabi, United Arab Emirates and is wholly-owned by the Government of the Emirate of Abu Dhabi. WCH, a Cayman Islands exempted limited partnership, and its general partner, WCH GP, a Cayman Islands corporation, are wholly owned by Mubadala. The shares include warrants to purchase 50,000,000 shares of our common stock at an exercise price of $5.98 per share. These warrants are currently exercisable. Warrants for an additional 25,000,000 shares will become exercisable on August 30, 2017. In addition, WCH may not exercise these warrants if doing so would cause it, together with its affiliates, to own more than 19.9% of our outstanding common stock. The 191,906,166 shares of our common stock and the warrants are held by WCH and beneficially owned by Mubadala, WCH and WCH GP.
(3)	This information is based on Amendment No. 1 of Schedule 13G filed with the SEC on January 19, 2017 by BlackRock, Inc. and includes 81,784,076 shares of common stock owned by BlackRock and its subsidiaries.
(4)	Based on Amendment No. 5 of Schedule 13G filed with the SEC on February 9, 2017 by The Vanguard Group. The Vanguard Group is an investment adviser deemed to be the beneficial owner of—shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,146,764 shares of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 132,968 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of February 27, 2017 by our current directors, our director nominees, our Named Executive Officers (as defined in “Compensation Discussion and Analysis” below) and all of our current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Lisa T. Su	5,451,946	*
John E. Caldwell	351,433	*
Bruce L. Claflin	678,902	*
Nora M. Denzel	152,899	*
Nicholas M. Donofrio	294,860	*
Joseph A. Householder	116,633	*
Michael J. Inglis	152,899	*
John W. Marren	0	*
Ahmed Yahia	164,875	*
Devinder Kumar	2,446,438	*
James R. Anderson	664,487	*
Forrest E. Norrod	1,207,133	*
Mark D. Papermaster	2,379,038	*
All current directors and executive officers as a group (14 persons)	15,897,493	1.6%

*	Less than one percent
(1)	Some of the individuals may share voting power with their spouses with respect to the listed shares.
(2)	Includes beneficial ownership of the following number of shares of our common stock that are issuable upon exercise of stock options that are exercisable by April 28, 2017 (within 60 days of February 27, 2017) and upon vesting of RSUs that will vest by April 28, 2017. Also includes beneficial ownership of the following number of shares of our common stock issuable upon the vesting of RSUs that vested as of February 27, 2017 or will vest by April 28, 2017 where the issuance of shares of our common stock upon vesting was deferred by the director (the “Deferred RSU Shares”) pursuant to our Outside Director Equity Compensation Policy until such director ceases to serve on the Board:

Name	Shares # (4)	Deferred RSU Shares #
Lisa T. Su	3,638,362	—
John E. Caldwell	276,761	251,761
Bruce L. Claflin	—	—
Nora M. Denzel	—	—
Nicholas M. Donofrio	—	—
Joseph A. Householder	116,633	116,633
Michael J. Inglis	152,899	152,899
John W. Marren	—	—
Ahmed Yahia	—	—
Devinder Kumar	1,683,383	—
James R. Anderson	304,153	—
Forrest E. Norrod	511,072	—
Mark D. Papermaster	1,508,946	—
All current directors and executive officers as a group (14 persons)	9,240,485	521,293

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Security Ownership of Directors and Executive Officers (continued)

(3)	Based on 941,398,733 shares of our common stock outstanding as of February 27, 2017. Also, with respect to each individual, the calculation includes shares of our common stock that are issuable upon exercise of stock options held by that individual that are exercisable by April 28, 2017 and upon vesting of RSUs held by that individual that will vest by April 28, 2017, ignoring the withholding of shares of common stock to cover applicable taxes. These shares, however, were not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual.
(4)	With respect to each individual, the calculation includes shares of our common stock that are issuable upon exercise of stock options held by that individual that are exercisable by April 28, 2017 and upon vesting of RSUs held by that individual that will vest by April 28, 2017, ignoring the withholding of shares of common stock to cover applicable taxes. These shares, however, were not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual.

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EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers as of February 27, 2017. Biographical information about Dr. Su, who is both a director and an executive officer, may be found under “Item 1—Election of Directors” above. The age of each executive officer is as of our Annual Meeting.

Devinder Kumar Senior Vice President, Chief Financial Officer and Treasurer Age: 61

Mr. Kumar is our Senior Vice President, Chief Financial Officer and Treasurer. Mr. Kumar is responsible for the company’s global finance organization as well as global corporate services and facilities.

Mr. Kumar joined AMD in 1984 as a financial analyst. He spent 10 years in Asia as financial controller for AMD Penang and group finance director for AMD’s Manufacturing Services Group across Singapore, Thailand, China and Malaysia. Starting in 1998, Mr. Kumar assumed several corporate roles including leadership positions in Corporate Accounting and Corporate Finance. He was appointed corporate controller in 2001. He also served as AMD’s assistant treasurer and treasurer between 2007 and 2010 and was most recently senior vice president, corporate controller and interim CFO before being appointed chief financial officer in January 2013 and treasurer in April 2015.

Mr. Kumar serves as a member of the boards of directors of TF AMD Microelectronics (Penang) SDN. BHD. and Suzhou TF—AMD Semiconductor Co., Ltd. Mr. Kumar holds a bachelor’s degree in ecology from the University of Malaya, Malaysia, a master’s degree in biology from the University of California, Santa Barbara and an MBA in finance from the University of California, Los Angeles.

James R. Anderson Senior Vice President and General Manager, Computing and Graphics Business Group Age: 45

Mr. Anderson is our Senior Vice President and General Manager of the Computing and Graphics (“CG”) Business Group. Mr. Anderson joined AMD in May 2015. Mr. Anderson is responsible for managing all aspects of strategy, business management, engineering, and sales for AMD’s client and consumer graphics products and solutions. He brings to this role 20 years of business and technical expertise, deep industry knowledge, and a proven ability to transform businesses to drive profitable growth based on developing and successfully executing a holistic strategy across diverse teams. Mr. Anderson joined AMD from Intel Corporation where he served from November 2014 to May 2015 and completed the acquisition and successful integration of the Axxia processor business from Broadcom Limited (formerly, Avago Technologies) to Intel. Mr. Anderson spent the last decade at Broadcom Limited and LSI Corporation in a variety of leadership positions spanning strategic planning, marketing, engineering, sales, and general management. Prior to joining LSI Corporation in 2005, Mr. Anderson held strategic planning roles at Intel Corporation for mobile/laptop and server processors in addition to serving as a microprocessor architect.

Mr. Anderson holds numerous academic degrees, including an MBA and Master of Science in electrical engineering and computer science from the Massachusetts Institute of Technology. He also holds a Master of Science in electrical engineering from Purdue University and a Bachelor of Science in electrical engineering from the University of Minnesota. Mr. Anderson has received four patents for innovations in computer architecture.

Forrest E. Norrod Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group Age: 51

Mr. Norrod is our Senior Vice President and General Manager of the Enterprise, Embedded and Semi-Custom (“EESC”) Business Group. Mr. Norrod joined AMD in November 2014. In this role, he is responsible for managing all aspects of strategy, business management, engineering and sales for EESC businesses. Mr. Norrod has more than 25 years of technology industry experience across a number of engineering and business management roles at both the chip and system level.

Mr. Norrod most recently was Vice President and General Manager of Dell’s server business from December 2009 to October 2014, driving the business to market share leadership in several key geographies and markets while delivering consistent revenue and profitability growth. In his role as Vice President and General Manager of Dell’s Data

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Officers (continued)

Center Solutions, Mr. Norrod successfully led the creation of the company’s first internal startup, which established Dell’s leadership presence in the hyper-scale datacenter market. He joined Dell as CTO of Client Products in August 2000, then led the company’s Enterprise Engineering before ultimately having responsibility for all of Dell’s global engineering teams.

Prior to Dell, Mr. Norrod worked at Cyrix Corp from 1993 to 1997 and National Semiconductor from 1997 to 2000 leading the integrated x86 CPU businesses.

Mr. Norrod holds Bachelor of Science and Master of Science degrees in electrical engineering from Virginia Tech and holds 12 US patents in computer architecture, graphics and system design. He also serves on the Board of Directors of Intersil Corporation.

Mark D. Papermaster Chief Technology Officer and Senior Vice President, Technology and Engineering Age: 55

Mr. Papermaster is our Chief Technology Officer and Senior Vice President, Technology and Engineering responsible for corporate technical direction, and AMD’s intellectual property (IP) and system-on-chip (SOC) product research and development. His more than 30 years of engineering experience includes significant leadership roles managing the development of a wide range of products spanning from mobile devices to high-performance servers.

Before joining AMD in October 2011, Mr. Papermaster was the leader of Cisco’s Silicon Engineering Group, the organization responsible for silicon strategy, architecture, and development for the company’s switching and routing businesses.

In prior roles, Mr. Papermaster served as Apple, Inc.’s Senior Vice President of Devices Hardware Engineering, where he was responsible for the iPod products, and iPhone hardware development. He also held a number of senior leadership positions at IBM, serving on the company’s Technical Leadership Team and overseeing development of the company’s key microprocessor and server technologies.

Mr. Papermaster holds his bachelor’s degree in electrical engineering from the University of Texas at Austin and a master’s degree in electrical engineering from the University of Vermont. He is a member of the University of Texas, Cockrell School of Engineering Advisory Board, Olin College Presidents Council, and the Juvenile Diabetes Research Foundation.

Harry A. Wolin Senior Vice President, General Counsel Age: 54

Mr. Wolin is our Senior Vice President and General Counsel. Mr. Wolin was also our Corporate Secretary from April 2010 until August 2015. Prior to becoming General Counsel in 2003, Mr. Wolin was our Vice President, Intellectual Property. Before joining us in 2000, Mr. Wolin spent 12 years at Motorola, Inc. (now known as Motorola Solutions, Inc., a provider of technologies, products and services that enable a broad range of mobile, wireline, digital communication, information and entertainment experiences), where his last role was Vice President and Director of Legal Affairs for the Semiconductor Products Sector.

Mr. Wolin served as a member of the board of directors of GLOBALFOUNDRIES Inc. from February 2011 through March 2012. Mr. Wolin received the 2008 Magna Stella award for innovative management from the Texas General Counsel Forum. He is a member of the State Bars of Arizona and Texas and is registered to practice before the United States Patent and Trademark Office. Mr. Wolin holds a bachelor’s degree in chemistry from the University of Arizona and a juris doctor degree from Arizona State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during fiscal 2016, our directors, Section 16 officers or beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements. In making the above statement, we have relied solely upon a review of information provided to us and upon the written representations of our directors and Section 16 officers.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2004 Plan, which was approved by our stockholders, is our only equity incentive plan available for the grant of new equity awards. Outstanding options and any full value awards are not transferable for consideration.

	Fiscal Year Ended December 31, 2016
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by stockholders	72,001,211	(1)	—	31,499,562
Options	20,110,356	(2)	$4.16	—
Awards—RSUs and PRSUs	51,890,855	(3)	—	—
Equity compensation plans not approved by stockholders	72,921		—	—
Options	72,921	(2)(4)	$0.68	—
Awards—RSUs and PRSUs	—		—	—
Total	72,074,132			31,499,562

(1)	Includes shares of our common stock issuable from performance-based restricted stock units (“PRSUs”), in each case representing the number of shares that could be earned assuming target achievement of the applicable performance conditions.
(2)	As of December 31, 2016, the aggregate weighted-average remaining contractual life of our outstanding stock options was 4.29 years with an aggregate weighted-average exercise price of $4.15.
(3)	Includes 47,319,826 RSU awards and 4,571,029 PRSU awards.
(4)	Represents shares of our common stock to be issued upon exercise of outstanding options assumed from SeaMicro, Inc. (“SeaMicro”) stock plans as part of our acquisition of SeaMicro in March 2012. We have not granted any awards under this plan and we do not intend to grant any awards under this plan in the future.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Leadership Resources Committee of the Board (the “Compensation Committee”) oversees, among other things, the development and administration of our executive compensation program. This “Compensation Discussion and Analysis” describes our executive compensation philosophy and objectives, provides an overview of our executive compensation program, and reviews the fiscal 2016 compensation decisions for the following executive officers (our “Named Executive Officers”):

Name	Title
Lisa Su	President and Chief Executive Officer
Devinder Kumar	Senior Vice President, Chief Financial Officer and Treasurer
James Anderson	Senior Vice President and General Manager, Computing and Graphics Business Group
Forrest Norrod	Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group
Mark Papermaster	Chief Technology Officer and Senior Vice President, Technology and Engineering

Executive Summary

Fiscal 2016 Company Performance

In 2016, we made meaningful progress across the company strengthening our product offerings, regaining share in key markets, creating a solid financial foundation for sustainable growth.

Growth across both of our business segments resulted in a 7% increase in annual revenue of $4.272 billion in 2016 from revenue of $3.991 billion in 2015 and an improvement in operating loss of $372 million in 2016 compared to an operating loss of $481 million in 2015. In 2016, we also continued to closely manage our operating expenses of $1.5 billion compared to operating expenses of $1.6 billion in 2015. We strengthened our balance sheet with strategic equity and debt capital market transactions that reduced and re-profiled our debt and lowered interest expense. We ended the fiscal year with cash and cash equivalents of $1.26 billion compared to $785 million at the end of fiscal 2015, which represents approximately a 61% increase.

Over the past two years, we have strengthened the technical, operational, and financial foundation of the company to deliver shareholder value. We were the highest performing stock in the Philadelphia Semiconductor Sector Index (SOX) in 2016 and saw our market capitalization appreciate during fiscal 2016 from approximately $2.27 billion at the end of fiscal 2015 to approximately $10.51 billion at the end of fiscal 2016, representing a 363% increase. From the start of fiscal 2014 through the end of fiscal 2016, our market capitalization increased 275%. The following graphic compares the change in our market capitalization to the change in the SOX from fiscal 2014 through fiscal 2016:

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Compensation Discussion and Analysis (continued)

Computing and Graphics segment annual revenue grew for the first time since 2011 as our focus on strengthening this key part of our business gained momentum. We punctuated four quarters of Computing and Graphics segment execution focus throughout 2016 by delivering, in the fourth quarter of 2016, the highest:

•	Computing and Graphics quarterly revenue in two years;

•	quarterly client revenue in seven quarters; and

•	graphics processor quarterly revenue in 11 quarters.

Our Enterprise, Embedded and Semi-custom segment 2016 annual revenue also grew from the previous year and resulted in new records for semi-custom annual unit shipments and sales.

We enter 2017 positioned to capitalize on strong revenue growth and margin expansion opportunities as we prepare to launch our “Zen”-based CPUs and “Vega” GPUs that can return AMD to the high-performance markets where we have not materially participated in recent years.

We believe that our stock price performance reflects the success we have had in executing to our strategy.

Pay for Performance

Our executive compensation program for fiscal 2016 was similar to our fiscal 2015 compensation program, remaining closely linked to shareholder value creation through the achievement of our strategic and financial objectives. For fiscal 2016, our executive compensation program consisted of base salary, an annual cash bonus opportunity under our Executive Incentive Plan (EIP), long-term equity awards under our 2004 Equity Incentive Plan (2004 Plan), and other benefits. Annual cash bonus opportunities under our EIP are tied to the achievement of our annual financial and operating goals, which are aligned with short- and long-term objectives. Our long-term equity awards are directly tied to the performance of the price of shares of our common stock, which align our Named Executive Officers’ long-term interests directly with the interests of our stockholders.

Fiscal 2016 Pay Mix

The fiscal 2016 pay mix for our Chief Executive Officer and our other Named Executive Officers was highly performance-based and “at risk,” with target compensation (defined below) weighted heavily toward long-term equity awards. As the following charts illustrate, for fiscal 2016: (i) 90% of our Chief Executive Officer’s target compensation and 83% of the average target compensation of our other Named Executive Officers’ was delivered in the form of performance-based or “at risk” compensation, and (ii) long-term equity awards represented approximately 75% of our Chief Executive Officer’s target compensation and 66% of the average target compensation of our other Named Executive Officers.

As used in this Proxy Statement, a Named Executive Officer’s fiscal 2016 “target compensation” is the sum of his or her fiscal 2016 base salary, target EIP bonus, and the aggregate intended target value of the long-term equity awards (the accounting values of which are also included in the “Grants of Plan Based Awards in 2016” table below on page 57).

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Compensation Discussion and Analysis (continued)

Fiscal 2016 Realized Pay

The pay of our Named Executive Officers, as reported in the 2016 Summary Compensation Table, reflects the accounting value of long-term equity awards at grant and not the value actually realized by our Named Executive Officers from these awards. Since a significant portion of the reported compensation of our Named Executive Officers represents potential pay, we believe it is useful to supplement the information provided in the 2016 Summary Compensation Table by also looking at the pay our Named Executive Officers actually realized during the fiscal year.

As in previous years, the key drivers of the realized pay of our Named Executive Officers for fiscal 2016 were (i) the increase in our stock price and (ii) our actual performance against the pre-established financial targets under the EIP.

Based on these results for fiscal 2016:

•	Fiscal 2015 Performance-Based Restricted Stock Units—Due to our strong stock price appreciation during fiscal 2016 (our stock price increased from $2.92 to $11.34 during fiscal 2016, providing a one-year total stockholder return of 288%), our Named Executive Officers earned the maximum number of shares of our common stock under the performance-based restricted stock units (“PRSUs”) granted to them during fiscal 2015 (the “2015 PRSUs”). One-half of the shares of our common stock earned under the 2015 PRSUs vested and was settled in November 2016. The remaining earned shares will vest and be settled on August 15, 2018, subject to the Named Executive Officer’s continued employment through such date. For a discussion of the design of the 2015 PRSUs and the determination of the performance objectives for such awards, see “Fiscal 2016 Compensation Elements—Long-Term Equity Awards—2015 PRSU Awards” below.

•	Fiscal 2016 Annual Cash Bonuses—Our Named Executive Officers earned 32.5% of their fiscal 2016 target cash performance bonus, which compares to a fiscal 2015 payout under the EIP of 0% and an average payout under the EIP for the previous three fiscal years of 21.8%. Despite a number of very positive strategic and financial achievements in fiscal 2016, we did not achieve all of the aggressive target goals the Compensation Committee set in the beginning of the year and, accordingly, the payouts under our fiscal 2016 EIP were below their target. For a discussion of the fiscal 2016 EIP, see “Fiscal 2016 Compensation Elements—Annual Cash Performance Bonuses” below.

By comparison, for fiscal 2015 no cash performance bonuses were paid to our Named Executive Officers due to underperformance relative to performance goals. In addition, the performance-based restricted stock unit awards granted to our Named Executive Officers in 2014 (excluding Messrs. Anderson and Norrod, who did not receive such awards) were forfeited in full due to not meeting the performance goals for the performance period that ended on December 26, 2015.

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Compensation Discussion and Analysis (continued)

The table below compares our market capitalization to the “realized pay” of our Chief Executive Officer and the average “realized pay” of our other Named Executive Officers for each of our last three fiscal years. As this table demonstrates, the compensation collectively “realized” by our Named Executive Officers during fiscal 2016 represented only 0.51% of the $8.23 billion in value created for our stockholders during that period.

(1)	Each Named Executive Officer’s “realized pay” is, for the applicable fiscal year, the sum of his or her earned base salary, actual EIP bonus, any discretionary or retention bonus amounts realized, other compensation, and income realized due to equity transactions involving shares awarded under our equity plans. Additional information is provided below in the “2016 Summary Compensation Table” on page 52 and the “Option Exercises and Stock Vested in 2016” on page 58. Realized pay is not a substitute for total compensation. For more information on total compensation as calculated under SEC rules, see the notes accompanying the 2016 Summary Compensation Table below.
(2)	Dr. Su was appointed as our President and Chief Executive Officer effective October 8, 2014.
(3)	The fiscal 2014 and 2015 average of the other Named Executive Officers excludes Mr. Anderson, who began employment in May 2015.
(4)	The fiscal 2014 average of the other Named Executive Officers excludes Mr. Norrod, who began employment in October 2014.
(5)	In last year’s Proxy Statement, we defined “realized pay” to include each of the elements in Note 1, above, plus the monetary value of performance equity awards which were both outstanding during fiscal 2015 and expected to deliver income in a later fiscal year based on fiscal 2015 results using assumed financial payout projections. We adopted the definition of “realized pay” set forth in Note 1 for this year’s Proxy Statement because we believe it more closely aligns to market practice for annual realized pay disclosures.
(6)	Market capitalization data is provided by FactSet Research Systems Inc.

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Compensation Discussion and Analysis (continued)

Executive Compensation Policies and Practices

We strive to implement sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2016, we maintained the following executive compensation policies and practices, which we believe drive performance and prohibit or minimize behaviors that we believe do not serve our stockholders’ long-term interests:

Policy/Practice	Summary

Recoupment (or claw-back) policy

Under our Worldwide Standards of Business Conduct, we expressly reserve the right to claw-back incentive-based or other compensation (including equity-based compensation) paid to an employee (including any Named Executive Officer) if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws. In addition, all equity awards granted to our Named Executive Officers after October 2015 include a forfeiture provision, which provides for potential claw-back of the equity award if the Named Executive Officer violates the non-competition or non-solicitation covenants in the equity award agreement.

One-year minimum vesting period for equity awards

Our 2004 Plan requires a minimum one-year vesting period for all awards granted after April 29, 2015, subject to limited exceptions such as death, disability, termination of employment or a change in control.

Cap on change in control payments and benefits

We will not enter into any change in control agreement or arrangement with a Named Executive Officer that provides for cash severance payments (in the case of a change in control of the Company and a subsequent termination of employment) in excess of (i) two times the sum of base salary and target annual cash performance bonus plus (ii) the prorated target annual cash performance bonus for the year in which the termination of employment occurs.

No excise tax payments	We will not enter into any change in control agreement or arrangement with a Named Executive Officer that provides for an excise tax gross-up payment.

Limited perquisites	We provide limited perquisites or other personal benefits to our Named Executive Officers and provide air and other travel for our Named Executive Officers for business purposes only.

Anti-hedging policy	Our employees, including our Named Executive Officers and Directors, are not permitted to hedge their economic exposure to our equity securities.

Incentive compensation amounts are subject to payment thresholds and maximums	Our annual cash performance bonuses and PRSUs have threshold performance requirements that must be achieved to receive payment and are subject to maximum payment “caps.”

Stock ownership requirements

Our stock ownership requirements provide that our President and/or Chief Executive Officer should attain an investment position in our common stock having a value that is at least equal to three times his or her base salary and that our other Named Executive Officers should attain an investment position having a value that is at least equal to one-and-one-half times their base salaries.

Independent compensation consultant

Pursuant to its Charter, the Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. In fiscal 2016, the Compensation Committee retained Compensia, a national compensation consulting firm, as its compensation consultant to advise the Compensation Committee on its decisions regarding the compensation of our Named Executive Officers, and to keep the Compensation Committee apprised of compensation trends and best practices. Compensia performs no other services for us.

Compensation risk assessment	The Compensation Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.

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Compensation Discussion and Analysis (continued)

Response to 2016 “Say On Pay” Vote and Stockholder Engagement Process

The Compensation Committee seeks to align the objectives of our executive compensation program with the interests of our stockholders. In that respect, when evaluating our executive compensation program the Compensation Committee carefully considers both the results of our annual advisory resolution on the compensation of our Named Executive Officers (the “say on pay” vote) as well as direct feedback from our stockholders. At our 2016 annual meeting of stockholders, our “say on pay” vote received support from only 53% of the votes cast on the proposal (after averaging 75.8% support in each of the previous three years) because, as a Delaware corporation, abstentions on a matter submitted for stockholder action are counted as “no” votes and stockholders owning a significant number of shares of our common stock abstained from voting on our “say on pay” proposal, support for our executive compensation program was lower than normal. Excluding the abstentions, our “say on pay” vote received support from 90% of the votes cast on the proposal. No significant changes have been made to our executive compensation program for 2017 based on the 2016 “say on pay” vote.

During fiscal 2016, we continued our practice of proactive stockholder engagement regarding executive compensation and other governance matters. After filing and disseminating our definitive proxy statement for our 2016 annual meeting of stockholders, our Senior Vice President, Human Resources, Corporate Communications and Investor Relations conducted conference calls, in-person meetings, or other discussions with many of our top 50 stockholders (which collectively represent approximately 64% of the shares entitled to vote at our annual meeting) to solicit feedback on the Company, including their views on our executive compensation structure and pay practices. The Chair of our Compensation Committee, and other members of our senior management also took part in our stockholder engagement efforts in 2016. A variety of topics, including executive compensation, corporate governance, financial performance, and corporate strategy were discussed during these engagements.

Based on these discussions, we learned that, generally, these stockholders believed our executive compensation program was aligned with their interests. The Compensation Committee continues to encourage an active dialogue with our stockholders regarding compensation and governance practices.

Talent Management Focus

We have a strong focus on talent development and retention, ensuring that our executive compensation program is designed to retain the talent required to execute our business strategy. Our pay decisions support our talent objectives by not only considering individual and Company performance, but also long-term potential, key retention needs, and organizational succession plans.

Compensation Philosophy and Objectives

Our executive compensation program is guided by the following overarching principles:

Principle	Description
Business Driven

Compensation aligns to Company performance by linking rewards directly to the achievement of specific financial, operational and strategic objectives that generally lead to increased stockholder value and is structured to avoid excessive risk-taking.

Performance Differentiated	Compensation structured to create an effective link between pay and performance at both the Company and individual level.

Market Competitive	Compensation that is competitive to attract, retain and motivate high caliber senior leadership.

Ownership Oriented	Compensation that is fully aligned with stockholder interests by delivering meaningful equity awards tied to stockholder value creation and by maintaining robust stock ownership requirements.

We continually assess and adjust our executive compensation program, policies, and practices in light of these overarching principles and based on feedback obtained through our stockholder engagement efforts.

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Compensation Discussion and Analysis (continued)

Pay for Performance

The tenets of our compensation philosophy strongly center on pay for performance. We align to the following primary principles:

•	Our compensation practices are designed to align with the interests of our stockholders.

•	Sustained, improved financial performance should result in increasing company valuation and stock price.

•	With improved company performance and increases in company valuation and stock price, our compensation programs should deliver higher rewards to our Named Executive Officers.

We continue to transition our business model through revenue diversification, by pursuing higher growth market segments and higher margin businesses that leverage our competitive advantages. This strategy is based upon opportunities in adjacent sectors where we can increase market penetration and achieve higher margins as well as recognizing that aspects of the personal computer industry have undergone fast-paced structural changes characterized by greater commoditization, lower pricing, and related margin deterioration. As such, we have diversified our business to include the growing graphics and data center markets. A greater shift towards incentive, performance-based compensation is aligned with this transition.

Competitive Compensation

It is imperative to recruit and retain top leadership and industry experts to execute our strategy, and this requires competitive compensation. Accordingly, the Compensation Committee seeks to compensate our Named Executive Officers at levels that are commensurate with competitive levels of compensation for executives in similar positions at a group of peer companies (set forth below), which the Compensation Committee believes reflects the current competitive market for executive talent. The Compensation Committee also considers the scope of responsibility of each Named Executive Officer, internal pay comparisons, the in-the-money value (i.e., retention value) of each Named Executive Officer’s long-term equity awards which have not vested, as well as the Compensation Committee’s assessment of each Named Executive Officer’s performance and expected future impact on the organization in making its compensation decisions.

The Compensation Committee generally seeks to position each Named Executive Officer’s target compensation (i.e., base salary, annual target cash performance bonus opportunity, and intended target value of annual long-term equity awards, but excluding special retention awards and non-recurring new hire awards) between the 50th and 75th percentile of the competitive market (the “Target Positioning”), recognizing that such compensation will be realized by the executive only if performance targets and stock price appreciation are achieved. A Named Executive Officer’s target compensation may vary from the Target Positioning depending on his or her scope of responsibility, the time period in the position, job performance, skill set, prior experience, expected future contributions to our business, internal pay equity considerations, retention considerations, and business conditions. Additionally, the Compensation Committee reviews our Named Executive Officer compensation practices on an annual basis.

Align Pay Practices with Sound Risk Management

The Compensation Committee seeks to structure our executive compensation program to motivate and reward our Named Executive Officers for appropriately balancing opportunity and risk, such as investment in key initiatives designed to advance our growth in existing and new markets while at the same time avoiding pay practices that encourage excessive risk-taking.

The Compensation Committee believes that our executive compensation program fosters our objectives while mitigating potentially excessive risk-taking through the following means:

•	multiple internal controls and approval processes intended to prevent manipulation of outcomes;

•	pay mixes that represent an appropriate balance of “fixed” pay versus “variable” pay, as well as “short-term” versus “long-term” incentives;

•	caps on performance-based compensation opportunities;

•	annual incentive programs that include multiple Company-wide financial measures that are quantitative and measurable;

•	time-based and performance-based vesting conditions for long-term equity awards spanning multiple years;

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Compensation Discussion and Analysis (continued)

•	minimum vesting period of one-year for all equity awards;

•	compensation recovery (“claw-back”) policies/provisions; and

•	beneficial share ownership requirements.

How We Make Compensation Decisions

Role of the Compensation Committee and our Board

The Compensation Committee is responsible to our Board for developing and overseeing our compensation and benefits policies and programs. The Compensation Committee, which consists of three independent directors, is responsible for reviewing our executive compensation program to evaluate its alignment with the strategies and needs of our business, market trends, and the interests of our stockholders. The Compensation Committee is responsible for formulating compensation recommendations to the non-management members of our Board regarding our Chief Executive Officer’s compensation and for approving the compensation of our other Named Executive Officers. This includes:

•	reviewing and approving the performance goals and objectives that relate to performance-based compensation awarded under the EIP and the 2004 Plan;

•	conducting an annual compensation risk assessment to evaluate the Company’s compensation policies and practices;

•	evaluating the competitiveness of each Named Executive Officer’s total compensation package;

•	reviewing and approving any changes to a Named Executive Officer’s total compensation package, including, but not limited to, base salary, annual cash performance bonus opportunities, annual incentive award opportunities, and payouts and retention programs; and

•	conducting annual performance reviews of each of our Named Executive Officers.

The Compensation Committee is supported in its work by members of our management team—including our Chief Executive Officer, our Senior Vice President, Human Resources, Corporate Communications and Investor Relations, our Senior Vice President, General Counsel, and our head of Compensation and Benefits. The Compensation Committee considers the input of these individuals to formulate the specific plan and award designs, including performance measures and performance levels, necessary to align our executive compensation program with our business objectives and strategies. These individuals did not attend either executive sessions or portions of any meetings of the Compensation Committee or our Board where their own compensation determinations were made.

The non-management members of our Board and the Compensation Committee each conduct their own performance assessment of our Chief Executive Officer, and no management recommendation is made with regard to her compensation. The Compensation Committee will review and consider our Board’s evaluation in making its recommendations to the non-management members of our Board regarding the compensation and other terms of our Chief Executive Officer’s employment. Our Chief Executive Officer does not participate in the determination of her own compensation.

Role of Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. During fiscal 2016, the Compensation Committee retained Compensia, a national compensation consulting firm, as its compensation consultant to provide assistance on executive and director compensation matters. Compensia advised the Compensation Committee on a variety of compensation-related matters in fiscal 2016, including:

•	the competitiveness of our executive compensation program by providing market review of executive compensation, evaluating our compensation peer group composition, and compensation at our compensation peer group companies;

•	the pay levels of our Named Executive Officers by assessing and advising on equity and cash compensation guidelines for various executive job levels and assessing compensation levels for our executive officers;

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Compensation Discussion and Analysis (continued)

•	our executive compensation program design, including short-term and long-term incentive plan design and pay mix, the framework for our long-term incentive awards and our retention strategies, and evaluation of our compensation recoupment (i.e., “claw-back”) policies; and

•	the compensation arrangements for our Board.

Conflict of Interest Assessment for Compensation Consultant

The Compensation Committee recognizes the importance of receiving objective advice from its compensation consultant and, to that end, conducts an annual conflicts of interest assessment of its compensation consultant. In fiscal 2016, Compensia did not provide any services to or receive any payments from us, except in its capacity as a consultant to the Compensation Committee. In February 2017, the Compensation Committee considered whether the services provided by Compensia raised any conflicts of interest pursuant to the rules of the SEC and the listing rules of Nasdaq and concluded that the work performed by Compensia did not raise any conflicts of interest.

In the course of its engagement, Compensia attended all meetings of the Compensation Committee and, where applicable, presented its findings and recommendations for discussion. Compensia also consulted frequently with members of the Compensation Committee and met with senior management to obtain and validate market data, review materials, and discuss management’s compensation recommendations.

Role of the Chief Executive Officer

Generally, at the beginning of the year, our Chief Executive Officer reviews with the Compensation Committee her performance evaluations of each of our other Named Executive Officers and her compensation recommendations for those Named Executive Officers. The Compensation Committee considers these recommendations in its decision process.

Competitive Pay Analysis

Each year, the Compensation Committee reviews the compensation decisions of a custom group of peer companies, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and our Named Executive Officers’ compensation levels compared to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and related performance target levels generally used within the competitive market to reward performance. The Compensation Committee believes that it appropriately sets the compensation of our Named Executive Officers taking into account the practices of our peers and industry best practices.

Methodology Used to Perform the Competitive Pay Analysis

In preparation for fiscal 2016, the Compensation Committee requested that Compensia provide a competitive pay analysis for each Named Executive Officer using (i) compensation data developed from publicly available information (as of January 2016) of the companies included in a custom peer group (the “2016 Custom Peer Group”) and (ii) compensation data for a special peer data cut of the Radford Custom Executive Compensation Survey (which includes all companies noted below in the 2016 Custom Peer Group except Amkor Technology, Inc. and Vishay Intertechnology, Inc.).

To develop the 2016 Custom Peer Group, in February 2016, the Compensation Committee reviewed the group of companies comprising the then-existing compensation peer group, with particular reference to their industry (i.e., business segment), revenues (generally 50% to 200% of our revenues for the trailing four fiscal quarters) and market capitalization, in each case based on publicly available information as of January 2016. The Compensation Committee tends to view revenue as the primary indicator of “size,” since market capitalization can fluctuate due to factors unrelated to the underlying fundamentals. Based on this review, the Compensation Committee removed Applied Materials, Inc. and Corning Inc. from the peer group because their revenues and market capitalizations exceeded our range parameters. The Compensation Committee also removed Freescale Semiconductor, Ltd. because it was acquired by NXP Semiconductors N.V. and removed Broadcom Corp. due to its pending acquisition by Avago Technologies, Inc. The Compensation Committee added ARRIS International, plc and Ciena Corporation to the 2016 Custom Peer Group. Our revenues for the trailing four fiscal quarters ending December 26, 2015, would have placed us in approximately the

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Compensation Discussion and Analysis (continued)

42nd percentile of the 2016 Custom Peer Group based on publicly available information. The Compensation Committee believes that the composition of the 2016 Custom Peer Group reflects an appropriate set of comparator companies for purposes of assessing our executive compensation program.

The Compensation Committee used the 2016 Custom Peer Group competitive pay analysis developed by Compensia as its reference source in analyzing the competitiveness of our Named Executive Officers’ compensation. As compared to the 2016 Custom Peer Group, AMD’s fiscal 2015 and fiscal 2016 annual revenue was approximately $4 billion and $4.272 billion, respectively.

The companies comprising the 2016 Custom Peer Group are as follows: (1)

Company Name	Revenue ($MM)
Sanmina Corporation	$6,238
Symantec Corporation	$6,153
NetApp, Inc.	$5,871
SanDisk Corp.	$5,757
Harris Corporation	$5,739
Lam Research Corporation	$5,707
ARRIS International, plc	$4,960
Juniper Networks, Inc.	$4,640
NVIDIA Corporation	$4,860
CA Technologies	$4,096
Lexmark International Inc.	$3,646
ON Semiconductor Corp.	$3,520
Amkor Technology, Inc.	$3,067
Marvell Technology Group Ltd.	$2,967
KLA-Tencor Corporation	$2,814
Ciena Corporation	$2,446
Vishay Intertechnology Inc.	$2,355

(1)	Table includes source data compiled by Compensia from publicly filed financials. Revenue data is based on the last four quarters from December 31, 2015 for Sanmina and as of either September 30, 2015 or October 20, 2015 for the remaining peer companies.

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Compensation Discussion and Analysis (continued)

Fiscal 2016 Compensation Elements

The Compensation Committee determines the elements of compensation we provide to our Named Executive Officers. The principal elements of our fiscal 2016 executive compensation program, their objectives, and the factors influencing the amount, are as follows:

Element		Description	Objective	Factors Influencing Amount
Base Salary		Fixed compensation delivered in cash; reviewed annually and adjusted if appropriate	Provides base amount of market competitive pay	Experience, market data, individual role and responsibilities, and individual performance
Annual Cash Performance Bonus (EIP Awards)		Variable cash compensation based on performance against annual goals of revenue, adjusted non-GAAP net income, and adjusted free cash flow	Motivates and rewards achievement of key financial results for the year	Annual target bonus opportunity determined annually based on market data, individual role and responsibilities, and individual performance; payout based on Company performance and individual performance
Long-Term Incentives (2004 Plan Awards)	Performance- Based Restricted Stock Units (PRSUs)

Variable compensation with payout in shares based on compound annual growth rate milestones related to the Company’s closing common stock price on award grant date and which may be attained during three year performance period

PRSUs vest as to 50% of shares earned based on satisfaction of specific closing common stock price performance levels (and not before the first anniversary of the grant date); the remaining earned shares vest at the end of performance period

			Directly aligns interests of executives with long-term stockholder value creation by linking potential payouts to stock price performance; also promotes retention	Intended target value of all LTI awards is based on individual role and responsibilities and market data; payout based on Company’s common stock price at time of settlement (for PRSUs and RSUs) or exercise (for stock options); minimum one year vesting for all LTI awards
	Stock Options	Variable compensation based on increase in stock price from date of grant, subject to exercise of right of ownership; award vests over three years	Directly aligns interests of executives with long-term stockholder value creation and provides upside potential over a seven year option term; also promotes retention
	Restricted Stock Units (RSUs)	Variable compensation with payout in shares with time-based vesting; award vests over three years	Directly aligns interests of executives with long-term stockholder value creation and promotes retention

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Compensation Discussion and Analysis (continued)

Other elements of our fiscal 2016 executive compensation program, including the deferred compensation plan, health, welfare and other personal benefits, and post-employment compensation arrangements are described below.

Base Salaries

Effective July 1, 2016, the Compensation Committee recommended, and the Board approved, a $925,000 base salary for Dr. Su, which represented an increase of $75,000 (8.8%) from her fiscal 2015 base salary. This increase was in recognition of Dr. Su’s past and expected future contributions to us, and improved the competitiveness of her base salary as compared to the base salaries of comparable chief executive officers in our peer group. Based on its review of the competitive market data, the Compensation Committee made no changes to the base salaries of our other Named Executive Officers during fiscal 2016.

The annual base salaries of our Named Executive Officers as of the beginning and end of fiscal 2016 are set forth in the table below.

Named Executive Officer	Base Salary as of December 30, 2016	Base Salary as of December 26, 2015	Percentage Increase
Lisa Su	$925,000	$850,000	8.8%
Devinder Kumar	$530,000	$530,000	No Change
James Anderson	$500,000	$500,000	No Change
Forrest Norrod	$530,000	$530,000	No Change
Mark Papermaster	$550,000	$550,000	No Change

Annual Cash Performance Bonuses

Generally, short-term incentives in the form of an annual cash performance bonus are provided to our Named Executive Officers under the EIP. These bonuses are designed to reward, where earned, short-term performance and the achievement of the principal goals of our annual operating plan.

Under the EIP, the amount of our Named Executive Officers’ annual cash performance bonus is calculated based on (i) his or her target annual cash performance bonus opportunity and (ii) our corporate financial performance for the applicable performance period as measured against one or more pre-established performance levels. The financial measures and related performance levels for the performance period are approved by the Compensation Committee shortly after the commencement of the fiscal year. Bonuses earned under the EIP are paid in a single lump-sum amount after the end of the fiscal year.

For fiscal 2016, each Named Executive Officer’s annual cash performance bonus under the EIP was determined based on our performance during fiscal 2016. The following illustrates how the 2016 annual cash performance bonuses under the EIP were calculated:

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Compensation Discussion and Analysis (continued)

The Compensation Committee used the following financial performance measures and weightings for fiscal 2016 to determine the amount of each Named Executive Officer’s 2016 annual cash performance bonus under the EIP:

Financial Measure	Weighting
Adjusted Non-GAAP Net Income	50%
Revenue	25%
Adjusted Free Cash Flow	25%

The performance levels for each financial performance measure were established by the Compensation Committee at the beginning of fiscal 2016, in each case in consultation with senior management. The performance levels were structured to align with our fiscal 2016 financial objectives taking into account overall affordability of the bonus opportunities provided under the EIP for fiscal 2016.

The Compensation Committee chose adjusted non-GAAP net income as a performance measure because it reflects our bottom-line financial performance or profitability, which the Compensation Committee believes is directly tied to improved stock price performance. The Compensation Committee assigned it a weight of 50% because it is a key short-term financial metric for the operation of our business and is a metric of significant importance to our stockholders. For purposes of the 2016 EIP, our “adjusted non-GAAP net income” was calculated by adjusting our fiscal 2016 GAAP net loss for non-GAAP financial adjustments and amounts accrued as of December 31, 2016 for fiscal 2016 bonuses under our Annual Incentive Plan. Non-GAAP financial adjustments include: (i) after-tax gain on sale of 85% equity interest in two subsidiaries; (ii) charge related to the sixth amendment to the wafer supply agreement with GLOBALFOUNDRIES Inc.; (iii) restructuring and other special charges, net; (iv) loss on debt redemption; (v) equity in loss of equity-method investee; (vi) stock-based compensation; and (vii) non-cash interest expense related to convertible debt.

The Compensation Committee chose revenue as a performance measure because it reflects our top-line growth, which the Compensation Committee believes is a strong indicator of our long-term ability to increase profitability, cash flow and improve stock price performance. For purposes of the 2016 EIP, our “revenue” was calculated as our GAAP net revenue for fiscal 2016.

The Compensation Committee chose adjusted free cash flow as a performance measure because it believes effective cash management is a key component of our strategy and our annual operating plan, the successful execution of which should lower indebtedness, increase financial flexibility, and ultimately drive improved company valuation and stock price performance. In addition, the Compensation Committee believes that the measure avoids artificial deflation of the annual cash performance bonus due to unusual items in the performance period and items that are not indicative of operating performance or the underlying performance of our core business. For purposes of the 2016 EIP, our “adjusted free cash flow” was calculated by adjusting our GAAP net cash provided by (used in) operating activities for fiscal 2016 for cash payments for (i) purchase of property, plant and equipment and (ii) cash payments for fiscal 2015 employee bonuses under the EIP and our Annual Incentive Plan, which were paid in March and April 2016.

The following table sets forth the fiscal 2016 performance targets and comparable actual results for the EIP:

2016 Executive Incentive Plan Financial Targets (in millions, except for percentages)
Financial Measure	(Threshold)	(Target)	(Maximum)	Actual Performance
Adjusted Non-GAAP Net Income	$(88)	$112	$363	$(76)
Revenue	$3,991	$4,704	$5,544	$4,272
Adjusted Free Cash Flow	$(4)	$196	$446	$36

The threshold, target, and maximum performance levels for the 2016 EIP were determined by the Compensation Committee using our fiscal 2016 operating plan as a benchmark, and provide for appropriate payout acceleration or deceleration above or below target. The fiscal 2016 EIP target level for each performance measure was

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Compensation Discussion and Analysis (continued)

determined by the Compensation Committee to be appropriately aggressive and aligned to our fiscal 2016 operating plan and objectives. Potential payouts are interpolated at an increasing rate between the threshold and target level and between the target and maximum level for each measure. The 2016 annual cash performance bonuses under the EIP for each Named Executive Officer are set forth below:

	2016 EIP Bonus Calculation
Named Executive Officer	Base Salary Earned During Fiscal 2016	Target Bonus Opportunity	2016 EIP Performance Factor	2016 EIP Bonus(1)
Lisa Su	$887,500	150.0%	33.6%	$432,656
Devinder Kumar	$530,000	100.0%		$172,250
James Anderson(1)	$500,000	100.0%		$162,500
Forrest Norrod	$530,000	100.0%		$172,250
Mark Papermaster	$550,000	100.0%		$178,750

(1)	The amounts reported in this column reflect the bonus amounts approved by the Compensation Committee and paid to the Named Executive Officers. Based on management’s recommendation, the Compensation Committee reduced the fiscal 2016 EIP bonuses payable to the Named Executive Officers by applying a 2016 EIP Performance Factor of 32.5% instead of 33.6%.

The Compensation Committee reviews and certifies our level of achievement for each performance measure before any payments are made. This review and certification is generally performed at the first regularly scheduled Compensation Committee meeting following the end of the year with any payout of the annual cash performance bonus occurring in March of such year. Under the terms of the EIP, the Compensation Committee has discretion to reduce any Named Executive Officer’s annual cash performance bonus prior to payment. Based on management’s recommendation, the Compensation Committee exercised this discretion and reduced the fiscal 2016 EIP bonuses payable to the Named Executive Officers by applying a 2016 EIP Performance Factor of 32.5% instead of 33.6%.

Long-Term Equity Awards

We believe that long-term incentive compensation in the form of equity awards provide a strong alignment between the interests of our Named Executive Officers and our stockholders. The Compensation Committee generally seeks to provide equity award opportunities that are consistent with our compensation philosophy (with the potential for larger payments for exceptional performance). The Compensation Committee also believes that long-term equity awards are an essential tool in promoting executive retention.

In fiscal 2016, the Compensation Committee and, in Dr. Su’s case, the non-management members of the Board, approved the following awards under our 2004 Plan:

Named Executive Officer	PRSUs (Target # of Shares)	Time-Based RSUs	Time-Based Stock Options	Aggregate Intended Target Value
Lisa Su	690,008	345,004	777,214	$7,000,000
Devinder Kumar	197,145	98,572	222,061	$2,000,000
James Anderson	197,145	98,572	222,061	$2,000,000
Forrest Norrod	197,145	98,572	222,061	$2,000,000
Mark Papermaster	197,145	98,572	222,061	$2,000,000

The aggregate intended target value was converted into a mix of 50% PRSUs, 25% RSUs and 25% stock options using a conversion price of $5.07 (the average closing price of our common stock over the 30 calendar-day period ending on July 15, 2016) and, for the stock options, also using a binomial factor of 44.39%. The amounts reported in the 2016 Summary Compensation Table represent the grant date fair values (i.e., accounting values) of the fiscal 2016 long-term equity awards computed in accordance with Accounting Standards Codification (ASC) Topic 718.

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Compensation Discussion and Analysis (continued)

2016 PRSU Awards. The PRSUs granted in fiscal 2016 to our Named Executive Officers (the “2016 PRSUs”) provide for a payout ranging from 0% to 250% of the target number of shares subject to the award (the “Target Shares”) based on the compound annual growth rate (“CAGR”) of the Company’s closing common stock price (for 30 consecutive trading days) during the three-year performance period that began July 15, 2016 and ends August 9, 2019 (the “Performance Period”). The Compensation Committee believes that the CAGR of our common stock price is the appropriate performance measure for the 2016 PRSUs because potential payouts under these awards are directly and transparently linked to stock price performance (i.e., stockholder value creation). The Compensation Committee chose not to subject the 2016 PRSUs to additional performance metrics because it determined that any metric other than stock price performance would be difficult to accurately calibrate given our transitioning business model and the ongoing market environment.

The following table below sets forth the potential payouts (as a percentage of the Target Shares) for the 2016 PRSUs:

Potential Payouts of 2016 PRSUs
CAGR Performance Level	30-Day Common Stock Closing Price During Performance Period	No. of Earned PRSUs (% of Target Number of PRSUs)
Below Threshold	Below “threshold” performance target	0%
Threshold	At or above “threshold” but below “target” performance target	50%
Target	At or above “target” but below “stretch 1” performance target	100%
Stretch 1	At or above “stretch 1” but below “stretch 2” performance target	150%
Stretch 2	At or above “stretch 2” but below “maximum” performance target	200%
Maximum	At or above “maximum” performance target	250%

Each of the applicable CAGR performance levels is a pre-established positive CAGR using the baseline price of $5.07 per share. The baseline price was determined as the average closing price of our common stock for the 30 calendar-day period ending July 15, 2016 (i.e., the grant date of the 2016 PRSUs). The specific CAGR performance target levels represent aggressive double digit percentage increases from the baseline price, each calibrated to motivate and appropriately reward our Named Executive Officers for delivering improved company valuation and stock price performance over the Performance Period.

One-half of any PRSUs earned pursuant to the attainment of a CAGR performance level will vest and be paid out upon the Compensation Committee’s certification of attainment of the CAGR performance level (provided, however, that no PRSUs may be earned or vest prior to July 15, 2017, one year from the grant date), and the remaining half will vest and be paid out at the end of the Performance Period, subject in each case to the Named Executive Officer’s continued employment through each such vesting date, except to the extent an event triggers accelerated vesting of the PRSUs under the terms of his or her employment agreement or other agreement, as disclosed. Payout of one-half of any earned PRSUs before the end of the Performance Period is designed to motivate performance by delivering immediate value upon early achievement of the performance target.

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Compensation Discussion and Analysis (continued)

2015 PRSU Awards.  The PRSUs awarded to our Named Executive Officers in fiscal 2015 (the “2015 PRSUs”) provided for a payout ranging from 0% to 250% of the target number of shares of our common stock subject to each award (the “2015 Target Shares”) based on the CAGR of our common stock during the three-year performance period commencing on August 15, 2015, and that ends on August 15, 2018 (the “2015 PRSU Performance Period”). Each of the applicable CAGR performance levels was a pre-established positive CAGR using the baseline price of $2.43 per share. The baseline price was determined as the average closing price of our common stock for the 180 calendar-day period ending August 14, 2015 (i.e., the date immediately preceding the grant date of the 2016 PRSUs to our Named Executive Officers other that Mr. Anderson). Specifically, the Compensation Committee established the following CAGR performance levels and related potential payouts (as a percentage of the 2015 Target Shares) for the 2015 PRSUs:

Payouts of 2015 PRSUs
CAGR Performance Level	30-Day Common Stock Closing Price During Performance Period	Cumulative Percentage Return Based on Grant Date Closing Stock Price of $1.84 Per Share(1),(2)	No. of Earned Shares (% of 2015 Target Shares)
Below Threshold	Below $2.81	N/A	0%
Threshold	At or above $2.81 but below $3.23	53%	50%
Target	At or above $3.23 but below $4.20	76%	100%
Stretch	At or above $4.20 but below $4.75	128%	200%
Maximum	At or above $4.75	158%	250%

(1)	The grant date closing stock price of $1.84 is the closing price of our common stock on August 14, 2015, the last trading day before the grant date of the 2015 PRSUs to Dr. Su and Messrs. Kumar, Norrod and Papermaster.
(2)	Mr. Anderson’s 2015 PRSUs were granted to him on November 15, 2015. The closing price of our common stock on November 13, 2015, the last trading day before the grant date, was $1.99. The cumulative percentage return on Mr. Anderson’s 2015 PRSUs was 41% at threshold, 62% at target, 111% at stretch and 139% at maximum.

Before selecting these performance levels and related potential payouts, the Compensation Committee directed its compensation consultant to prepare an analysis of the historic total shareholder return (“TSR”) performance of the companies in the Standard & Poor’s 500 over the past ten years on a trailing three-year basis. This analysis indicated that, during this period, these companies demonstrated a median TSR of approximately 11.5% and TSR of approximately 21% at the 75th percentile. Based on its evaluation of the Company’s financial and operational objectives through fiscal 2018, its understanding of the Company’s plans for achieving these objectives, the results of the TSR analysis, a review of the market price of our common stock over the past five years, and its collective business judgment, the Compensation Committee determined that a target CAGR performance goal of 10% was achievable with focused effort by our executive officers and that a maximum CAGR performance goal of 25% was an aggressive but attainable goal if we executed strongly on our near-term business plans and these efforts were well received by investors. In establishing these performance levels, the Compensation Committee noted that both the $3.23 per share target stock price and $4.75 per share “stretch” stock price milestones represented favorable returns when measured against the then-current market price of our common stock (which was $1.84 per share on the grant date of the 2015 PRSUs ($1.99 for Mr. Anderson’s 2015 PRSUs)) and would directly align the potential payout to our Named Executive Officers with the production of a significant investment return for our stockholders.

In November 2016, the Compensation Committee determined that, because the market price of our common stock closed at or above $4.75 per share for 30 consecutive trading days during fiscal 2016, each of our Named Executive Officers had earned the maximum number of shares of our common stock that could be earned under the 2015 PRSUs (which equaled 250% of the target number of shares subject to the awards).

One-half of the shares of our common stock earned under the 2015 PRSUs were vested and settled in November 2016. The remaining earned shares will vest and be settled on August 15, 2018, subject to the Named Executive Officer’s continued employment through such date. The Compensation Committee designed the 2015 PRSUs to provide for this bifurcated settlement of the awards to promote long-term decision-making by our Named Executive Officers and to maintain the alignment of their interests with the interests of our stockholders since the value of these

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Compensation Discussion and Analysis (continued)

earned shares will be received only on the completion of the original three-year performance period (August 15, 2018) only if the Named Executive Officer continues to be employed through such date.

Stock Options.  Stock options are intended to align the interests of our Named Executive Officers with our stockholders because they will not realize any financial benefit from these awards unless our stock price increases above the exercise price over the seven-year option term. The stock options have an exercise price equal to 100% of the fair market value of our common stock on the grant date, which was $6.98 per share. The stock options vest (and become exercisable) over three years, 33- 1⁄3% on or about the first anniversary of the grant date (or such later date as may be selected by the Compensation Committee) and thereafter 8- 1⁄3% per quarter for the next following eight quarters, subject to each Named Executive Officer’s continued employment with us through each vesting date (unless his or her employment agreement or other agreement with us provides otherwise). The service-based vesting requirements are intended to further our retention objectives. The stock options expire seven years after the grant date.

RSUs.  RSUs are intended to encourage executive retention, manage share dilution, recognize individual performance, and align the interests of our Named Executive Officers with our stockholders because the value of the awards is tied to the market value of our common stock at the time of vesting. All of the RSUs awarded to our Named Executive Officers in fiscal 2016 vest over three years, subject to each Named Executive Officer’s continued employment with us through each vesting date (unless his or her employment agreement or other agreement with us provides otherwise); provided, however, no RSU award will vest before the first anniversary of the grant date.

Aggregate Intended Target Value of Fiscal 2016 Annual Equity Award Grants.  In determining the aggregate intended target value of each Named Executive Officer’s annual long-term equity award for fiscal 2016, the Compensation Committee reviewed data showing the market-competitive award levels based on our compensation peer group and the potential realizable value of each Named Executive Officer’s existing equity holdings. Additionally, in approving the fiscal 2016 equity awards for our Named Executive Officers, the Compensation Committee considered executive retention objectives and continuity within senior management and the following high level corporate goals: achieve fiscal 2016 annual operating plan, execute industry leading roadmap and meet customer commitments. The achievement of these high level goals drive our overall Company strategy and subsequently, the attainment of the performance objectives in the annual long-term incentive plan.

Accounting Considerations.  We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our Named Executive Officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that a recipient is required to render service in exchange for the option or other award. In accordance with ASC Topic 718, the accounting value of the 2016 PRSUs was determined by an outside professional valuation consultant using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718, except no assumptions for forfeitures are included.

Grant Timing Practices.  We have no practice or policy of coordinating or timing the release of company information around the grant date of our annual long-term equity awards. Our annual long-term equity awards are typically made in June, July, or August. On occasion, we grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes on a limited basis. These “off cycle” grants are made only on a limited basis.

See the “2016 Summary Compensation Table” and the “Grants of Plan-Based Awards in 2016” table below for more information on the equity awards that we granted to our Named Executive Officers in fiscal 2016.

Chief Executive Officer Employment Agreement

Our Chief Executive Officer has an employment agreement, effective October 8, 2014, approved by our Board that establishes her base salary and provides for annual incentive and long-term incentive awards under our approved

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Compensation Discussion and Analysis (continued)

plans (i.e., the EIP and 2004 Plan). In addition, the agreement provides for certain payments and benefits in the event of certain termination of employment scenarios, including following a change in control of the Company. For further information on this agreement, see the “Severance and Change in Control Arrangements” section beginning on page 58.

Deferred Compensation

In fiscal 2016, our Named Executive Officers were eligible to participate in our Deferred Income Account Plan (DIA) Participation in the DIA is intended to assist our Named Executive Officers in their retirement planning as well as to restore Company contributions that are lost due to IRS limits applicable to contributions in our Section 401(k) plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to the Company.

For further information about the DIA, see the “2016 Nonqualified Deferred Compensation” table below.

Health, Welfare and Other Personal Benefits (Perquisites)

In fiscal 2016, a broad population of our U.S. employees, including our Named Executive Officers, were eligible to receive the following health, welfare, perquisites and other personal benefits:

•	participation in our U.S. benefit programs, including our Section 401(k) plan, health care coverage, paid time-off, and paid holidays;

•	matching contributions under our Section 401(k) plan, which were equal to 75% of an employee’s annual contribution, up to the first 6% of compensation deferred under the plan; and

•	patent awards, if earned.

In addition to the above, our Named Executive Officers were eligible to receive an annual physical examination and executive life insurance.

The health, welfare, and other personal benefits described above are intended to be part of a competitive overall compensation program and help attract and retain executive talent.

For further information regarding the health, welfare and other personal benefits received by our Named Executive Officers during fiscal 2016, see the “2016 Summary Compensation Table” below.

Change in Control Agreements and Other Change in Control Arrangements

Any payments and benefits for our Chief Executive Officer in the event of her termination of employment in connection with a change in control of the Company are set forth in her employment agreement, the terms of which were the result of arms-length negotiations between our Chief Executive Officer and the Compensation Committee. Each of our other Named Executive Officers is party to a change in control agreement with us. These agreements are designed to encourage our Named Executive Officers’ continued services in the event of a potential change in control of the Company and to allow for a smooth leadership transition upon such a change in control. In addition, these agreements are intended to provide incentives to our Named Executive Officers to effectively execute the directives of our Board, even in the event that such actions may result in the elimination of a Named Executive Officer’s position.

Termination of Employment Required to Trigger Payments

Under the terms and conditions of these arrangements and agreements, each of our Named Executive Officers is eligible to receive certain specified payments and benefits only if (i) a “change in control” of us occurs and (ii) the Named Executive Officer’s employment is terminated or the Named Executive Officer is constructively discharged within two years of the change in control transaction. The Compensation Committee believes this structure strikes a balance between our incentive arrangements and our executive hiring and retention objectives without providing “windfall” payments and benefits to any Named Executive Officers who continue employment with an acquiring entity following a change in control of us.

For a detailed description of the payments and benefits under these arrangements and agreements payable to our Named Executive Officers, see “Severance and Change in Control Arrangements” below.

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Compensation Discussion and Analysis (continued)

Severance and Separation Arrangements

Any post-employment compensation payable to our Chief Executive Officer is governed solely by her employment agreement, the terms of which were the result of arms-length negotiations between her and the Compensation Committee. Under her employment agreement, our Chief Executive Officer is eligible to receive certain specified payments and benefits in the event that her employment is involuntarily terminated. The Compensation Committee believes that the amount payable to our Chief Executive Officer pursuant to her employment agreement is reasonable and competitive and provides a level of transition assistance in the event of her involuntary termination of employment with the goal of keeping her focused on our business rather than her personal circumstances.

With the exception of our Chief Executive Officer, all of our other Named Executive Officers participate in our Executive Severance Plan for Senior Vice Presidents (the “SVP Severance Plan”). The SVP Severance Plan is designed to provide uniform treatment in the event of an involuntary termination of employment of our U.S. senior executives (except our Chief Executive Officer) and to provide a level of transition assistance in such instances with the goal of keeping these senior executives focused on our business rather than their personal circumstances. A Named Executive Officer is not eligible to receive payments and benefits under the SVP Severance Plan if he or she receives severance payments and benefits in connection with a change in control of the Company pursuant to his or her change in control agreement. Although the majority of each of these Named Executive Officer’s fiscal 2016 target compensation is performance-based and contingent upon achievement of our financial goals or improvement in company valuation and stock price performance, the Compensation Committee believes that the SVP Severance Plan provides the covered executives important protections and promotes our objectives of attracting and retaining executive talent.

For a detailed description of the post-employment compensation payments and benefits payable to our Named Executive Officers, see “Severance and Change in Control Arrangements” below.

Other Compensation Policies

Compensation Recovery Policy

Our Worldwide Standards of Business Conduct provide that we may pursue all remedies available under applicable law to recover any incentive-based or other compensation (including equity awards) paid or granted to our employees or agents if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws.

In addition, the award agreement for each stock option, RSU, and PRSU granted since May 2010 to an employee at or above the level of senior vice president (which includes our Named Executive Officers) has included a compensation recovery (“claw-back”) provision. The claw-back provides the Compensation Committee with the right to recover all or a portion of the compensation attributable to the award if the employee’s direct involvement with fraud, misconduct, or his or her gross negligence contributes to or results in us being required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting requirement under the securities laws. The claw-back does not apply to any award granted more than 18 months before the date of the first public issuance or SEC filing of the financial document embodying the reporting requirement. In addition, with respect to awards granted in and after August 2015, we may claw-back the award if the recipient violates the non-competition or non-solicitation terms of the award agreement. The Compensation Committee may exercise these claw-back rights by cancellation, forfeiture, repayment, or disgorgement of any profits realized by the employee from the sale of our securities.

We continue to monitor the rulemaking activities of the SEC and Nasdaq with respect to the development, implementation and disclosure of compensation recovery provisions/policies. We expect to revise our compensation recovery provisions/policies in the future if and as required by applicable law.

Stock Ownership Requirements

Our stock ownership requirements are designed to increase our Named Executive Officers’ stakes in us and to align their interests more closely with those of our stockholders.

These requirements provide that on or before the Ownership Achievement Date (as defined below), our President and Chief Executive Officer should attain an investment position in our common stock equal to three-times

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Compensation Discussion and Analysis (continued)

her annual base salary, and our other Named Executive Officers should attain an investment position equal to one-and-one-half times their annual base salary.

Shares of our common stock counted toward the minimum stock ownership requirements include any shares held directly or indirectly by an executive officer and shares underlying vested but unexercised stock options, with 50% of the in-the-money value or shares (as applicable) of such stock options being used for this calculation.

The “Ownership Achievement Date” is five years from first appointment as an executive officer. In the case of an existing executive officer being appointed as our Chief Executive Officer, the “Ownership Achievement Date” is five years from the date of such appointment.

As of December 30, 2016, each of our Named Executive Officers was on target to comply with his or her applicable stock ownership requirement by the applicable Ownership Achievement Date.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their Chief Executive Officer and each of their three other most highly compensated executive officers (other than their Chief Financial Officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code or satisfies the conditions of another exemption.

The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of the relevant factors taken into consideration. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards or equity awards, which may not be deductible by reason of Section 162(m) or other provisions of the Code.

The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) deduction limitation.

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COMPENSATION AND LEADERSHIP RESOURCES COMMITTEE’S REPORT

The Compensation and Leadership Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

COMPENSATION AND LEADERSHIP RESOURCES COMMITTEE

Nora Denzel, Chair

Bruce Claflin

Nicholas Donofrio

50    ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION POLICIES AND PRACTICES

In February 2017, the Compensation Committee reviewed our compensation policies and practices for employees generally and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

In reaching this conclusion, the Compensation Committee, with the assistance of management, assessed our executive and broad-based compensation and benefits programs to determine if any of them created undesired or excessive risks of a material nature. The assessment included (i) a review of our compensation policies and practices for employees generally, (ii) identification of the risks that could result from such policies and practices, (iii) identification of the risk mitigators and controls, and (iv) analysis of the potential risks against the risk mitigators and controls and our business strategy and objectives. Although the Compensation Committee reviewed all of our compensation programs, the Compensation Committee focused on the programs that have variability of payout and in which employees could directly affect the payout of incentives. These programs included the EIP, Annual Incentive Plan, Long-Term Incentive Plan (“LTI”), Sales Incentive Plan and 2004 Plan.

In performing the assessment and reaching its conclusion, the Compensation Committee noted the following factors that the Compensation Committee believes may reduce the likelihood of undesired or excessive risk-taking:

•	Our overall compensation levels are competitive with the market;

•	Our compensation practices and policies appropriately balance base pay versus variable pay and short-term versus long-term incentives;

•	Although the EIP, Annual Incentive Plan, LTI and Sales Incentive Plan have variability of payout, the Compensation Committee believes that any potential risks associated with such plans are controlled or mitigated by one or more of the following: (i) the performance goals being multi-dimensional (i.e., adjusted non-GAAP net income, adjusted non-GAAP free cash flow, revenue), thereby increasing the range of performance over which incentives are paid, (ii) the performance goals being aligned with our transformation plan and business objectives and being quantitative financial measures, (iii) the use of sliding payout scales, with the payouts in certain instances being linearly interpolated for performance falling between the performance levels set by the Compensation Committee, (iv) the ability of the Compensation Committee and/or management to exercise discretion to reduce payouts, (v) the existence of multiple internal controls and approval processes that are intended to prevent manipulation of outcomes by any employee, including the Named Executive Officers, (vi) the incentive opportunities being capped, and (vii) the adoption of CAGR PRSUs which directly align payouts with stockholder value creation;

•	Although the grant of equity awards under the 2004 Plan could motivate our employees to, among other things, focus on increasing our short-term stock price rather than the creation of long-term stockholder value, the Compensation Committee believes that potential risks are controlled or mitigated by one or more of the following: (i) awarding a combination of PRSUs, RSUs and stock options, (ii) a PRSU minimum vesting period of one year from the grant date and a PRSU performance period of three-years, (iii) the vesting provisions of stock options and RSUs occurring over multi-year periods, (iv) caps on performance-based compensation opportunities, and (v) our stock ownership guidelines for our executive officers. In addition, we prohibit our employees, including Named Executive Officers, from engaging in hedging transactions in our securities; and

•	We have implemented claw-back provisions and policies, as described in more detail in “Compensation Discussion and Analysis” above.

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    51

2017 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table shows, for fiscal 2016, fiscal 2015 and fiscal 2014, the compensation for the individuals serving as our Chief Executive Officer and Chief Financial Officer and our three most highly compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal 2016.

For information on the role of each compensation component within the total compensation packages of the Named Executive Officers, see “Compensation Discussion and Analysis—2016 Executive Compensation Program.”

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(i)	(j)
Lisa T. Su
President and Chief Executive Officer	2016	886,340	—	7,983,393		2,408,120	432,656	14,266	11,724,775
	2015	849,992	300,000	4,438,124	(5)	1,804,858	—	25,412	7,418,386
	2014	656,823	300,000	7,821,727		2,707,576	248,135	13,811	11,748,072
Devinder Kumar
Senior Vice President, Chief Financial Officer and Treasurer	2016	530,005	—	2,280,965		688,034	172,250	13,337	3,684,591
	2015	530,005	—	2,429,007	(5)	471,358	—	24,182	3,454,552
	2014	514,882	—	1,560,973		497,563	169,950	23,452	2,766,820
James R. Anderson
Senior Vice President and General Manager, Computing and Graphics Business Group	2016	499,990	—	2,280,965		688,034	162,500	22,707	3,654,196
	2015	288,456	750,000	3,561,342	(5)	554,099	—	11,674	5,165,571
Forrest E. Norrod
Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group	2016	530,005	—	2,280,965		688,034	172,250	13,337	3,684,591
	2015	530,005	—	2,086,902	(5)	471,358	—	20,431	3,108,696
	2014	91,732	900,000	1,432,814		477,612	30,271	253	2,932,682
Mark D. Papermaster
Chief Technology Officer and Senior Vice President, Technology and Engineering	2016	549,994	—	2,280,965		688,034	178,750	13,390	3,711,133
	2015	549,994	225,000	2,903,825	(5)	471,358	—	20,010	4,170,187
	2014	549,994	225,000	1,951,219		621,955	181,500	17,057	3,546,725

(1)	Amounts shown in the column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the aggregate grant date fair value of the RSUs and PRSUs granted in the year indicated computed in accordance with ASC Topic 718. The grant date fair value (which is sometimes referred to in this proxy statement as the “accounting value”) is used to recognize the accounting expense for long-term equity awards. For a discussion of the assumptions made in the valuations reflected in this column, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report. For fiscal 2016, the amounts shown include the grant date fair value of the target number of PRSUs awarded in fiscal 2016 to each Named Executive Officer, as set forth in the table below. The grant date fair value of the PRSUs is determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718, except no assumptions for forfeitures were included.

As we explain on page 43 of this proxy statement, 50% of the target value of the equity awards approved by our Compensation Committee on June 26, 2016, was converted into a target number of PRSUs by dividing the approved target value of the PRSUs by $5.07, which was the average closing price of the Company’s stock over the 30 calendar-day period ending July 15, 2016 (the grant date). The average accounting value of the PRSUs granted to our Named Executive Officers during fiscal 2016, as determined by our outside professional valuation consultant using the Monte-Carlo simulation model and captured in the table above, was $3.60 per maximum PRSU. The aggregate accounting values of the PRSUs granted to our Named Executive Officers in fiscal 2016 are as follows:

Named Executive Officer	Grant Date	Shares Underlying PRSUs at Target (#)	Shares Underlying PRSUs at Maximum (#)	Grant Date Fair Value at Maximum ($)
Lisa T. Su	7/15/2016	690,008	1,725,020	6,210,072
Devinder Kumar	7/15/2016	197,145	492,862	1,774,305
James R. Anderson	7/15/2016	197,145	492,862	1,774,305
Forrest E. Norrod	7/15/2016	197,145	492,862	1,774,305
Mark D. Papermaster	7/15/2016	197,145	492,862	1,774,305

52    ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

2016 Summary Compensation Table (continued)

(2)	Amounts shown in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, the amounts represent the aggregate grant date fair value of option awards granted in the year indicated computed in accordance with ASC Topic 718, except no assumptions for forfeiture were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report.
(3)	Amounts represent cash performance bonuses paid under the EIP for fiscal 2016. See “Compensation Discussion and Analysis—Compensation Philosophy and Objectives—Annual Cash Performance Bonuses” above for more information about these payments, including the pre-established financial measures under the EIP.
(4)	The following table sets forth the components of the amounts presented in the All Other Compensation column (i) for fiscal 2016:

Named Executive Officer	Matching Contributions to 401(k) ($)	Life Insurance Premiums Paid By Company ($)	Company Contribution Under Deferred Income Account Plan ($)	Total ($)
Lisa T. Su	11,925	2,341	—	14,266
Devinder Kumar	11,925	1,412	—	13,337
James R. Anderson	11,925	1,332	9,450	22,707
Forrest E. Norrod	11,925	1,412	—	13,337
Mark D. Papermaster	11,925	1,465	—	13,390

(5)	The amount reported for each Named Executive Officer in the stock awards column for 2015 is greater than the corresponding amount reported in our 2015 Summary Compensation Table. In the fourth quarter of 2016, we learned that, due to an inadvertent error, our outside professional valuation consultant undervalued the accounting values of the PRSUs awarded to our Named Executive Officers during fiscal 2015 (the “2015 PRSUs”). The corrected accounting values of the 2015 PRSUs, which are reflected in the amount disclosed for each Named Executive Officer in the stock awards column for 2015 in this Summary Compensation Table, are: Dr. Su—$2,633,204; Mr. Kumar – $877,735; Mr. Anderson—$1,067,891; Mr. Norrod—$877,735; and Mr. Papermaster – $877,735. These amounts do not reflect dollar amounts actually received by the Named Executive Officers in respect of their 2015 PRSUs. Instead, these amounts represent the accounting values of the 2015 PRSUs computed in accordance with ASC Topic 718.

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    53

2017 NOTICE OF MEETING AND PROXY STATEMENT

2016 NONQUALIFIED DEFERRED COMPENSATION

The following table shows information for the Named Executive Officers who have accounts in the Deferred Income Account Plan (the “DIA”), a non-qualified deferred compensation plan, in fiscal 2016. Except for amounts deferred and vested prior to January 1, 2005, the DIA is subject to Section 409A of the Code.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Devinder Kumar	—		101,448	(152,655)	1,521,020
James R. Anderson	25,000	9,450	2,057	—	27,056
Mark D. Papermaster	—		3,110	—	21,887

(1)	Amount is included in the “Salary” column for fiscal 2016 of the “2016 Summary Compensation Table” above.
(2)	Amounts are included in the “All Other Compensation” column for fiscal 2016 of the “2016 Summary Compensation Table” above and reflect contributions by us that posted in fiscal 2017 but are attributable to 2016.
(3)	Represents the net amounts credited to or (debited) from the DIA accounts of Messrs. Kumar, Anderson and Papermaster as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market or preferential earnings (within the meaning of 17 CFR Section 229.402(c)(2)(viii)), and as a result are not reported in the “2016 Summary Compensation Table” above.
(4)	Amount does not include the amount in column (c) because our contributions posted in fiscal 2017, although the contributions were applicable to fiscal 2016.

We maintain the DIA, which allows eligible employees, including the Named Executive Officers, to voluntarily defer receipt of a portion of their salary, bonus and any commission payments until the date or dates selected by the participant. Participants may defer up to 50% of annual base salary and/or 100% of commissions and bonuses. Earnings on the deferred accounts are based on the performance of the investment funds selected by the participants. Participants make a deferral election, prior to the year in which the compensation is earned, that may not be terminated or changed during the year for which it was made. Generally, we make a discretionary contribution to the participant’s account if his or her annual base salary, minus his or her Section 401(k) contribution before the deferral, is greater than the annual compensation limit for Section 401(k) plans. The contribution, if any, is equal to the lesser of (i) 50% of the deferred compensation credited to the participant’s account for the year or (ii) a discretionary percentage of the participant’s base salary in excess of the eligible Section 401(k) compensation limit for the year minus the participant’s Section 401(k) contributions. For fiscal 2016, our discretionary contribution percentage under option (ii) above was 4.5%. Participants are 100% vested in the value of their accounts. Participants may select their desired benchmark investment fund(s) in which their accounts are deemed to be invested and may change their investment elections at any time, with such change effective as of the next business day. The amount of investment gain or loss that is credited to the participant’s account depends on the participant’s investment election. For 2016, we utilized investment funds in an array of asset classes, substantially aligned to those offered under our Section 401(k) plan. We have placed assets in mutual funds held in a Rabbi trust established for the DIA. For fiscal 2016, the investment return credited to Messrs. Kumar’s, Mr. Anderson’s and Papermaster’s DIA accounts was 7.2%, 16.5% and 16.6%, respectively, based on their investment elections for their respective DIA accounts. This investment return was calculated by taking the aggregate gain in fiscal 2016 and dividing it by the aggregate balance as of the beginning of fiscal 2016.

The DIA accounts are distributed following a participant’s termination of employment with us unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). At the time a participant makes his or her deferral election, he or she may elect a different form of distribution for such year’s deferred compensation. The participant may elect a single lump sum distribution or annual installment distributions over three to ten years. The default form of distribution is a single lump sum. A participant may change the form of distribution election, subject to the terms of the DIA.

A participant may elect to withdraw all or part of his or her account while employed by us, subject to the terms of the DIA. The in-service withdrawal date must be at least two years after the plan year in which the election was made. An in-service withdrawal date may be changed, subject to the terms of the DIA. An unscheduled payment may also be made, subject to the terms of the DIA.

54    ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2016. The equity awards reported in the Option Awards column consist of non-qualified stock options. The equity awards in the Stock Awards column consist of RSUs and PRSUs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lisa T. Su
						81,318(2)	922,146
						41,313(3)	468,489
						144,949(3)	1,643,722
						16,670(3)	189,038
						412,082(4)	4,673,010
						345,004(8)	3,912,345
						1,545,308(9)	17,523,793
								1,035,012(11)	11,737,036
	716,972	—		5.66	1/15/2019
	214,452	—		5.87	6/15/2019
	300,553	—		3.90	7/22/2020
	470,724	156,919(12)		4.08	8/12/2021
	298,399	149,200(13)		2.80	10/31/2021
	745,999	373,000(13)		2.80	10/31/2021
	462,286	924,573(14)		2.92	12/26/2022
	—	777,214(18)		6.98	07/26/2023
Devinder Kumar
						40,659(2)	461,073
						384,467(5)	4,359,856
						137,361(4)	1,557,674
						98,572(8)	1,117,806
						515,103(9)	5,841,268
								295,717(11)	3,353,431
	26,875	—		7.87	2/15/2017
	21,875	—		8.80	5/15/2017
	21,875	—		6.49	8/15/2017
	21,875	—		7.57	11/15/2017
	21,875	—		8.60	2/15/2018
	73,620	—		7.50	6/15/2018
	53,613	—		5.87	6/15/2019
	726,556	—		2.68	1/15/2020
	255,470	—		3.90	7/22/2020
	235,361	78,460(12)		4.08	8/12/2021
	208,425	291,796(15)		1.84	8/15/2022
	—	222,061(18)		6.98	7/26/2023
James R. Anderson
						501,125(6)	5,682,758
						143,178(6)	1,623,639
						98,572(8)	1,117,806
						589,346(9)	6,683,178
								295,717(11)	3,353,431
	260,703	260,704(16)		2.58	6/19/2022
	—	222,061(18)		6.98	7/26/2023
Forrest E. Norrod
						61,010(7)	691,853
						137,361(4)	1,557,674
						98,572(8)	1,117,806
						102,778(10)	1,165,503
						515,103(9)	5,841,268
								295,717(11)	3,353,431
	298,630	149,327(17)		2.61	11/15/2021
	158,425	291,796(15)		1.84	8/15/2022
	—	222,061(18)		6.98	7/26/2023

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    55

2017 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at 2016 Fiscal Year-End (continued)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Expiration Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Mark D. Papermaster
							50,825	(2)	576,356
							576,701	(5)	6,539,789
							137,361	(4)	1,557,674
							98,572	(8)	1,117,806
							515,103	(9)	5,841,268
										295,717	(11)	3,353,431
	446,993	—			5.76	11/15/2018
	214,452	—			5.87	6/15/2019
	270,497	—			3.90	7/22/2020
	294,202	98,075	(12)		4.08	8/12/2021
	208,425	291,796	(15)		1.84	8/15/2022
	—	222,061	(18)		6.98	7/26/2023

(1)	The dollar value of these awards is calculated by multiplying the number of units by $11.34 per share, the last reported sales price of our common stock on December 30 2016, the last trading day of fiscal 2016.
(2)	This RSU award vests 33 1⁄3% on each of August 9, 2015, 2016 and 2017.
(3)	This RSU award vests 33 1⁄3% on each of October 8, 2015, 2016 and 2017.
(4)	This RSU award vests 33 1⁄3% on each of December 26, 2016, 2017 and 2018.
(5)	This RSU award vests 33% on January 15, 2017 and 67% on January 15, 2018.
(6)	This RSU award vests 33 1⁄3% on each of June 19, 2016, 2017 and 2018.
(7)	This RSU award vests 33 1⁄3% on each of November 9, 2015, 2016 and 2017.
(8)	This RSU award vests 33 1⁄3 on each of August 9, 2017, 2018 and 2019.
(9)	The performance criteria for this PRSU was certified by the Compensation Committee to have achieved the milestone set forth for 250% of the target shares awarded. One-half of the earned shares were released in November 2016; the remaining shares in the table will vest on August 15, 2018, provided continued service through the end of the performance period.
(10)	The performance criteria for this sign-on PRSU award for Mr. Norrod was certified by the Compensation Committee to have achieved 56.16% of the target number of shares, based on EESC’s fiscal 2015 performance, as measured against performance goals established for each of the following performance metrics, each weighted 33 1⁄3%: (a) EESC net revenue, (b) EESC contribution operating profit and (c) the number and value of EESC design wins. One-half of the earned shares were released in February 2016; the remaining shares in the table vested in February 2017.
(11)	The number of PRSUs that may be earned is based on three-year compound annual growth rate milestones related to AMD’s closing stock price that may be attained within the three-year performance period that began on July 15, 2016 and ends on August 9, 2019 (the “Performance Period”), with the potential payout levels of PRSUs at 50%, 100%, 150%, 200%, and 250% of the target number of PRSUs granted, provided however, no more than 50% of any PRSUs earned pursuant to the attainment of a CAGR-performance level shall vest before the first anniversary of the grant date and 50% of the shares allowed under that specific performance level shall vest at the end of the Performance Period. The table reflects the expected achievement for this PRSU at 150% of the target number of PRSUs granted, based on performance status as of fiscal year end.
(12)	This option vested 33 1⁄3% on August 12, 2015 and then vests 8 1⁄3% quarterly for the next two years.
(13)	This option vested 33 1⁄3% on October 8, 2015 and then vests 8 1⁄3% quarterly for the next two years.
(14)	This option vested 33 1⁄3% on December 26, 2016 and then vests 8 1⁄3% quarterly for the next two years.
(15)	This option vested 33 1⁄3% on August 15, 2016 and then vests 8 1⁄3% quarterly for the next two years.
(16)	This option vested 33 1⁄3% on June 19, 2016 and then vests 8 1⁄3% quarterly for the next two years.
(17)	This option vested 33 1⁄3% on November 15, 2015 and then vests 8 1⁄3% quarterly for the next two years.
(18)	This option vests 33 1⁄3% on July 26, 2017 and then vests 8 1⁄3% quarterly for the next two years.

56    ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2016

The following table sets forth all plan-based awards granted to the Named Executive Officers in fiscal 2016.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Plan Name (b)	Grant Date (c)	Compensation Committee Action Date (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (j)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (k)	Exercise or Base Price of Option Awards ($/ Share) (l)	Grant Date Fair Value of Stock and Option Awards ($)(5) (m)
Lisa T. Su
	EIP		—	1,331,250	2,662,500
	2004 Plan	7/15/2016	6/27/2016			345,004	690,008	1,725,020				6,210,072
	2004 Plan	7/15/2016	6/27/2016						345,004			1,773,321
	2004 Plan	7/26/2016	6/27/2016							777,214	6.98	2,408,120
Devinder Kumar
	EIP		—	530,000	1,060,000
	2004 Plan	7/15/2016	6/27/2016			98,573	197,145	492,862				1,774,305
	2004 Plan	7/15/2016	6/27/2016						98,572			506,660
	2004 Plan	7/26/2016	6/27/2016							222,061	6.98	688,034
James R. Anderson
	EIP		—	500,000	1,000,000
	2004 Plan	7/15/2016	6/27/2016			98,573	197,145	492,862				1,774,305
	2004 Plan	7/15/2016	6/27/2016						98,572			506,660
	2004 Plan	7/26/2016	6/27/2016							222,061	6.98	688,034
Forrest E. Norrod
	EIP		—	530,000	1,060,000
	2004 Plan	7/15/2016	6/27/2016			98,573	197,145	492,862				1,774,305
	2004 Plan	7/15/2016	6/27/2016						98,572			506,660
	2004 Plan	7/26/2016	6/27/2016							222,061	6.98	688,034
Mark D. Papermaster
	EIP		—	550,000	1,100,000
	2004 Plan	7/15/2016	6/27/2016			98,573	197,145	492,862				1,774,305
	2004 Plan	7/15/2016	6/27/2016						98,572			506,660
	2004 Plan	7/26/2016	6/27/2016							222,061	6.98	688,034

(1)	Amounts represent the estimated cash performance bonuses payable under the Executive Incentive Plan (“EIP”) for fiscal 2016. For the Named Executive Officers, the actual amounts paid under the EIP for fiscal 2016 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “2016 Summary Compensation Table” above.
(2)	Amounts represent PRSUs. See “Compensation Discussion and Analysis—Compensation Philosophy and Objectives—Long-Term Equity Awards” and “—Special Retention Awards” above for more information about the PRSUs, including the pre-established performance periods and performance measures, and see footnotes to the “Outstanding Equity Awards at 2016 Fiscal Year-End” table above for a description of the PRSU vesting schedules.
(3)	Amounts represent time-based RSUs. See footnotes to the “Outstanding Equity Awards at 2016 Fiscal Year-End” table above for a description of the RSU vesting schedules.
(4)	Amounts represent stock options. See footnotes to the “Outstanding Equity Awards at 2016 Fiscal Year-End” table above for a description of the stock option vesting schedules. The stock options expire seven years after the grant date.
(5)	Amounts reflect the grant date fair value of the respective award computed in accordance with ASC Topic 718. Regardless of the value on the grant date, the actual value that may be realized from an award is contingent upon the satisfaction of the applicable conditions to vesting of that award, and for stock options, also upon the excess of AMD’s stock price over the exercise price. With respect to the PRSUs, in accordance with SEC rules, amounts reflect the fair value at the grant date based upon the probable outcome of the performance conditions and represent the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, except no assumptions for forfeitures were included. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table shows the value realized by the Named Executive Officers as a result of the exercise of stock options and stock awards that vested during fiscal 2016.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Lisa T. Su	—	—	2,124,107	15,254,441
Devinder Kumar	103,750	135,288	811,797	5,197,225
James R. Anderson	—	—	911,493	5,802,228
Forrest E. Norrod	50,000	440,897	930,542	6,158,718
Mark D. Papermaster	—	—	714,276	5,077,071

(1)	Value is the market price of our common stock on the date of vesting multiplied by the number of vested shares.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have entered into an employment agreement with Dr. Su, our current President and Chief Executive Officer. In addition, Messrs. Kumar, Anderson, Norrod and Papermaster participate in the SVP Severance Plan and have each entered into a change in control agreement with us.

The SVP Severance Plan and change in control agreements are designed to (i) implement a uniform process for handling potential future involuntary departures of the Named Executive Officers, and (ii) encourage the Named Executive Officers’ continued services in the event of a potential change in control of us and to allow for a smooth transition upon such a change in control. In addition, these arrangements are intended to provide incentives to the Named Executive Officers to effectively execute the directives of our Board, even in the event that such actions may result in the elimination of a Named Executive Officer’s position. Under the terms of these arrangements, a Named Executive Officer is eligible to receive certain specified compensatory payments and benefits only if (i) a “change in control” occurs, and (ii) the Named Executive Officer’s employment is terminated, or the Named Executive Officer is constructively discharged, within two years of that change in control.

Dr. Su’s Employment Agreement. Pursuant to Dr. Su’s at-will employment agreement (the “Su Employment Agreement”), setting forth Dr. Su’s duties and obligations as our President and Chief Executive Officer, the Su Employment Agreement may be terminated by (i) us for Cause (as defined in the Su Employment Agreement), (ii) Dr. Su’s Involuntary Termination Without Cause (as defined in the Su Employment Agreement), (iii) Dr. Su’s Constructive Termination (as defined in the Su Employment Agreement), (iv) Dr. Su’s voluntary election to terminate her employment with us, or (v) Dr. Su’s death or disability.

Except as otherwise described in the next paragraph, in the event of Dr. Su’s Involuntary Termination Without Cause or Constructive Termination, subject to Dr. Su’s execution of a full release of claims, which remains effective, following such termination:

•	Dr. Su will be credited with an additional 12 months of service for purposes of calculating the service-based vesting of any unvested equity awards granted to Dr. Su on or after October 8, 2014 and 24 months of service for purposes of calculating the service-based vesting of any unvested equity awards granted to Dr. Su before October 8, 2014. Any performance-based equity award for which the service-based vesting condition has been satisfied as of the date of termination will continue in accordance with the terms of the applicable award agreement and will be earned or forfeited based on actual performance for the applicable performance period. The settlement of any earned performance-based equity award will occur at such time as such performance-based equity award would have been settled had Dr. Su continued her employment with us;

•	We will make a lump-sum cash payment to Dr. Su in an amount equal to two times her then base salary; and

•	We will, for 24 months following the date of termination, pay Dr. Su an amount equal to the COBRA premium for continuation coverage for herself and her dependents (if applicable) under our group medical and dental plans on a monthly basis.

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Severance and Change in Control Arrangements (continued)

In the event of Dr. Su’s Involuntary Termination Without Cause or Constructive Termination between the public announcement of a transaction that results in our Change of Control (as defined in the Su Employment Agreement) and 24 months after such Change of Control, subject to Dr. Su’s execution of a full release of claims, which remains effective, following such termination:

•	We will pay Dr. Su her earned but unpaid base salary through the date of termination and all other amounts to which Dr. Su is entitled under any of our compensation plans or practices on the date of termination;

•	All unvested equity awards then held by Dr. Su will accelerate and be deemed fully vested, and all performance-based vesting conditions will be deemed achieved at the target levels set forth in the applicable award agreement;

•	We will make a lump-sum cash payment to Dr. Su in an amount equal to two times her base salary plus two times her target annual bonus, in each case at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of termination;

•	We will pay Dr. Su the pro-rata amount of her annual bonus accrued under the EIP assuming performance at target levels for the portion of the year prior to the date of termination; and

•	We will, for 24 months following the date of termination, pay Dr. Su an amount equal to the COBRA premium for continuation coverage for herself and her dependents (if applicable) under our group medical and dental plans on a monthly basis. In addition, we will pay Dr. Su $4,000 for 12 months following the date of termination for financial planning and tax planning services.

Under the terms of the Su Employment Agreement, upon a termination of employment in connection with a change in control, Dr. Su’s severance payments and benefits will be made in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code (relating to Section 280G of the Code), whichever of the foregoing amounts is greater on an after-tax basis (i.e., a parachute payment cut-back).

Executive Severance Plan for Senior Vice Presidents.    With the exception of Dr. Su, all of the Named Executive Officers participated in the SVP Severance Plan as of the end of fiscal 2016.

Under the terms of the SVP Severance Plan, any participant who (i) is involuntarily terminated other than for cause (as defined in the SVP Severance Plan) or as a result of death or disability (as defined in the SVP Severance Plan) and (ii) is not offered a job with one of our affiliates or a successor of us, will be entitled to the following benefits, subject to the participant’s execution of a full release of claims, which remains effective, following such termination:

•	We will make a lump-sum cash payment to the participant in an amount equal to 12 months of base salary;

•	We will, for 12 months following the date of termination, pay COBRA premiums for continuation coverage under our group medical and dental plans; and

•	We will allow participants to use our Employee Assistance Plan for up to 12 months.

Additionally, we will seek reimbursement on a pro-rata basis, of severance benefits if we re-employ a participant during the 12 months following receipt of a severance payment under the SVP Severance Plan.

The SVP Severance Plan is intended to represent the exclusive severance benefits payable to a participant by us. Accordingly, any Participant who is entitled to receive severance benefits payable in connection with a change of control pursuant to a change in control agreement may not also receive severance benefits under the SVP Severance Plan. In other words, a participant may not collect severance benefits under the SVP Severance Plan if he or she receives benefits under a change in control agreement with us.

Although we expect to maintain the SVP Severance Plan indefinitely, we may amend, modify or terminate the SVP Severance Plan at any time. Therefore, severance benefits under the SVP Severance Plan are not guaranteed and may be eliminated in the future. Our SVP Severance Plan includes non-defamation and other administrative provisions.

Change in Control Agreements.    We entered into change in control agreements with Messrs. Kumar, Anderson, Norrod and Papermaster designed to encourage their continued services in the event of a change in control. For purposes of these change in control agreements, a change in control generally means any of the following events:

•	the acquisition by any person representing more than 50% of our then outstanding shares of stock or the combined voting power of our voting securities;

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Severance and Change in Control Arrangements (continued)

•	a change of the majority of the Board during any two consecutive years, unless certain Board approval conditions are met;

•	a merger or consolidation of us into any other corporation, where immediately after the merger or consolidation 50% or less of the combined voting power is held by holders of our voting securities immediately before such merger or consolidation; or

•	the stockholders approve a plan of complete liquidation or there is a consummated a sale of all or substantially all of our assets.

The change in control agreements provide that, if within two years after a change in control, the Named Executive Officer’s employment is terminated by us without cause or they are constructively discharged, the Named Executive Officer will receive:

•	a lump sum severance benefit equal to the sum of two times the executive’s rate of annual base compensation at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of the change in control, plus two times the target annual bonus in the year of termination;

•	all unvested equity will vest and be exercisable, and options may be exercised for the period of one year from the date of termination or the original option term, whatever is shorter;

•	payment of the executive’s prorated accrued bonus assuming performance at target levels for the portion of the year prior to the date of termination;

•	reimbursement of personal financial and tax planning up to $4,000 for twelve months following the date of termination; and

•	12 months’ continued health and welfare benefits comparable to those in effect at termination and a gross-up for any income taxes due as a result of the payment by us for such health and welfare benefits.

The payments and benefits pursuant to the change in control agreements are subject to the executive’s execution of a release of claims. Further, upon a termination of employment in connection with a change in control, the executive’s severance payments and benefits will be made in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code (relating to Section 280G of the Code), whichever of the foregoing amounts is greater on an after-tax basis (i.e., a parachute payment cut-back).

AMD Policies.    We have adopted a policy to not enter into any change in control agreements or arrangements containing an excise tax gross-up provision. Dr. Su’s change in control agreement does not provide for an excise tax gross-up.

We have also adopted a policy to not enter into any change in control agreement or arrangement with any executive officer that provides for a cash severance payment (upon both our change in control and a subsequent termination of employment) in excess of (i) two times the sum of the respective executive officer’s base salary and annual target bonus, plus (ii) a prorated annual target bonus for the year in which the termination of employment occurs. Dr. Su’s change in control agreement complies with this limitation.

Vesting of Awards.    All RSUs and stock options granted under our equity incentive plans become fully vested (i) if our successor refuses to assume or substitute similar awards for outstanding awards, upon a change in control, or (ii) if our successor assumes or substitutes similar awards for outstanding awards and the participant’s employment is terminated by our successor for any reason (other than for misconduct) or by the participant due to a constructive termination within one year following a change in control, upon such termination of employment. All PRSU vest to the extent the applicable performance criteria were achieved.

Potential Payments upon Termination or Change in Control.    The following table presents the amount of compensation and benefits payable to Dr. Su under her employment agreement in the event of (i) an involuntary termination without cause or a constructive termination (without a change in control), (ii) an involuntary termination without cause or a constructive termination in connection with a change in control and (iii) a separation due to death. As required by SEC rules, the amounts shown assume that the termination or death was effective as of December 31, 2016, exclude amounts earned through that time and are estimates of the amounts that would be paid out to Dr. Su.

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Severance and Change in Control Arrangements (continued)

The actual amounts to be paid out to Dr. Su can only be determined at the time of Dr. Su’s separation from us.

Name	Type of Benefit	Involuntary Termination Without Cause/Constructive Termination ($)		Qualifying Termination Following a Change in Control ($)		Separation Due to Death or Disability ($)
Lisa T. Su
	Severance	1,850,000	(1)	4,625,000	(2)	—
	Annual Bonus	432,656		1,387,500		—
	Stock Options	10,903,202	(3)	16,772,378	(3)	—
	Restricted Stock Units	10,776,221	(4)	26,642,956	(5)	—
	Health and Welfare	29,647	(6)	29,647	(6)	—
	Life Insurance	—		—		2,000,000	(7)
	Financial Planning	—		4,000		—
	Total	23,991,726		49,461,481		2,000,000

(1)	Amount represents two times Dr. Su’s base salary of $925,000.
(2)	Amount represents two times Dr. Su’s base salary of $925,000, plus two times her target annual bonus and the pro-rata amount of her annual bonus accrued under the EIP assuming performance at target levels for the portion of the year prior to the date of termination.
(3)	Amounts represents the value of unvested stock options that would have accelerated upon Dr. Su’s termination of employment under the scenarios described above. The value is calculated based on the difference between the exercise price of the options and $11.34 per underlying share, the last reported sales price of our common stock on December 30, 2016, the last trading day of fiscal 2016.
(4)	Amount reflects the value of unvested RSUs that would have vested during the 24-month period after her termination, and includes the PRSUs because the applicable performance-based conditions of those PRSUs were met as of December 31, 2016. The value of the unvested and accelerated RSUs is $11.34 per share, the last reported sales price of our common stock on December 30, 2016, the last trading day of our 2016 fiscal year.
(5)	Amount reflects the value of all unvested RSUs that will vest in the event of the scenario described above and includes the PRSUs granted to Dr. Su because under the terms of the respective award agreements, such PRSUs accelerate upon a change of control. The value of the unvested and accelerated RSUs is $11.34 per share, the last reported sales price of our common stock on December 30, 2016, the last trading day of our 2016 fiscal year.
(6)	Amount represents our cost of paying COBRA premiums on behalf of Dr. Su and her dependents for 24 months following her termination based on rates for a current employee.
(7)	Amount reflects three times Dr. Su’s base salary of $925,000, subject to a maximum of $2,000,000.

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Severance and Change in Control Arrangements (continued)

The following table presents the amount that would be payable to Messrs. Kumar, Anderson, Norrod and Papermaster (i) under their respective change in control agreements, in each case assuming a termination of employment without cause or a constructive discharge that occurred within 24 months of a change in control, (ii) under the SVP Severance Plan assuming an involuntary termination of employment without cause outside of a change in control, and (iii) in the event of a separation due to death. As required by SEC rules, the amounts shown assume that such termination or death was effective as of December 31, 2016, include amounts earned through that time and are estimates of the amounts that would be paid out to the Named Executive Officers. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s separation from us.

Name	Type of Benefit	Involuntary Termination Without Cause/Constructive Termination ($)		Qualifying Termination Following a Change in Control ($)		Separation Due to Death ($)
Devinder Kumar
	Severance	530,000	(1)	2,120,000	(2)	—
	Annual Bonus	—		530,000		—
	Stock Options	—		4,309,868	(3)	—
	Restricted Stock Units	—		16,691,108	(4)	—
	Health and Welfare	18,090	(5)	37,047	(6)	—
	Life Insurance	—		—		1,590,000	(7)
	Financial Planning	—		4,000		—
	Total	548,090		23,692,023		1,590,000
James R. Anderson
	Severance	500,000	(1)	2,000,000	(2)	—
	Annual Bonus	—		500,000		—
	Stock Options	—		3,251,953	(3)	—
	Restricted Stock Units	—		18,460,811	(4)	—
	Health and Welfare	18,090	(5)	37,047	(8)	—
	Life Insurance	—		—		1,500,000	(7)
	Financial Planning	—		4,000		—
	Total	518,090		24,253,812		1,500,000
Forrest E. Norrod
	Severance	530,000	(1)	2,120,000	(2)	—
	Annual Bonus	—		530,000		—
	Stock Options	—		5,043,873	(3)	—
	Restricted Stock Units	—		13,727,425	(4)	—
	Health and Welfare	20,526	(5)	35,360	(8)	—
	Life Insurance	—		—		1,590,000	(7)
	Financial Planning	—		4,000		—
	Total	550,526		21,460,658		1,590,000
Mark D. Papermaster
	Severance	550,000	(1)	2,200,000	(2)	—
	Annual Bonus	—		550,000		—
	Stock Options	—		4,452,272	(3)	—
	Restricted Stock Units	—		18,986,324	(4)	—
	Health and Welfare	20,526	(5)	42,038	(9)	—
	Life Insurance	—		—		1,650,000	(7)
	Financial Planning	—		4,000		—
	Total	570,526		26,234,634		1,650,000

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Severance and Change in Control Arrangements (continued)

(1)	Under the SVP Severance Plan, the value of the severance benefit following an involuntary termination or separation due to death or disability is equal to a single lump sum severance payment equivalent to 12 months of base pay.
(2)	Under the change in control agreements with each of Messrs. Kumar, Anderson, Norrod and Papermaster, the value of the severance benefit following a termination without cause or a constructive termination within two years after a change in control is equal to a single lump sum severance payment equivalent to two times the executive’s rate of annual base pay, plus two times the target annual bonus in the year of termination. These calculations assume termination at compensation rates as of December 31, 2016.
(3)	The value of the unvested and accelerated stock options is the difference between the exercise price of the option and $11.34 per share, the last reported sales price of our common stock on December 30, 2016, the last trading day of our 2016 fiscal year. Amounts shown also reflect the value of stock option acceleration in the event of a change in control if our successor refuses to assume or substitute similar awards for outstanding stock options, pursuant to our equity incentive plans.
(4)	The value of the unvested and accelerated RSUs is $11.34 per share, the last reported sales price of our common stock on December 30, 2016, the last trading day of our 2016 fiscal year. Amounts shown also reflect the value of award acceleration in the event of a change in control if the successor refuses to assume or substitute similar awards for outstanding RSUs, pursuant to our equity incentive plans.
(5)	Under the SVP Severance Plan, the value of the health and welfare benefit following an involuntary termination is equal to 12 months of COBRA medical, dental and/or vision insurance premiums, based on the participant’s benefits plan elections in effect at the time of termination, and use of the employee assistance plan provided by us as part of the 12 months of COBRA coverage.
(6)	Amount reflects our annual cost of paying COBRA premiums on behalf of Mr. Kumar for 12 months following termination based on the rates of a current employee. Also includes a gross-up of $17,690 for income taxes due by Mr. Kumar as a result of our payment of health and welfare benefits on his behalf.
(7)	Amount reflects three times the Named Executive Officer’s base salary, which is $550,000 for Mr. Papermaster, $530,000 for Messrs. Norrod and Kumar and $500,000 for Mr. Anderson.
(8)	Amount reflects our annual cost of paying COBRA premiums on behalf of Messrs. Anderson and Norrod for 12 months following termination based on the rates of a current employee. Also includes gross-ups of $17,690 and 13,925 for income taxes due by Messrs. Anderson and Norrod respectively, as a result of our payment of health and welfare benefits on their behalf.
(9)	Amount reflects our annual cost of paying COBRA premiums on behalf of Mr. Papermaster for 12 months following termination based on the rates of a current employee. Also includes a gross-up of $20,193 for income taxes due by Mr. Papermaster as a result of our payment of health and welfare benefits on his behalf.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit and Finance Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Audit and Finance Committee applies our Worldwide Standards of Business Conduct, which provides that directors, Named Executive Officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Governance Principles require a director to promptly disclose to the Chairman of the Board any conflict of interest involving the director.

Mubadala Relationships.    Mubadala Technology Investments LLC, formerly known as Advanced Technology Investment Corporation (“Mubadala Tech”), West Coast Hitech L.P. (our largest stockholder, “WCH”) and GLOBALFOUNDRIES Inc. (one of our foundry suppliers, “GF”) are wholly-owned subsidiaries of Mubadala, a joint stock company incorporated in the Emirate of Abu Dhabi and owned by the Government of the Emirate of Abu Dhabi. As of February 27, 2017, WCH beneficially owned approximately 19.4% of our outstanding common stock.

Pursuant to the Master Transaction Agreement among us, Mubadala Tech and WCH dated on October 6, 2008, as amended, WCH has the right to designate one person for election to our Board for so long as WCH and its permitted transferees beneficially own at least 10% of our outstanding common stock. Mr. Yahia, who has been a member of our Board since November 2012, is WCH’s designated representative on our Board. Mr. Yahia serves as the CEO of the Technology & Industry global platform of Mubadala and is also a board member of GF. In addition, Mr. Edelman served as a member of our Board from February 2013 until February 2017. Mr. Edelman is a senior advisor to Mubadala.

Wafer Supply Agreement with GF.    On March 2, 2009, in connection with the consummation of the transactions contemplated by the Master Transaction Agreement, we entered into a Wafer Supply Agreement (the “WSA”) with GF. The WSA governs the terms by which we purchase products manufactured by GF. Pursuant to the WSA, we are required to purchase all of our microprocessor and accelerated processing unit (“APU”) product requirements and a certain portion of our graphics processing unit (“GPU”) product requirements from GF with limited exceptions. If we acquire a third-party business that manufactures microprocessor and APU products, we will have up to two years to transition the manufacture of such microprocessor and APU products to GF.

The WSA terminates no later than March 2, 2024. GF has agreed to use commercially reasonable efforts to assist us to transition the supply of products to another provider and to continue to fulfill purchase orders for up to two years following the termination or expiration of the WSA. During the transition period, pricing for microprocessor and APU products will remain as set forth in the WSA, but our purchase commitments to GF will no longer apply.

On August 30, 2016, we entered into a sixth amendment to the WSA. The sixth amendment modifies certain terms of the WSA applicable to wafers for our microprocessor, graphics processor and semi-custom products for a five-year period from January 1, 2016 to December 31, 2020.

The sixth amendment also provides us a limited waiver with rights to contract with another wafer foundry with respect to certain products in the 14nm and 7nm technology nodes and gives us greater flexibility in sourcing foundry services across our product portfolio. In consideration for these rights, we agreed to pay GF $100 million, which will be paid in installments starting in the fourth fiscal quarter of 2016 through the third fiscal quarter of 2017. Starting in 2017 and continuing through 2020, we also agreed to make quarterly payments to GF based on the volume of certain wafers purchased from another wafer foundry.

Further, for each calendar year during the term of the sixth amendment, we agreed to annual wafer purchase targets that increase from 2016 through 2020. If we do not meet the annual wafer purchase target for any calendar year, we will be required to pay to GF a portion of the difference between our actual wafer purchases and the wafer purchase target for that year.

We also agreed on fixed pricing for wafers purchased during the 2016 year and established a framework to agree on annual wafer pricing for the years 2017 to 2020. Our total purchases from GF related to wafer manufacturing and research and development activities were approximately $743 million in fiscal 2016. We expect that our future purchases from GF will continue to be material under the WSA, which is in place until 2024.

John R. Harding.    Mr. Harding served as a member of the Board from August 2012 until May 2016 and is the President and Chief Executive Officer of eSilicon, which is one of our suppliers. In November 2014, we entered into an agreement with eSilicon with respect to certain of our embedded products, under which we expect to pay eSilicon amounts exceeding $120,000. In fiscal 2016, we made payments to eSilicon of approximately $11 million.

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AUDIT AND FINANCE COMMITTEE’S REPORT

The Audit and Finance Committee of the Board consists of Mr. Householder, as Chair, and Messrs. Caldwell and Inglis. Each of the members of the Audit and Finance Committee is “independent” and “financially literate,” as determined by the Board and in compliance with SEC and Nasdaq rules. In addition, Mr. Householder was determined to be an “audit committee financial expert,” as that term is defined under SEC rules.

The Audit and Finance Committee oversees our internal audit function and independent registered public accounting firm and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements and the effectiveness of AMD’s internal control over financial reporting, AMD’s compliance with legal and regulatory requirements, the performance of our internal audit function and the independent registered public accounting firm’s qualifications, independence and performance by meeting regularly with the independent registered public accounting firm, our senior management and our internal audit, financial, and legal personnel. Management is responsible for the preparation, presentation and integrity of AMD’s financial statements and maintaining effective internal control over financial reporting. The independent registered public accounting firm is responsible for performing an audit of AMD’s annual financial statements and of the effectiveness of AMD’s internal control over financial reporting, and expressing opinions on both in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed AMD’s audited financial statements for the fiscal year ended December 31, 2016 with management and Ernst & Young LLP, AMD’s independent registered public accounting firm. The Audit and Finance Committee also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board AS 1301 “Communications with Audit Committees.” This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of AMD’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit and Finance Committee. The Audit and Finance Committee also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in AMD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit and Finance Committee and the Board also have recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as AMD’s independent registered public accounting firm for fiscal 2017.

AUDIT AND FINANCE COMMITTEE
Joseph A. Householder, Chair
John Caldwell
Michael J. Inglis
John W. Marren

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ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting.

Although ratification by our stockholders is not a prerequisite to the Audit and Finance Committee’s ability to select Ernst & Young LLP as our independent registered public accounting firm, the Audit and Finance Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Ernst & Young LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for the current fiscal year. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Finance Committee; provided, however, the Audit and Finance Committee may select Ernst & Young LLP notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Ernst & Young LLP is ratified, the Audit and Finance Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

Unless you vote otherwise, your proxy will vote for the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year. The Audit and Finance Committee meets with Ernst & Young LLP several times a year. A representative of Ernst & Young LLP is expected to be present at our Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year. Unless you indicate otherwise, your proxy will vote FOR ratification.

Independent Registered Public Accounting Firm’s Fees

The following is a summary and description of fees billed for services provided by Ernst & Young LLP for fiscal 2016 and fiscal 2015.

Service	2016 ($)	2015 ($)
Audit (1)	4,453,463	4,270,875
Audit-Related (2)	525,534	467,900
Tax (3)	278,333	97,338
All Other (4)	1,995	21,083
Total	5,259,325	4,857,196

(1)	Audit fees for fiscal 2016 and fiscal 2015 were associated with our annual consolidated financial statement audit and audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act, quarterly reports filed with the SEC, statutory audits required internationally, other regulatory filings, comfort letters, accounting advice related to the financial statements that are required to be filed by non-U.S. jurisdictions, and consents issued in connection with SEC filings or securities offerings.
(2)	Audit-related fees during fiscal 2016 and fiscal 2015 were for advice and compliance related audits (including audits of our employee benefit plans).

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Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm (continued)

(3)	Tax fees during fiscal 2016 and fiscal 2015 were for tax compliance and advisory services. In fiscal 2016, $44,743 of the tax fees were for tax compliance services, and in fiscal 2015, $54,662 of the tax fees were for tax compliance services.
(4)	All other fees for services that are not included under the “Audit,” “Audit-Related” or “Tax” categories during fiscal 2016 were $1,995 and for fiscal 2015 were $ 21,083.

Pre-Approval Policies and Procedures

Our Audit and Finance Committee Charter provides that the Audit and Finance Committee must pre-approve the engagement before an independent auditor is engaged by us or our subsidiaries to render audit or non-audit services. Audit and Finance Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit and Finance Committee regarding our engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the committee is informed of each service provided and such policies and procedures do not include delegation to our management of the committee’s responsibilities under the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals, provided such approvals are presented to the committee at a subsequent meeting. If the Audit and Finance Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit and Finance Committee must be informed of each non-audit service provided by the independent auditor.

Our Audit and Finance Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit and Finance Committee examines the effect that the performance of non-audit services may have upon the independence of Ernst & Young LLP. All services provided by Ernst & Young LLP in fiscal 2016 and fiscal 2015 were pre-approved by the Audit and Finance Committee after review of each of the services proposed for approval.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3—APPROVAL OF THE ADVANCED MICRO DEVICES, INC. AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of the 2004 Plan to: (i) increase the number of authorized shares that can be awarded to our employees, consultants and directors under the 2004 Plan by 27 million shares, and (ii) to amend the plan to prohibit the payment of dividends on unvested awards; and (iii) to reapprove the material terms of the performance goals under the 2004 Plan. The Compensation Committee recommended, and our Board has unanimously approved, the amendment and restatement of the 2004 Plan, subject to approval by our stockholders.

Our Named Executive Officers and directors will be eligible to receive awards under the 2004 Plan and therefore have an interest in this proposal. In the event that the amendment and restatement of the 2004 Plan is not approved by our stockholders, the 2004 Plan, which was previously approved by our stockholders, will continue to be in full force in accordance with its terms. We may continue to grant performance-based and other equity awards under the 2004 Plan. Unless you indicate otherwise, your proxy will vote for the approval of the amendment and restatement of the 2004 Plan.

Why the Board is Seeking Approval of the Amended and Restated 2004 Plan

Awards of shares of our common stock are a major part of long-term incentive program for our employees, consultants and directors. As noted in the “Compensation Discussion and Analysis,” above, we have long recognized that having an ownership interest in us is critical to aligning the financial interests of our employees with the interests of our stockholders.

The Board believes it is important to obtain an additional 27 million shares for grant under the 2004 Plan, which is the sole equity compensation plan under which we grant equity compensation awards, and to prohibit payment of dividends on unvested awards. In this proxy statement, we refer to any grant from the 2004 Plan as an “Award.”

Our 2004 Plan has an aggregate total number of 68,261,252 shares outstanding with 31,435,957 shares available for grant. Under the 2004 Plan, which is the sole equity compensation plan under which we grant equity awards, the aggregate total number of shares outstanding includes PRSUs’ achievement at the target level. We do not believe that this amount is sufficient to meet our anticipated grants of Awards through the date of our 2018 annual meeting of stockholders. As of February 27, 2017, approximately 6,750 or 80% of our employees (including executive officers), consultants and directors were eligible to participate in the 2004 Plan, of which six were executive officers, eight were non-employee directors and none were consultants. If stockholders do not approve the amendment and restatement of the 2004 Plan, the 2004 Plan will remain in effect until July 31, 2024; however, the shares available for equity-based compensation may be quickly depleted, and we may lose our ability to use equity as a compensation and retention tool. The Board anticipates that the additional shares requested will enable us to fund our current equity compensation program for at least the next year, accommodating anticipated grants related to the hiring, retention and promotion of employees.

The 2004 Plan is also amended to provide that the Compensation Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Compensation Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the participant unless and until, and only to the extent that, the Award vests. No dividends or dividend equivalents shall be paid on options or stock appreciation rights.

Stockholder approval of the amendment and restatement of the 2004 Plan under this Proposal No. 3 will be deemed to constitute approval of the performance criteria for performance-based awards that are intended to be deductible by us under Section 162(m) of the Code.

In its determination to approve the amendment and restatement of the 2004 Plan, the Board reviewed the burn rate disclosed in the section titled “Key Equity Metrics” below.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR

REASONS FOR SUPPORTING THE 2004 PLAN AMENDMENT AND RESTATEMENT

The Importance of Equity Compensation

The Board believes that long-term equity awards in the form of stock options, RSUs and PRSUs are an extremely important way to attract and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with our stockholders. The Board also believes that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant

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portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

Provisions Designed to Protect Stockholders

The 2004 Plan (as amended and restated) and our governance policies contain a number of provisions that we believe are designed to protect stockholder interests, including:

•	No liberal share counting. The 2004 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements.

•	No repricing of stock options. The 2004 Plan does not permit the repricing of stock options either by amending an existing award or by substituting a new award at a lower price without stockholder approval.

•	One-year minimum vesting period. Subject to limited exceptions, the 2004 Plan requires a one-year minimum vesting period on Awards of stock options, SARs, RSUs and restricted stock granted after April 29, 2015.

•	No discounted stock options. The 2004 Plan prohibits the granting of stock options with an exercise price less than the fair market value of the common stock on the date of grant.

•	Limitation on term of stock options. The maximum term of each stock option is ten years.

•	Recoupment (or claw-back policy). Under our Worldwide Standards of Business Conduct, we expressly reserve the right to claw-back incentive-based or other compensation (including equity-based compensation) paid to an employee if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws. In addition, all equity awards granted to our executive officers include a compensation recovery (“claw-back”) provision.

•	No excise tax gross-up payments. We will not enter into any change in control agreement or arrangement with an executive officer that provides for an excise tax gross-up payment.

•	Stock Ownership Guidelines. Our stock ownership requirements provide that our President and/or Chief Executive Officer should attain an investment position in our common stock having a value that is at least equal to three times his or her base salary, and that our other Named Executive Officers should attain an investment position having a value that is at least equal to one-and-one-half times their base salaries.

•	Anti-hedging policy. Our employees and directors are not permitted to hedge their economic exposure to our equity securities, meaning that they may not engage in buying or selling puts or calls or short-selling our securities.

Key Equity Metrics

Approval of the amendment and restatement of the 2004 Plan will enable us to compete effectively in the competitive market for employee talent over the coming years, while maintaining reasonable burn rates and overhang. The following table shows key equity metrics under the 2004 Plan:

Fiscal Year	Time-Based Stock Options Granted	Time-Based RSUs Granted	PRSUs Granted(1)	Actual PRSUs earned	Total Granted(2)	Weighted Average # of Common Shares	Burn Rate(3)
2016	2,198,404	24,660,982	2,024,020	5,143,093	32,002,479	835,000,000	3.83%
2015	7,568,305	32,991,202	5,182,476	457,533	41,017,040	783,000,000	5.24%
2014	8,355,081	17,805,491	5,223,327	562,043	26,722,615	768,000,000	3.48%
Average Three-Year Burn Rate (2014-2016)							4.18%

(1)	Reflects target number of PRSUs granted in applicable fiscal year.
(2)	Total number of shares granted in a particular fiscal year includes all time-based stock options, RSUs and PRSUs and performance-based options (granted in fiscal year 2014) for which the performance criteria was certified as attained and earned during such fiscal year.
(3)	PRSU shares granted in the applicable fiscal year and not yet earned are excluded from the calculation of burn rate.

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Item 3—Approval of the Amendment and Restatement of the 2004 Equity Incentive Plan (continued)

Summary of the 2004 Plan

The following paragraphs provide a brief summary of the principal features of the 2004 Plan and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the 2004 Plan, as amended and restated, is attached as Exhibit A to this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the 2004 Plan as set forth in Exhibit A. The closing price of our common stock on February 27, 2017 was $15.20.

Background and Purpose of the Plan

The 2004 Plan permits the grant of the following types of Awards: (i) non-statutory stock options that are not intended to qualify for favorable tax treatment under Section 422 of the Code, incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Code and stock appreciation rights granted at the fair market value of our common stock on the date of grant (“Fair Market Value Awards”), and (ii) restricted stock awards and RSUs (“Full Value Awards”). This amendment and restatement will increase the total number of shares remaining available for grant under the 2004 Plan by 27 million shares to 58,435,957 shares (which includes our shares remaining available for grant as of February 27, 2017). The 2004 Plan is the sole equity compensation plan under which we currently grant equity awards.

The 2004 Plan is intended to attract, motivate and retain employees, consultants and directors who provide significant services to us. The 2004 Plan also is intended to further our growth and profitability.

Administration of the 2004 Plan

The Board or a delegate or committee appointed by the Board administers the 2004 Plan. The Board has appointed the Compensation Committee as the administrator of the 2004 Plan. Awards may also be made pursuant to the Outside Director Equity Compensation Policy subject to limitations set forth in the 2004 Plan.

Subject to the terms of the 2004 Plan, the Compensation Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule) and interpret the provisions of the 2004 Plan and outstanding Awards. The Compensation Committee may delegate any part of its authority and powers under the 2004 Plan to one or more of our directors and/or executive officers, but only the Compensation Committee itself can grant Awards to participants who are our executive officers. In addition, Awards that are intended to be qualified as performance-based compensation as described under Section 162(m) of the Code may only be granted by a committee comprised exclusively of non-employee independent directors.

If we experience a stock dividend, reorganization or other change in our capital structure, the Compensation Committee has the discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Compensation Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. Non-statutory stock options, restricted stock, RSUs and stock appreciation rights may be granted to employees, consultants and directors, subject to the limitations set forth in the 2004 Plan. Incentive stock options can only be granted to employees. The actual number of individuals who will receive Awards under the 2004 Plan cannot be determined in advance because the Compensation Committee has the discretion to select the participants. No individual may receive Award(s) covering more than 10 million shares under the 2004 Plan in any calendar year, except that an individual may receive Award(s) covering up to 15 million shares during the first 12 months of service.

In determining whether an Award should be made, and/or the vesting schedule for any such Award, the Compensation Committee may impose whatever conditions to vesting that it determines to be appropriate.

However, no portion of any Award of stock options, SARs, RSUs or restricted stock granted after April 29, 2015, will vest before the first anniversary of the date of grant except in connection with the participant’s death, disability or termination of service, or a change of control. The Compensation Committee may provide for a vesting period of less than one-year if the shorter vesting period is set forth in the award documentation or other agreement between the participant and the Company as of the date of grant; provided, that, the maximum aggregate number of shares

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covered under Awards of stock options, SARs, RSUs or restricted stock granted after April 29, 2015, that are not subject to the foregoing one-year vesting requirement may not exceed five percent (5%) of the shares that may be authorized for grant under the 2004 Plan (as such authorized number of shares may be adjusted as provided under the terms of the 2004 Plan).

The Compensation Committee may decide to grant an Award only if the participant satisfies performance goals established by the Compensation Committee. The Compensation Committee may set performance periods and performance goals that differ from participant to participant. The Compensation Committee may choose performance goals based on either Company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the Compensation Committee may (but are not required to) specify performance goals for the entire Company and/or a business unit. Currently, performance goals may be based on the following, which may be measured on a GAAP or non-GAAP basis: net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total stockholder return, cash return on capitalization, revenue, revenue ratios (per employee or per customer), stock price, market share, stockholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), compound annual growth rate of our stock price, new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The performance goals may differ from participant to participant and from Award to Award. Such performance goals also may (but are not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Compensation Committee, in its sole discretion, may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals. Such adjustments may include one or more of the following: (i) items related to a change in an accounting principle, (ii) items relating to financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) items related to acquisitions, (vi) items attributable to the business operations of any entity we acquire during the applicable performance period, (vii) items related to the disposal of a business or segment of a business, (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period, (x) any other items of significant income or expense which are determined to be appropriate adjustments, (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets, (xiii) items that are outside the scope of our core, on-going business activities, (xiv) items related to acquired in-process research and development, (xv) items relating to changes in tax laws, (xvi) items relating to major licensing or partnership arrangements, (xvii) items relating to asset impairment charges, (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements, or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. To the extent that the Compensation Committee determines it to be desirable for Awards granted under the 2004 Plan to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual Award (if any) for each participant will be determined by the level of actual performance.

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Item 3—Approval of the Amendment and Restatement of the 2004 Equity Incentive Plan (continued)

Fair Market Value Awards

Under the 2004 Plan, the Compensation Committee can make the following Fair Market Value Awards:

Stock Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Compensation Committee may grant non-statutory and incentive stock options. The Compensation Committee determines the number of shares covered by each option.

The exercise price of the shares subject to each non-statutory stock option and incentive stock option cannot be less than 100% of the fair market value of our common stock on the date of the grant. The 2004 Plan prohibits any repricing of options after their grant, other than with stockholder approval.

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Compensation Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Compensation Committee. Options granted under the 2004 Plan expire at the times established by the Compensation Committee, but not later than ten years after the grant date.

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise. The Compensation Committee may also permit payment by check, the tender of shares that are already owned by the participant, a broker-assisted cashless exercise, any combination of the foregoing or by any other means that the Compensation Committee determines to be consistent with the purpose of the 2004 Plan.

Stock Appreciation Rights. Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. The Compensation Committee determines the terms and conditions of stock appreciation rights. However, no stock appreciation right may be granted with an exercise price that is less than fair market value of our common stock on the date of grant or have a term of over ten years from the date of grant. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the closing price of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. Our obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Compensation Committee may determine. The Compensation Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Awards to Non-Employee Directors

Non-employee directors’ initial and annual equity awards are made in the form of RSUs. See “Directors’ Compensation and Benefits,” above, for a discussion of our Outside Director Equity Compensation Policy.

Full Value Awards

Under the 2004 Plan, the Compensation Committee can make the following Full Value Awards:

Restricted Stock. Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Compensation Committee. The purchase price for an award of restricted stock, if any, shall be determined by the Compensation Committee. The Compensation Committee determines the number of shares of restricted stock granted to any employee or consultant and any terms and conditions that must be satisfied, including vesting conditions and/or satisfaction of performance goals. Once the restricted stock is issued, voting, dividend and other rights as a stockholder will exist with respect to the restricted stock. However, the restricted stock will not be transferable until the restricted stock vests.

Restricted Stock Units. RSUs obligate us to pay the recipient of the award a value equal to the fair market value of a specific number of shares of our common stock in the future if the terms and conditions scheduled by the Compensation Committee are satisfied. Payment under an RSU may be made in cash or in shares of our common stock. The purchase price for the shares, if any, shall be determined by the Compensation Committee. The Compensation Committee determines the number of shares that are subject to such RSUs and any terms and conditions that must be satisfied, including vesting conditions and/or satisfaction of performance goals. A holder of an RSU does not have any rights as a stockholder until shares of common stock, if any, are issued with respect to the RSU. Payment under an RSU will be made at a time that is permissible under or exempt from Section 409A of the Code. The Compensation

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Committee may permit a participant to defer the receipt of cash or shares pursuant to an RSU under the 2004 Plan. Any such deferral will be administered as determined by the Compensation Committee and in a manner that is intended to comply with Section 409A of the Code.

Change of Control

In the event of a merger or sale of substantially all of our assets, our successor will either assume or provide a substitute award for each outstanding Award. In the event our successor refuses to assume or provide a substitute award, the Compensation Committee is required to provide at least 15 days’ notice that the Award will immediately vest and become exercisable, as applicable, as to all of the shares subject to such Award, except for performance-based Awards which will not vest unless the applicable performance criteria have been achieved, and that such Award will terminate upon the expiration of such notice period. Notwithstanding the foregoing, in the event of our change of control, the Awards described under “Awards to Non-Employee Directors,” above, will immediately vest in full.

If, within one year after a change of control, a participant’s employment is terminated for any reason other than for misconduct (as defined in the 2004 Plan) or, with respect to certain participants who are executive officers, there is a constructive termination (as defined in the 2004 Plan) of their employment, all Awards held by that participant will become fully vested, except for performance-based Awards which will not vest unless the applicable performance criteria have been achieved (unless otherwise specified in the participant’s Award agreement, employment agreement or other agreement with us, see “Severance and Change in Control Arrangements,” above). A constructive termination generally occurs if the executive officer resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “change of control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then-outstanding shares of our common stock or the combined voting power of our then outstanding securities, a change in the majority of the Board over a two-year period (generally excluding any new directors approved by two-thirds of the existing members of the Board), certain mergers or corporate transactions in which we are not the surviving entity, our liquidation or a sale of substantially all of our assets.

Non-Transferability of Awards

Unless determined otherwise by the Compensation Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the participant, only by the participant.

Federal Tax Aspects

The following is a general summary under current law of the material federal income tax consequences of the grant, vesting and exercise of Awards under the 2004 Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that have been made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, federal employment tax and state and local income and employment tax treatment of participants in the 2004 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted to a participant, when that option vests or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for a participant for purposes of the alternative minimum tax, unless the participant sells or otherwise disposes of the shares in the year of exercise. Gain realized on the sale of shares issued under an incentive stock option is taxable at capital gains rates, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were

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transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year or two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the options’ exercise will be taxed at ordinary income rates. If the participant sells or otherwise disposes the shares before the end of the one-year or two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on the disposition of the shares.

Non-Statutory Stock Options

No taxable income is reportable when a non-statutory stock option is granted to a participant or when the option vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant or when the stock appreciation right vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares issued would be capital gain or loss.

Restricted Stock

Generally, a participant will not have taxable income upon grant of restricted stock. Instead, he or she will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares received (determined as of the date of vesting) minus any amount paid for the shares.

Restricted Stock Units

A participant will generally not recognize taxable income at the time of the grant of a RSU or when the RSU vests. When an award is paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. In the event of an award that is paid or settled at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered or payment is made to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code.

Gain or Loss on Sale or Disposition of Shares

In general, gain or loss from the sale or disposition of shares granted or awarded under the 2004 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Withholding

Where an award results in income subject to withholding, we may require the participant to remit the withholding amount to us or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Tax Effect for Us

Generally we will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Special rules under Section 162(m) of the Code limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers (other than its chief financial officer) for that tax year. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, under Section 162(m) of the Code qualifying performance-based compensation, including income from stock options and other performance based awards, may be deductible if the conditions of Section 162(m) are met. These conditions

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include, among other things, stockholder approval of the material terms of the 2004 Plan as discussed above, setting limits on the number of Awards that any individual may receive and establishing performance criteria that must be met before the Award (other than certain stock options) actually will vest or be paid. The 2004 Plan has been designed to permit the Compensation Committee in its discretion to grant Awards which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit us to receive a federal income tax deduction in connection with such Awards.

Stockholder approval of the 2004 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2004 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other Awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by us.

Amendment and Termination of the 2004 Plan and Prohibition on Repricing or Exchange of Awards Without Stockholder Approval

The Board generally may amend or terminate the 2004 Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange awards under the 2004 Plan, amend the 2004 Plan to increase the number of shares available under the 2004 Plan or change the class of employees eligible to participate in the 2004 Plan without stockholder consent. Under the terms of the 2004 Plan, the 2004 Plan will continue in effect until July 31, 2024.

New Plan Benefits

The equity awards granted under the 2004 Plan are to be made in the future and are therefore currently undeterminable. Equity awards granted under the 2004 Plan are at the discretion of the Compensation Committee which has not yet determined the future awards or recipients.

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Existing Plan Benefits

Historically, our non-employee directors have received annual equity grants under the 2004 Plan, pursuant to our Outside Director Equity Compensation Policy. See “Directors’ Compensation and Benefits” above for additional information about these equity grants.

The following table sets forth, as of February 27, 2017, summary information concerning the number of shares of our common stock subject to stock options and RSUs made under the 2004 Plan to our Named Executive Officers, director nominees, all executive officers as a group, all director nominees who are not executive officers as a group, all associates of any of such director nominees, executive officers, all other persons who received or are to receive 5% of such options or RSUs and all employees, including current officers who are not executive officers, as a group:

Name and Position	Number of Shares Underlying Option Grants (#)	Number of Shares Underlying Performance- Based Option Grants (#)(1)	Number of Shares Underlying RSU Grants (#)		Number of Shares Underlying Performance- Based RSU Grants (#)(1)
Lisa T. Su, President and Chief Executive Officer	5,590,291	—	2,597,472		4,048,976
Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer	2,713,572	—	1,494,332		1,177,718
James R. Anderson, Senior Vice President and General Manager, Computing and Graphics Business Group	743,468	—	1,065,026		668,620
Forrest E. Norrod, Senior Vice President and General Manager, Enterprise, Embedded and Semi-Custom Business Group	1,170,239	—	853,584		975,208
Mark D. Papermaster, Chief Technology Officer and Senior Vice President, Technology and Engineering	2,046,501	—	1,715,043		1,306,463
John E. Caldwell, Director	50,000	—	433,923		—
Bruce L. Claflin, Director	100,000	—	784,110		—
Nora M. Denzel, Director	—	—	208,107		—
Nicholas M. Donofrio, Director	—	—	350,068		—
Joseph A. Householder, Director	—	—	171,841		—
Michael J. Inglis, Director	—	—	208,107		—
John W. Marren, Director			15,693
Ahmed Yahia, Director	—	—	272,944		—
All current executive officers as a group (6 persons)	14,232,254	—	9,105,966		9,066,447
All director nominees who are not executive officers as a group (8 persons)	150,000	—	2,444,793		—
All associates of any of such director nominees, executive officers or directors	—	—	—		—
All other persons who received or is to receive 5% of such options or RSUs	—	—	—		—
All employees, including current officers who are not executive officers, as a group	86,763,343	1,987,108	164,704,052	(2)	11,529,514

(1)	Includes the number of shares of our common stock that could be earned assuming target achievement of the applicable performance conditions.
(2)	Includes 82,181 shares granted as restricted stock awards during 2004 to 2007; none of these awards were outstanding as of February 27, 2017.

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Item 3—Approval of the Amendment and Restatement of the 2004 Equity Incentive Plan (continued)

Summary

We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our success. Awards such as those provided under the 2004 Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendment and restatement of the 2004 Plan is essential for us to compete for talent in the challenging labor markets in which we operate.

Required Vote

This proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan. Unless you vote otherwise, your proxy will vote FOR the amendment and restatement.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4—APPROVAL OF THE ADVANCED MICRO DEVICES, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

General

Stockholders are being asked to approve the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”), described below. The ESPP was unanimously adopted by our Board on February 17, 2017, and will become effective following stockholder approval at this Annual Meeting.

The ESPP will initially authorize the issuance of 50,000,000 shares of common stock. The maximum aggregate number of shares of our common stock issuable under the ESPP will be 50,000,000, which represents approximately 5.3% of our outstanding shares of common stock as of February 27, 2017.

The primary purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan intended, for those eligible employees subject to U.S. federal income tax, to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code and to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its participating subsidiaries. The ESPP gives our employees an opportunity to purchase shares of our common stock at a discounted price. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in our success.

We believe that the ESPP is a powerful incentive and retention tool that will benefit all of our stockholders. Specifically, we believe the ESPP will enable us to: (i) provide eligible employees with a convenient means of acquiring an equity interest in us through payroll deductions, (ii) enhance such employees’ sense of participation in our affairs, and (iii) provide an incentive for continued employment. The ESPP will also align the interests of employees with those of our stockholders through increased stock ownership.

The Board approved the ESPP based upon a recommendation of the Compensation Committee. In making its determination, the Compensation Committee and the Board considered various factors in determining the appropriate share reserve under the ESPP, including an analysis prepared by Radford of practices of our 2016 peer group of companies described in “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant” and certain burn rate, dilution and overhang metrics as well as the costs of the share reserve. Specifically, the Board and the Compensation Committee considered that:

•	Radford advised that approximately 85% of technology companies maintain an employee stock purchase plan that is intended to be tax-qualified.

•	The 50,000,000 shares to be initially reserved for issuance under the ESPP represents approximately 5.3% of outstanding shares of common stock as of February 27, 2017.

•	The total aggregate equity value of the shares of common stock being requested under the ESPP, based on the closing price for one share of our common stock on February 27, 2017, is $760 million.

•	We expect the proposed aggregate share reserve under the ESPP to provide us with enough shares of common stock for approximately ten (10) years, depending on the price of our shares and expected hiring activity and eligible employee participation. We cannot predict these factors with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time.

•	If approved, the issuance of the 50,000,000 shares of common stock to be reserved under the ESPP would dilute the holdings of stockholders (calculated by dividing the number of shares to be reserved under the ESPP by the number of shares of our common stock outstanding as of February 27, 2017) by an additional 5.3%.

In light of the factors described above, and the fact that the Board believes that offering an ESPP is important to our ability to continue to attract and retain employees in the labor markets in which we compete for talent, the Board has determined that the size of the share reserve under the ESPP is reasonable and appropriate at this time.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety which is set forth in Exhibit  C to this proxy statement.

Shares Available; Administration

A total of 50,000,000 shares of common stock are initially reserved for issuance under the ESPP. We intend to register the shares reserved for issuance under the ESPP on a Form S-8.

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Item 4—Approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (continued)

The Compensation Committee (or its delegate) has the authority to interpret the terms of the ESPP and determine eligibility of participants. The Compensation Committee intends to initially delegate day-to-day administration of the ESPP to our Benefits Plan Administrative Committee. No purchase rights granted under the ESPP, and no shares of our common stock will be issued under the ESPP, until the ESPP has been approved by our stockholders.

Eligibility

Our employees are eligible to participate in the ESPP, if they are customarily employed by us or a participating subsidiary five months or more in any calendar year. However, an employee may not be granted rights to purchase shares of our common stock under our ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. The administrator may also elect to exclude certain employees from participating in an offering period if the exclusion is applied in an identical manner under each offering period to all employees. As of December 31, 2016, we had approximately 8,200 employees who could have been eligible to participate in the ESPP had the ESPP been in effect and the subsidiaries for whom such employees work been designated as participating companies under the ESPP.

Awards

For U.S. participants, the ESPP is intended to qualify under Section 423 of the Internal Revenue Code. Shares of common stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the administrator for each offering period, and will generally be the final trading day in each offering period. Offering periods under the ESPP will commence when determined by the administrator. The administrator may, in its discretion, modify the terms of future offering periods. The ESPP permits participants to purchase shares of our common stock through payroll deductions of up to 25% of their eligible compensation (subject to any lower limit specified by the administrator), which includes a participant’s gross base compensation for services to us, but excludes overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each offering period, establish a different definition of compensation. Also, the administrator has the discretion to adopt a different definition of compensation with respect to participants on payrolls outside of the United States.

In connection with each offering period, the administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis, specify:

(i) a maximum number of shares of common stock that may be purchased by any participant on any purchase date during such offering period, which, in the absence of a contrary specification by the administrator, will be 15,000 shares; and

(ii) a maximum aggregate number of shares of common stock that may be purchased by all participants on any purchase date during an offering period, which, in the absence of a contrary specification by the administrator, will be 10 million shares of common stock.

In no event will any employee be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of common stock as of the first day of the offering period.

By its terms, the ESPP provides the administrator some flexibility with respect to certain aspects of the operation of the ESPP, such as (x) the limit on the number of shares of common stock that may be purchased by a single participant during the offering period and (y) the limit on the aggregate number of shares of common stock that may be purchased by all participants on single purchase date or a single offering period. This flexibility allows the administrator to be able to adapt and adjust to our future compensation objectives. Initially, the administrator intends to apply the following purchase limits to offerings under the ESPP:

Applicable Limit	ESPP Provision	Intended Initial Level
Individual Purchase Limit (Per Purchase Date)	As specified by the administrator, but not exceeding 15,000 shares	2,000 shares
Overall Limit (Per Purchase Date)	As specified by the administrator, but not exceeding 10 million shares	5 million shares

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Item 4—Approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (continued)

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be designated by the administrator prior to the start of an offering period and will not be less than 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the ESPP at any time at least 15 calendar days prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment. A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Certain Transactions

In the event of certain non-reciprocal transactions with stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the ESPP and outstanding awards. In the event of certain significant transactions or a change in control, the administrator may provide for (a) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (b) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (c) the adjustment in the number and type of shares of common stock subject to outstanding rights, (d) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods, or (e) the termination of all outstanding rights.

Plan Amendment

The administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Internal Revenue Code.

Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the ESPP complies with Section 423 of the Internal Revenue Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

The right of U.S. participants to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

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Item 4—Approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (continued)

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of common stock have been issued under the ESPP as it is not yet effective.

Required Vote

This proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan. Unless you vote otherwise, your proxy will vote FOR the approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 5—APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Unless you indicate otherwise, your proxy will vote for the approval of the compensation paid to the Named Executive Officers.

The Compensation Committee, with assistance from its independent executive compensation consultant and counsel, has structured our executive compensation program to reflect our “pay-for-performance” philosophy. A significant portion of the compensation opportunities provided to the Named Executive Officers are dependent on our financial performance, which are intended to drive the creation of stockholder value. The Compensation Committee intends to continue to emphasize responsible compensation arrangements that attract, retain and motivate high caliber executive officers, motivate these executive officers to achieve our short-term and long-term business strategies and objectives and support career development and succession goals.

We have determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, you have the opportunity to vote “for” or “against,” or to “abstain” from voting on, the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2017 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the narrative discussion of such proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider our executive compensation philosophy and objectives and the elements of our executive compensation program, as contained in “Compensation Discussion and Analysis” above, as well as the following principles of our executive compensation program and other information:

•	Pay-for-Performance is Important. The Compensation Committee places a strong emphasis on performance-based compensation. To this end, approximately 90% of Dr. Su’s and 83% of the other Named Executive Officer’s aggregate total direct compensation opportunity (i.e., base salary, annual target cash performance bonus opportunity and target value of annual long-term equity awards for 2016) was in the form of a cash performance bonus and long-term equity awards.

•	Claw-Back Provisions and Policies in Effect. In addition to the adoption of other related policies, the Compensation Committee has implemented “claw-back” provisions and policies applicable to equity awards granted since May 2010 to employees at or above the senior vice president level, which includes all of the Named Executive Officers.

•	Pay Practices Aligned with Sound Risk Management. The Compensation Committee endeavors to structure our executive compensation program to motivate and reward the Named Executive Officers for appropriately balancing opportunity and risk, such as investing in key initiatives designed to advance our growth in existing and new markets while at the same time avoiding pay practices that encourage excessive risk-taking. In connection with the Compensation Committee’s review of our compensation policies and practices for all employees in general, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

•	Stock Ownership Guidelines in Effect. Our stock ownership requirements are designed to increase the Named Executive Officers’ stakes in us and to align their interest more closely with those of our stockholders. As of December 31, 2016, each of the Named Executive Officers were on track to comply with our stock ownership guidelines.

•	Policies Intended to Comport to Best Practices with respect to Change in Control Payments in Effect. During fiscal 2016, the Compensation Committee continued to adhere to the executive compensation policies it previously adopted, namely, the Compensation Committee will not approve any change in control arrangement that provides for excise tax gross-ups or cash severance payments in excess of (i) two times the sum of the executive officer’s base salary and annual target bonus, plus (ii) a prorated annual target bonus for the year in which termination occurs.

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Item 5—Approval on a Non-Binding, Advisory Basis of the Compensation of Our Named Executive Officers (“Say-on-Pay”) (continued)

Required Vote

Approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or us, the Board and the Compensation Committee values the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program. Unless the Board or the Compensation Committee modifies the determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at our 2018 Annual Meeting of stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Unless you vote otherwise, your proxy will vote FOR the approval of the compensation paid to the Named Executive Officers.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 6—APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

We are seeking an advisory vote from our stockholders as to how frequently they would like to cast an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer and advisory vote on named executive compensation once every 1 year, 2 years, or 3 years. Accordingly, you have the opportunity to choose the option of every “1 year,” “2 years,” “3 years,” or to “abstain” from voting on the following non-binding resolution relating to the frequency of the stockholder advisory vote on executive compensation:

“Resolved, that the option of every 1 year, every 2 years, or every 3 years that receives the greatest number of votes cast for this resolution by the holders of our common stock entitled to vote at the meeting will be determined to be the recommended frequency for which we should hold a stockholder advisory vote to approve the compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement.”

This non-binding “frequency” vote is required to be submitted to our stockholders at least once every six years. Our prior say-on-frequency vote occurred in 2011. At that year’s meeting, the majority of stockholders voted that advisory votes on executive compensation should occur every year.

The Board of Directors believes that continuing to conduct “say-on-pay” votes every year (as opposed to every 2 years or 3 years) is appropriate for us, and in the best interests of our stockholders, in order to continue providing stockholders with a frequent opportunity to give immediate and direct feedback on our executive compensation program.

As your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board of Directors or us. However, we value the opinions of our stockholders on executive compensation matters and we will take the results of this advisory vote into consideration when making future decisions regarding the frequency with which we will hold a stockholder advisory vote on the compensation paid to our named executive officers.

Required Vote

Approval, on an advisory basis, of whether the Say-On-Pay vote should occur every 1 year, 2 years or 3 years pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you select “ONE (1) YEAR” on the proposal determining the frequency of future advisory votes on the compensation of our Named Executive Officers. Unless you vote otherwise, your proxy will vote ONE (1) YEAR on the proposal determining the frequency for the advisory vote on executive compensation.

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INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the information in the “Compensation and Leadership Resources Committee’s Report” and “Audit and Finance Committee’s Report” of this proxy statement will not be incorporated by reference into any such filings, nor will it be deemed to be soliciting material or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. In addition, information contained on our Web site is not incorporated by reference in, or considered to be a part of, this proxy statement.

AVAILABLE INFORMATION

Our Annual Report, which includes our audited financial statements for the fiscal year ended December 31, 2016, has accompanied this proxy statement. You may also access a copy of our Annual Report at www.proxyvote.com and on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com. Upon your request, we will provide, without any charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94085 or by email to Corporate.Secretary@amd.com.

Important notice regarding Internet availability of proxy materials: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.proxyvote.com and on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

AMD, the AMD arrow logo and combinations thereof are either trademarks or registered trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

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Exhibit A

ADVANCED MICRO DEVICES, INC.

2004 EQUITY INCENTIVE PLAN

(Amendment and Restatement Adopted by the Board of Directors on March 22, 2006)

(Approved by the Stockholders on May 5, 2006)

(Amendment Adopted by the Board of Directors on October 13, 2006)

(Second Amendment and Restatement Adopted by the Board of Directors on February 26, 2009)

(Approved by Stockholders on May 7, 2009)

(Third Amendment and Restatement Adopted by the Board of Directors on March 5, 2010)

(Approved by Stockholders on April 29, 2010)

(Fourth Amendment and Restatement Adopted by the Board of Directors on March 14, 2012)

(Approved by Stockholders on May 10, 2012)

(Fifth Amendment and Restatement Adopted by the Board of Directors on March 16, 2013)

(Approved by Stockholders on July 12, 2013)

(Sixth Amendment and Restatement Adopted by the Board of Directors on March 19, 2014)

(Approved by Stockholders on May 8, 2014)

(Seventh Amendment and Restatement Adopted by the Board of Directors on February 12, 2015)

(Approved by Stockholders on April 29, 2015)

(Eighth Amendment and Restatement Adopted by the Board of Directors on February 12, 2016)

(Approved by Stockholders on May 12, 2016)

(Ninth Amendment and Restatement Adopted by the Board of Directors on February 17, 2017)

1.	Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel,

•	to compete effectively for the best personnel, and

•	to promote the success of the Company’s business by motivating Employees, Directors and Consultants to superior performance.

Awards granted under the Plan may be Nonstatutory Stock Options (NSOs), Incentive Stock Options (ISOs), Stock Appreciation Rights (SARs), Restricted Stock, or Restricted Stock Units (RSUs), as determined by the Administrator at the time of grant.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of thirty percent (30%) or more; provided, however, that with respect to Awards granted on or after May 5, 2006 “Affiliate” shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c)	“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)	“Award” means, individually or collectively, a grant under the Plan of NSOs, ISOs, SARs, Restricted Stock, or RSUs.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(e)	“Award Documentation” means any written agreement or documentation published by the Company setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Documentation is subject to the terms and conditions of the Plan.

(f)	“Awarded Stock” means the Common Stock subject to an Award.

(g)	“Board” means the Board of Directors of the Company or its delegate.

(h)	“Change of Control” Unless otherwise defined in Award Documentation or a Participant’s employment agreement, the term “Change of Control” shall mean any of the following events:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)	there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) unless otherwise provided in a Participant’s employment agreement, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) unless otherwise provided in a Participant’s employment agreement, “Change of Control” shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k)	“Common Stock” means the common stock of the Company.

(l)	“Company” means Advanced Micro Devices, Inc., a Delaware corporation.

(m)	“Constructive Termination” shall mean a resignation by a Participant who has been selected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant’s service as such a corporate officer, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company (or successor to the Company), and such termination shall be deemed to occur on the date such notice is so delivered.

(n)	“Consultant” means any natural person, including an advisor, engaged by the Company or Affiliate to render services to such entity.

(o)	“Director” means a member of the Board of Directors of Advanced Micro Devices, Inc.

(p)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q)	“Employee” means any person, including Officers and Directors, who is an employee of the Company or any Affiliate. An Employee shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor corporation. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute status as an Employee.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported by Bloomberg.com or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for such date, or if no bid or asked prices were reported for such date, then the bid and asked prices on the date immediately prior to such date during which bid and asked prices were reported; or

(iii)	In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

(t)	“Incentive Stock Option” or “ISO” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)	“Independent Director” means a Director of the Company who is not also an Employee of the Company and who qualifies as an “outside director” for purposes of Section 162(m) of the Code, and/or as a “Non-Employee Director” for purposes of Section 16(b) of the Exchange Act.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(v)	“Misconduct” means a Participant is determined by the Administrator to have:

(i)	committed an act of theft, embezzlement, fraud, dishonesty or other criminal act,

(ii)	breached a fiduciary duty owed to the Company (or Affiliate),

(iii)	deliberately disregarded rules of the Company (or Affiliate),

(iv)	made any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate),

(v)	engaged in any conduct constituting unfair competition with the Company (or Affiliate),

(vi)	induced any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or

(vii)	induced any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship

(w)	“Nonstatutory Stock Option” or “NSO” means an Option not intended to qualify as an Incentive Stock Option.

(x)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Documentation.

(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Option” means an NSO or ISO granted pursuant to Section 8 of the Plan.

(aa)	“Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(bb)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)	“Participant” means the holder of an outstanding Award granted under the Plan.

(dd)

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, relating to net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The Performance Goals may differ from Participant to Participant and from Award to Award. Such Performance Goals also may (but is not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Administrator, in its sole

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Performance Goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

(ee)	“Plan” means this Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated.

(ff)	“Restricted Stock” means shares of Common Stock granted pursuant to Section 10 of the Plan that are subject to vesting, if any, based on continuing as a Service Provider and/or based on Performance Goals.

(gg)	“Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 11 of the Plan.

(hh)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option that is granted pursuant to Section 9 of the Plan.

(jj)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)	“Service Provider” means an Employee, Director or Consultant; subject to the limitations in Section 12 of the Plan with regard to Awards granted to Outside Directors.

(ll)	“Share” means each share of Common Stock reserved under the Plan or subject to an Award, and as adjusted in accordance with Section 15(a) of the Plan.

(mm)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)

Reserve. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is ~~227,150,000~~ 254,150,000 Shares plus: (i) the number of shares of Common Stock reserved under the Company’s the 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Prior Plans”) that are not subject to outstanding awards under the Prior Plans on April 29, 2004 (the “Effective Date”), and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plans at the Effective Date. Shares reserved under this Plan that correspond to shares of Common Stock covered by part (ii) of

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    A-5

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

the immediately preceding sentence shall not be available for grant and issuance pursuant to this Plan except as such shares of Common Stock cease to be subject to such outstanding awards, or are repurchased at the original issue price by the Company, or are forfeited. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)	Reissuance. If Shares are: (i) subject to an Award that terminates without such Shares being issued, or (ii) issued pursuant to an Award, but are repurchased at the original issue price by the Company, or (iii) forfeited; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then vested and outstanding under this Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)	Non-Reissuance. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under this Section 3: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award and (iii) Shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR.

4.	Administration of the Plan.

(a)	Procedure.

(i)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption of “performance-based compensation” under Section 162(m) of the Code and related regulations.

(ii)	Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan shall be administered by the Administrator in a manner to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation Section 17, and in the case of a Board delegate, subject to the specific duties delegated by the Board to such Board delegate, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value as defined above;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement and documentation for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), transferability, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)	to modify or amend each Award (subject to Section 17 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs;

(ix)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)	to ensure that all Awards granted pursuant to the Plan comply with or are exempt from the provisions of Section 409A of the Code; and

(xii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5.	Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may only be granted to employees of the Company and any Parent or Subsidiary of the Company.

6.	Limitations on Awards.

(a)	No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause or to adjust the compensation of any Participant.

(b)	Vesting; Exercise; Rights as a Stockholder; Effect of Exercise.

(i)	Any Award granted hereunder shall be exercisable or vest according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Documentation, including, without limitation, Participant’s continuous status as a Service Provider and/or Participant’s satisfaction of Performance Goals. Notwithstanding any other provision of the Plan to the contrary, Awards of Options, SARs, Restricted Stock Units and Restricted Stock granted after April 29, 2015, shall not vest earlier than the date that is one year following the date the Award is made; provided, however, that, notwithstanding the foregoing, (A) the Administrator may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, Disability or termination of service, or upon a Change of Control, and (B) Awards of Options, SARs, Restricted Stock Units and Restricted Stock granted after April 29, 2015, that result in the issuance of an aggregate of up to five percent (5%) of the Shares that may be authorized for grant under Section 3(a) of the Plan (as such authorized number of Shares may be adjusted as provided under the terms of the Plan) may be granted to any one or more Participants without respect to such minimum vesting provision. The vesting schedule shall be set forth in the Award Agreement.

(ii)	An Award may not be exercised for a fraction of a Share. An Award shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    A-7

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

with the Award Documentation) from the person entitled to exercise the Award. The Participant must remit to the Company full payment for the Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Documentation and the Plan. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and Participant’s spouse, or after the death of the Participant in the name of the Participant’s beneficiaries or heirs or as directed by the executor of Participant’s estate under Applicable Laws.

(iii)	Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised or vests. No adjustment of an Award will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan or specified in such Award’s Award Documentation.

(iv)	Exercising an Award in any manner that results in the issuance of Shares shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Award, by the number of Shares as to which the Award is exercised.

(c)	Misconduct. If a Participant is determined by the Administrator to have committed Misconduct then, unless otherwise provided in a Participant’s agreement for services as a Service Provider, neither the Participant, the Participant’s estate nor such other person who may then hold any Award granted to the Participant shall be entitled to exercise any such Award with respect to any Shares, after termination of status as a Service Provider, whether or not the Participant may receive from the Company (or Affiliate) payment for: vacation pay, services rendered prior to termination, services rendered for the day on which termination occurs, salary in lieu of notice, or any other benefits. In making such determination, the Administrator shall give the Participant an opportunity to present evidence to the Administrator. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, termination of status as a Service Provider shall be deemed to occur on the date when the Company (or Affiliate) dispatches notice or advice to the Participant that status as a Service Provider is terminated.

(d)	162(m) Limitations.

(i)	Except in connection with his or her initial service, no Service Provider shall be granted, in any calendar year, Awards covering in the aggregate more than 10,000,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Awards covering in the aggregate up to 15,000,000 Shares in the first twelve (12) months of such Service Provider’s service, rather than the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(iv)	If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15(b), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

(e)	Tax Withholding.

(i)	Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold foreign, federal, state or local taxes relating to the exercise of any Award, the Administrator may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Award, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Award.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(ii)	With respect to the exercise of an Award, a Participant may elect (a “Withholding Election”) to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Award, or by delivering to the Company a sufficient number of previously acquired shares of Common Stock, and may elect to have additional taxes paid by the delivery of previously acquired shares of Common Stock, in each case in accordance with rules and procedures established by the Administrator. Previously owned shares of Common Stock delivered in payment for such additional taxes may be subject to conditions as the Administrator may require. The value of each Share withheld, or share of Common Stock delivered, shall be the Fair Market Value per share of Common Stock on the date the Award becomes taxable. All Withholding Elections are subject to the approval of the Administrator and must be made in compliance with rules and procedures established by the Administrator.

(f)	Dividends and Dividend Equivalents. The Administrator may provide that any Award (other than Options and Stock Appreciation Rights) that relates to shares of Common Stock shall earn dividends or dividend equivalents; provided that, notwithstanding anything in the Plan to the contrary, the Administrator may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

7.	Term of Plan. The Plan shall continue in effect until July 31, 2024, unless terminated earlier under Section 17 of the Plan.

8.	Options.

(a)	Term of Options. The term of each Option shall be not greater than ten (10) years from the date it was granted.

(b)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(ii)	In the case of an ISO granted to any Employee who, at the time the ISO is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(iii)	In the case of an ISO granted to any Employee other than an Employee described in subsection (ii) immediately above, the per Share price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

(iv)	In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(v)	The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    A-9

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)	Check;

(ii)	other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iii)	broker-assisted cashless exercise; or

(iv)	any combination of the foregoing methods of payment; or

(v)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)	Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Option may be exercised within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Option) not to exceed five (5) years (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified period of time in the Plan or the Award Documentation, the Option shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Option is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s Option is not fully exercised within the time specified, then the unexercised Shares covered by such Option shall revert to the Plan and such Option shall terminate.

(e)	Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant’s death or Disability.

(f)	Events Not Deemed Terminations: Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Option while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(g)	ISO Rules. The Option Agreement for each ISO shall contain a statement that the Option it documents is an ISO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which all ISOs held by a Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, such excess Shares shall be treated as Shares subject to an NSO. For purposes of this Section 8(g), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to an ISO shall be determined as of the time the ISO with respect to such Shares is granted.

(h)	Buyout Provisions. Subject to Section 8(b)(v), the Administrator may offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an Option with a per share exercise price that is greater than Fair Market Value on the date of such offer.

9.	Stock Appreciation Rights.

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)	Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. In the case of an SAR, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	the number of Shares with respect to which the SAR is exercised.

(d)	Payment upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e)	SAR Agreement. Each SAR grant shall be evidenced by Award Documentation (a “SAR Agreement”) that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)	Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Documentation.

(g)

Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s SAR may be exercised within the period of time specified in the SAR Agreement to the extent that the SAR is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the SAR) not to exceed five (5) years (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified period of time in the Plan or the SAR Agreement, the SAR shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s SAR is not fully vested, then the unvested Shares shall

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

revert to the Plan. If, after termination, the Participant’s SAR is not fully exercised within the time specified, then the unexercised Shares covered by such SAR shall revert to the Plan and such SAR shall terminate.

(h)	Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the SAR, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the SAR to the extent the Participant was entitled to exercise such SAR on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the SAR), provided the actual date of exercise is in no event after the expiration of the term of the SAR. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an SAR by reason of the Participant’s death or Disability.

(i)	Events Not Deemed Terminations. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the SAR while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall a SAR be exercised after the expiration of the term set forth in the SAR.

(j)	Buyout Provisions. Subject to Section 9(b), the Administrator may offer to buy out for a payment in cash or Shares an SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an SAR with a per share exercise price that is greater than Fair Market Value on the date of such offer.

10.	Restricted Stock.

(a)	Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Award granted to any Participant, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Once the Shares are issued, voting, dividend and other rights as a stockholder shall exist with respect to Restricted Stock.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock is granted. Any certificates representing the Restricted Stock shall bear such legends as shall be determined by the Administrator.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

(c)	Restricted Stock Award Documentation. Each Restricted Stock grant shall be evidenced by Award Documentation (a “Restricted Stock Award Documentation”) that shall specify the purchase price (if any) and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine.

11.	Restricted Stock Units.

(a)	Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to each Restricted Stock Units Award, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock Units granted under the Plan. Restricted Stock Units Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock Units Award is granted. Restricted Stock Units shall be denominated in units with each unit equivalent to one Share for purposes of determining the number of Shares subject to any Restricted Stock Units Award.

(c)	Restricted Stock Units Agreement. Each Restricted Stock Units grant shall be evidenced by Award Documentation (a “Restricted Stock Units Agreement”) that shall specify the purchase price, if any, and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine. Each Restricted Stock Units Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A Restricted Stock Units Agreement may provide for dividend equivalent units.

(d)	Settlement. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination, as determined by the Administrator and may be settled in a lump sum or in installments. Distribution to a Participant of an amount (or amounts) from settlement of vested Restricted Stock Units may be deferred to a date after settlement as determined by the Administrator and in such manner as shall comply with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to the Plan. Notwithstanding the foregoing, settlement of vested Restricted Stock Units held by Participants who are residents of Canada or employed in Canada may be made only in the form of Shares.

12.	Awards to Outside Directors. Notwithstanding anything herein to the contrary, the grant of any Award to a Director who is not also an Employee (an “Outside Director”) shall be made by the Board pursuant to a written non-discretionary formula established by the Board (the “Outside Director Equity Compensation Policy”). The Outside Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Outside Directors, the number of shares of Common Stock to be subject to Outside Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion. Notwithstanding the terms of the Outside Director Equity Compensation Policy, the aggregate grant date fair value for financial reporting purposes of Awards granted during a calendar year to an Outside Director as compensation for his or her services as a Director, taken together with the cash fees paid during the calendar year to the Outside Director as compensation for his or her services as a Director, shall not exceed (a) $500,000 in total value in the case of an Outside Director other than the Chairman of the Board, and (b) $1,000,000 in total value in the case of the Chairman of the Board. For the avoidance of doubt, Awards granted to Outside Directors shall be subject to all of the other limitations set forth in the Plan.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

13.	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Notwithstanding the foregoing, in no event may an Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration absent stockholder approval. If the Administrator makes an Award transferable in accordance with this Section 13, the Award Documentation for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14.	Reserved.

15.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)	Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, in each case as set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(d) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Merger or Asset Sale. In the event of a merger of the Company with or into another corporation (as such merger is described in Section 2(h) herein), or the sale of substantially all of the assets of the Company (as such sale is described in Section 2(h) herein), each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or related corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to fully exercise the Awards and all forfeiture restrictions on any or all of such Awards shall lapse, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this subsection, the Award shall be considered assumed if, following such merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to such merger or sale of assets, the consideration (whether

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

stock, cash, or other securities or property) received in such merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such merger or sale of assets is not solely common stock of the successor corporation or related corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in such merger or sale of assets.

(d)	Change of Control. Unless otherwise provided in a Participant’s agreement for services as an employee of the Company, if, within one year after a Change of Control has occurred, such Participant’s status as an employee of the Company is terminated by the Company (including for this purpose any successor to the Company due to such Change of Control and any employer that is an Affiliate of such successor) for any reason other than for Misconduct or, if applicable, terminated by such Participant as a Constructive Termination, then all Awards held by such Participant shall become fully vested for exercise upon the date of termination of such status, irrespective of the vesting provisions of such Participant’s Award Documentations.

(e)	Other Terms.

(i)	The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(ii)	With respect to Awards which are granted to “covered employees” within the meaning of Section 162(m) of the Code and are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16(b) or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(iii)	The existence of the Plan, the Award Documentation and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(iv)	No action shall be taken under this Section 15 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

16.	Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant. The date of grant of an Option or SAR shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable.

17.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws and shall obtain stockholder approval for any amendment to the Plan to increase the number of shares available under the Plan, to change the class of employees eligible to participate in the Plan, to permit the Administrator to grant Options and SARs with an exercise price that is below Fair Market Value on the date of grant, to permit the Administrator to extend the exercise period for an Option or SAR beyond ten years from the date of grant, or to provide for additional material benefits under the Plan.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.	Conditions Upon Issuance of Shares.

(a)	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under Applicable Laws. The Company will be under no obligation to register the Shares with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(b)	Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

20.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit A (continued)

21.	Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date of adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Documentation evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Documentations shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Accordingly, with respect to an Award that the Administrator determines is subject to Section 409A of the Code, (a) termination of services as a Service Provider shall be determined based on the principles under Section 409A of the Code regarding a separation from service, (b) if the Change of Control definition contained in the Award Documentation does not comport with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment due under such Award shall be delayed until the earliest time that such payment would be permitted under Section 409A of the Code and (c) if the Administrator determines that the Participant granted such Award is a “specified employee” as defined under Section 409A of the Code, then any payment due under such Award upon the Participant’s separation from service shall not be paid until the first business day following the date that is 6 months following the date of the Participant’s separation from service. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Documentation or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    A-17

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B

Advanced Micro Devices, Inc.

2017 Employee Stock Purchase Plan

1.	Purposes of the Plan

The purposes of this Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended, for Eligible Employees subject to U.S. federal income tax, to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

2.	Definitions and Construction

Wherever the following terms are used in the Plan they will have the meanings specified below, unless the context clearly indicates otherwise.

(a)	“Administrator” means the Compensation and Leadership Resources Committee of the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 11 of the Plan.

(b)	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c)	“Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change of Control” means any of the following events, as determined by the Administrator in its discretion:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than twenty percent (20%) of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)	During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)

There is consummated a merger or consolidation of the Company or Subsidiary with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    B-1

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv)	The stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) no “Change of Control” will be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) “Change of Control” excludes the acquisition of securities representing more than twenty percent (20%) of either the then outstanding shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned Subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(g)	“Common Stock “means the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Section 8.

(h)	“Company” means Advanced Micro Devices, Inc., a Delaware corporation, or any successor.

(i)	“Compensation” of an Eligible Employee means the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, but excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each Offering Period, establish a different definition of Compensation. Further, the Administrator shall have the discretion to determine the application of this definition to Participants on payrolls outside of the United States.

(j)	“Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11(c)(ii).

(k)	“Effective Date” means the date the Plan is adopted by the Board; provided, however, that no Employee will have any rights under the Plan before the first Offering Period, which will be determined by the Administrator in its sole discretion.

(l)

“Eligible Employee” means an Employee (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code) and (ii) whose customary employment is for five months or more in any calendar year. For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership will apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options will be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee will not be eligible to participate in an Offering Period if: (x) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (y) such Employee has not met a service

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); and/or (x) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (x), (y) or (z) will be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e). In the case of individuals who perform services for the Company or a Designated Subsidiary in jurisdictions in which local law prohibits the Company from discriminating in its granting of benefits on the basis of number of hours worked, the determination of who is an Employee will be made without regard to the number of hours worked.

(m)	“Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” does not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day immediately following such three (3)-month period.

(n)	“Enrollment Date” means the first Trading Day of each Offering Period.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)	“Fair Market Value” means the value of a Share on a particular date determined by such methods or procedures as may be established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the Nasdaq Stock Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

(q)	“Offering Document” has the meaning given to such term in Section 4(a).

(r)	“Offering Period” has the meaning given to such term in Section 4(a).

(s)	“Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t)	“Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

(u)	“Plan” means this Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan, as it may be amended from time to time.

(v)	“Purchase Date” means the last Trading Day of each Offering Period.

(w)

“Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price will not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document will be

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Section 8(a) and will not be less than the par value of a Share.

(x)	“Securities Act” means the Securities Act of 1933, as amended.

(y)	“Share” means a share of Common Stock.

(z)	“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

(aa)	“Trading Day” means a day on which national stock exchanges in the United States are open for trading.

3.	Shares Subject to the Plan

(a)	Number of Shares. Subject to Section 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan is fifty million (50,000,000) Shares. If any right granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such right will again become available for issuance under the Plan.

(b)	Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

4.	Offering Periods; Offering Documents; Purchase Dates

(a)	Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period will be set forth in an “Offering Document” adopted by the Administrator, which Offering Document will be in such form and will contain such terms and conditions as the Administrator will deem appropriate and will be incorporated by reference into and made part of the Plan and will be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

(b)	Offering Documents. Each Offering Document with respect to an Offering Period will specify (through incorporation of the provisions of this Plan by reference or otherwise) that:

(i)	the length of the Offering Period, which period will not exceed twenty-seven (27) months;

(ii)	the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, to be determined by the Administrator as set forth in Section 5(e); and

(iii)	such other provisions as the Administrator determines are appropriate, subject to the Plan.

5.	Eligibility and Participation

(a)	Eligibility. Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period is eligible to participate in the Plan during such Offering Period, subject to the requirements of this Section 5 and the limitations imposed by Section 423(b) of the Code.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

(b)	Enrollment in Plan.

(i)	Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(ii)	Each subscription agreement will designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee as payroll deductions may not be less than one percent (1%) and may not be more than twenty five percent (25%), or such lower limit as may be set by the Administrator for the Offering Period. The payroll deductions made for each Participant will be credited to an account for such Participant under the Plan and will be deposited with the general funds of the Company.

(iii)	A Participant may decrease (but not increase) the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5(b), or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant will be allowed one (1) decrease to or suspension of his or her payroll deduction elections during each Offering Period). Any such decrease or suspension of payroll deductions will be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document) but no later than fifteen (15) calendar days prior to the end of the Offering Period. In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension will remain in his or her account and will be applied to the purchase of Shares on the next occurring Purchase Date and will not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Section 7.

(iv)	Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

(c)	Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant will commence on the first payroll following the Enrollment Date and will end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Section 7 or suspended by the Participant or the Administrator as provided in Section 5(b) and Section 5(e), respectively.

(d)	Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 7 or otherwise becomes ineligible to participate in the Plan.

(e)	Limitation on Purchase of Common Stock. In connection with each Offering Period, the Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis, specify:

(i)	A maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering Period, which, in the absence of a lower specification by the Administrator, will be fifteen thousand (15,000) Shares; and

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

(ii)	A maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date during an Offering Period, which, in the absence of a lower specification by the Administrator, will be ten million (10,000,000) Shares.

If the aggregate number of Shares issuable upon exercise of purchase rights during the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, the maximum aggregate number of Shares will be allocated on a pro rata basis according to each Participant’s accumulated payroll deduction (rounded down to the nearest whole Share). An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds twenty five thousand dollars (US$25,000) of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation will be applied in accordance with Section 423(b)(8) of the Code.

(f)	Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(e) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5(e) or the other limitations set forth in this Plan will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(g)	Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h)

Leave of Absence. If a Participant ceases active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until no later than 15 calendar days prior to the end of the Offering Period in which such leave of absence commences, to (i) withdraw all the funds in the Participant’s account at the commencement of such leave or (ii) have such funds held for the purchase of Shares at the end of such Offering Period. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such Offering Period. In no event, however, shall any further payroll deductions be added to the Participant’s account following the commencement of such leave of absence. Should the Participant return to active service (x) within 3 months following the commencement of his or her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his or her payroll deductions under the Plan shall automatically resume upon his or her return at the rate in effect at the time the leave began, and if a new Offering Period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him or her at the time the leave commenced, but payroll deductions for that Offering Period shall not actually begin until the Participant returns to active service. However, an individual who returns to active

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent Offering Period in which he or she wishes to participate.

6.	Grant and Exercise of Rights

(a)	Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted a right to purchase the maximum number of Shares specified under Section 4(b), subject to the limits in Section 5(e), and will have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (A) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (B) the applicable Purchase Price (rounded down to the nearest Share). The right will expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7(a) or Section 7(c).

(b)	On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares will be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

(c)	Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it determines in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Section 6 on such Purchase Date, and will either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Section 9. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(d)	Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but is not obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

(e)	Conditions to Issuance of Common Stock. The Company is not required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i)	The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

(ii)	The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator will, in its absolute discretion, deem necessary or advisable;

(iii)	The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator will, in its absolute discretion, determine to be necessary or advisable;

(iv)	The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v)	The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

(f)	ESPP Broker. If the Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures will apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant will be deposited into an account established in the Participant’s name with the ESPP Broker. Each Participant will be the beneficial owner of the Common Stock purchased under the Plan and will have all rights of beneficial ownership in such Common Stock. A Participant will be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock purchased under the Plan must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Section 423 of the Code has been satisfied. With respect to shares of Common Stock purchased under the Plan for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the holding period requirement under this Section 6(f).

7.	Withdrawal; Cessation of Eligibility

(a)	Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than 15 calendar days prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of Shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

(b)	Future Participation. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

(c)	Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan pursuant to this Section 7 and the payroll deductions credited to such Participant’s account during the Offering Period will be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12(d), as soon as reasonably practicable, and such Participant’s rights for the Offering Period will automatically terminate.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

8.	Adjustments Upon Changes in Stock

(a)	Changes in Capitalization. Subject to Section 8(c), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change of Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator will make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3(a) and the limitations established in each Offering Document pursuant to Section 4(b) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

(b)	Subject to Section 8(c), in the event of any transaction or event described in Section 8(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change of Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)	To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(ii)	To provide that the outstanding rights under the Plan will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(iv)	To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) will be terminated; and

(v)	To provide that all outstanding rights will terminate without being exercised.

(c)	No Adjustment Under Certain Circumstances. No adjustment or action described in this Section 8 or in any other provision of the Plan is authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

(d)	No Other Rights. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

9.	Amendment, Modification and Termination

(a)	Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however , that approval of the Company’s stockholders will be required to amend the Plan to: (i) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3(a) (other than an adjustment as provided by Section 8; (ii) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (iii) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

(b)	Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator is entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

(c)	Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)	shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(iii)	allocating Shares.

Such modifications or amendments will not require stockholder approval or the consent of any Participant.

(d)	Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account will be refunded as soon as practicable after such termination, without any interest thereon.

10.	Term of Plan

The Plan is effective as of the Effective Date. The effectiveness of the Plan is subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

11.	Administration

(a)	Administrator. Unless otherwise determined by the Board, the Administrator of the Plan will be the Compensation and Leadership Resources Committee of the Board (or another committee or subcommittee of the Board to which the Compensation and Leadership Resources Committee of the Board delegates administration of the Plan) (such committee, the “Committee“). Notwithstanding the immediately preceding sentence, the Board may at any time vest in the Board any authority or duties for administration of the Plan.

(b)	Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, will be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(c)	Authority of Administrator. The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights (which need not be identical).

(ii)	To designate from time to time which Subsidiaries of the Company will be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii)	To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan fully effective.

(iv)	To amend, suspend or terminate the Plan as provided in Section 9.

(v)	Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(d)	Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.	Miscellaneous

(a)	Restriction upon Assignment. A right granted under the Plan will not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12(d) hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company will not recognize and will be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

(b)

Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant will not be deemed to be a stockholder of the Company, and the Participant will not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    B-11

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

will be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

(c)	Interest. No interest will accrue on the payroll deductions or contributions of a Participant under the Plan.

(d)	Designation of Beneficiary.

(i)	A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary will not be effective without the prior written consent of the Participant’s spouse.

(ii)	Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(e)	Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(f)	Equal Rights and Privileges. Subject to Section 5(g), all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5(g), any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

(g)	Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions.

(h)	Reports. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

(i)	No Employment Rights. Nothing in the Plan will be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

(j)

Notice of Disposition of Shares. Each Participant will give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period

B-12    ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

Exhibit B (continued)

in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(k)	Governing Law. The Plan and any agreements hereunder will be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction

(l)	Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator will prescribe the time limits within which any such electronic form will be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

ADVANCED MICRO DEVICES, INC.  |  2017 Proxy Statement    B-13

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
AMD ADVANCED MICRO DEVICES, INC. PROXY SERVICES C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2017. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to AMD.onlineshareholdermeeting.com
You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2017. Have your proxy card in hand when you call, the control number that is printed in the box marked by the arrow below available and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19022-P87965 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
ADVANCED MICRO DEVICES, INC.
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
Nominees: For Against Abstain
1a. John E. Caldwell For Against Abstain
2. Ratification of the appointment of Ernst & Young LLP as AMD’s independent registered public accounting firm for the current fiscal year.
1b. Nora M. Denzel 1c. Nicholas M. Donofrio
3. Approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan.
1d. Joseph A. Householder
4. Approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan.
1e. Michael J. Inglis
5. Advisory vote to approve the compensation of AMD’s named executive officers (Say-on-Pay).
1f. John W. Marren
The Board of Directors recommends you vote 1 year on the following proposal: 1 Year 2 Years 3 Years Abstain
1g. Lisa T. Su 1h. Ahmed Yahia
6. Advisory vote on frequency of Say-on-Pay.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
If the stock is issued in the name of two or more persons, all of them should sign the proxy. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
V.1.1

AMD
ONE AMD PLACE SUNNYVALE, CALIFORNIA 94085 (408) 749-4000
You are cordially invited to attend our 2017 Annual Meeting of Stockholders to be held on Wednesday, April 26, 2017 at 9:00 a.m. Pacific Time at AMD, “Commons Building,” One AMD Place, Sunnyvale, CA 94085.
Regardless of whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, we ask that you either vote by Internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided.
Stockholders of record at the close of business on February 27, 2017 and holders of proxies for those stockholders may attend and vote at our annual meeting. To attend our annual meeting in person, you must present valid photo identification, and, if you hold shares through a broker, bank, trustee or nominee (i.e., in street name), you must also present a letter from your broker or other nominee showing that you were the beneficial owner of the shares on February 27, 2017.
This year, we are also pleased to offer a virtual annual meeting at which our stockholders can view our annual meeting at AMD.onlineshareholdermeeting.com. Stockholders at the close of business on February 27, 2017 may also ask questions and vote at our annual meeting via the Internet. We hope this will allow our stockholders who are unable to attend our annual meeting in person to participate in our annual meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.proxyvote.com.
E19023-P87965
PROXY
ADVANCED MICRO DEVICES, INC.
Annual Meeting of Stockholders on April 26, 2017 This proxy is solicited by the Board of Directors
The undersigned appoints LISA T. SU and BETH OZMUN as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned in the matters set forth in the 2017 Proxy Statement related to the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. (AMD) to be held on Wednesday, April 26, 2017 and at any adjournment(s) or postponement(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof.
If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholder will vote FOR the election of the 8 director nominees listed on the reverse side, FOR the ratification of the appointment of Ernst & Young LLP as AMD’s independent registered public accounting firm for the current fiscal year, FOR the approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, FOR the approval of the Advanced Micro Devices, Inc. 2017 Employee Stock Purchase Plan, FOR the advisory vote to approve the compensation of AMD’s named executive officers (Say-on -Pay), FOR 1 year for the advisory vote on the frequency of Say-on-Pay, and in the discretion of the proxyholder, on other matters that may properly be presented at the meeting.
The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
Continued and to be signed on reverse side
V.1.1